BUSINESS COMBINATION AGREEMENT AND PLAN OF MERGER

Dated as of January 31, 2013

by and among

ROI ACQUISITION CORP.

("Parent"),

ROI MERGER SUB CORP.

("Merger Sub Corp."),

ROI MERGER SUB LLC

("Merger Sub LLC"), and

EVERYWARE GLOBAL, INC.

(the "Company")

(i)

(ii)

(iii)

EXHIBITS
Exhibit A	Form of Lockup Agreement
Exhibit B	Form of Governance Agreement
Exhibit C	Form of Third Amended & Restated Parent Charter
Exhibit D	Form of Amended & Restated Parent Bylaws
Exhibit E	Form of Registration Rights Agreement
Exhibit F	Form of Letter Agreement

SCHEDULES

Company Disclosure Schedule
Parent Disclosure Schedule

(iv)

BUSINESS COMBINATION AGREEMENT AND PLAN OF MERGER

This BUSINESS COMBINATION AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of January 31, 2013, by and among ROI Acquisition Corp, a Delaware corporation ("Parent"), ROI Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub Corp."), ROI Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent ("Merger Sub LLC" and, together with Merger Sub Corp., the "Merger Subs" and each, a "Merger Sub"), and EveryWare Global, Inc., a Delaware corporation (the "Company"). Each capitalized term used, but not otherwise defined, herein has the respective meaning ascribed to such term in Article I. Each of Parent, Merger Sub Corp., Merger Sub LLC and the Company are sometimes referred to collectively herein as the "Parties" and each as a "Party."

RECITALS:

WHEREAS, this Agreement contemplates the merger of Merger Sub Corp. with and into the Company (the "Initial Merger"), with the Company as the Surviving Corporation, immediately followed by the merger of the Surviving Corporation with and into Merger Sub LLC, with Merger Sub LLC as the Surviving Company (the "Final Merger" and, together with the Initial Merger, the "Mergers"). The Parties intend that the Mergers, taken together, qualify as a "reorganization" under Section 368(a)(1)(A) of the Code and that this Agreement qualify as a plan of reorganization thereunder.

WHEREAS, the respective boards of directors of Parent, Merger Sub Corp. and the Company have determined that the Mergers are advisable and in the best interests of the stockholders of the respective corporations, and each such board of directors has unanimously approved the Mergers, upon the terms and subject to the conditions set forth in this Agreement, including the Initial Merger, pursuant to which each share of Company Common Stock issued and outstanding immediately prior to the Merger Effective Time, other than shares of Company Common Stock owned by the Company and the Appraisal Shares, shall be converted into the right to receive the Merger Consideration as set forth in this Agreement;

WHEREAS, Parent, as the managing member of Merger Sub LLC has determined that the Final Merger is advisable and in the best interests of Merger Sub LLC and Parent, and Parent has approved the Final Merger, upon the terms and subject to the conditions set forth in this Agreement; and

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants, promises and agreements hereinafter set forth, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the Parties to this Agreement, intending to be legally bound, hereby agree as follows:

Article I

DEFINITIONS

Section 1.1 Defined Terms. For purposes of this Agreement, the term:

"Action" means any action, claim, suit, litigation, proceeding or arbitration by or before any Governmental Entity.

"Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person. For the purposes of this definition, "control" (including, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by agreement or otherwise.

"Aggregate Cash Consideration" means, subject to the terms of Section 6.17, an amount in cash of immediately available funds equal to $107,500,000.

"Aggregate Class C Liquidation Value" means the aggregate Liquidation Value of all issued and outstanding shares of Class C Nonvoting Common Stock as of the Merger Effective Time.

"Aggregate Earnout Stock Consideration" means, subject to the terms of the Lockup Agreement, 3,500,000 validly issued shares of Parent Common Stock.

"Aggregate Merger Consideration" means the Aggregate Cash Consideration plus the Aggregate Stock Consideration, plus the Aggregate Earnout Stock Consideration.

"Aggregate Stock Consideration" means, subject to the terms of Section 6.17, 10,440,000 validly issued shares of Parent Common Stock.

"Alternative Transaction" means any of the following transactions: (a) any direct or indirect acquisition or purchase, by any Person or group of Persons, in a single transaction or a series of related transactions, including by means of the acquisition of capital stock of any Subsidiary of the Company, of assets or properties that constitute five percent (5%) or more of the fair market value of the assets and properties of the Company and its Subsidiaries, taken as a whole or (b) any direct or indirect acquisition or purchase, in a single transaction, or series of related transactions, including by merger, consolidation, share exchange or otherwise, of five percent (5%) or more of any class of equity securities of the Company, in each case, other than the Mergers and the transactions contemplated by this Agreement and the Ancillary Agreements.

"Alternative Transaction Proposal" means any offer, inquiry, proposal or indication of interest, written or oral (whether binding or non-binding and other than an offer, inquiry, proposal or indication of interest by Parent or an Affiliate of Parent), relating to an Alternative Transaction.

"Ancillary Agreements" means the Certificate of Initial Merger, the Certificate of Final Merger, the Lockup Agreement, the Governance Agreement, the Registration Rights Agreement, the Exchange Agent Agreement and the Letter Agreement and each other agreement, certificate, instrument or other document executed and delivered by the Parties in connection with this Agreement and the transactions contemplated hereby (including the Business Combination).

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"Assets" means, with respect to any Person, all land, buildings, improvements, leasehold improvements, Fixtures and Equipment and other assets, real or personal, tangible or intangible, owned or leased by such Person or any of its Subsidiaries.

"Business Combination" means, collectively, the Mergers, occurring in the order set forth herein.

"Business Day" means each day other than Saturdays, Sundays and days when commercial banks are authorized or required to be closed for business in New York, New York.

"Business Transaction" has the meaning given to such term in the Parent Charter.

"Business Transaction Proposal" means any offer, inquiry, proposal or indication of interest, written or oral (whether binding or non-binding and other than an offer, inquiry, proposal or indication of interest with respect to the Business Combination), relating to a Business Transaction.

"CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, as amended.

"Certificate" means a certificate that at the Closing and immediately prior to the Merger Effective Time represented any shares of Company Common Stock.

"Class A Voting Common Stock" means the Company's Class A Voting Common Stock, par value $.001 per share.

"Class B Nonvoting Common Stock" means the Company's Class B Nonvoting Common Stock, par value $.001 per share.

"Class C Nonvoting Common Stock" means the Company's Class C Nonvoting Common Stock, par value $.001 per share.

"Closing Date" means the date on which the Closing occurs.

"COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

"Code" means the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

"Company Charter" means the Company's Second Amended and Restated Certificate of Incorporation, as amended.

"Company Common Stock" means, collectively, the Class A Voting Common Stock, the Class B Nonvoting Common Stock and the Class C Nonvoting Common Stock.

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"Company Disclosure Schedule" means the disclosure schedule delivered by the Company to Parent concurrent with the execution of this Agreement.

"Company Intellectual Property" means all Intellectual Property owned by the Company or any of its Subsidiaries and material to the business of the Company and its Subsidiaries (taken together) as currently conducted.

"Company Major Representations" means those representations and warranties set forth in Section 3.1(a), Section 3.2(a), Section 3.2(c), Section 3.2(e), Section 3.3(a), Section 3.4(a)(i) and Section 3.17.

"Company Material Adverse Effect" means any change, effect, event, or occurrence that, individually or in the aggregate with all other changes, events or occurrences, has had or is reasonably expected to have, a material adverse effect on (i) the business, financial condition, assets or results of operations of the Company and its Subsidiaries, taken as a whole, which has continued or is reasonably expected to continue over a period of not less than eighteen (18) months or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement; provided, that no change, effect, event or occurrence resulting or arising from or in connection with any of the following shall either alone or in combination constitute, or be taken into account in determining whether there has been, a Company Material Adverse Effect: (i) any economic, credit, capital, securities or financial markets or any social, regulatory or political conditions in the United States or elsewhere in the world, including with respect to interest rates or currency exchange rates, (ii) any outbreak or any development, change, worsening or escalation of hostilities (whether or not armed), acts of war (whether or not declared), sabotage or terrorism, (iii) any act of God, hurricane, tornado, flood, volcano, earthquake or other natural or man-made disaster, (iv) any proposal, enactment or change in interpretation of, or other change in, applicable Law, GAAP (or equivalent accounting practice in any other jurisdiction) or governmental policy, (v) general conditions in the industries in which the Company or any of its Subsidiaries operate, (vi) the price or availability of any products, equipment or supply used or sold by the Company or any of its Subsidiaries, (vii) the failure, in and of itself, of the Company or any of its Subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenue, earnings or other financial or operating metrics before, on or after the date of this Agreement, or changes in the credit rating of the Company or any of its Subsidiaries (it being understood that the underlying facts giving rise or contributing to such failure or change may be taken into account in determining whether there has been a Company Material Adverse Effect to the extent otherwise contemplated by this definition), (viii) the announcement and pendency of this Agreement or the Business Combination and/or other transactions contemplated hereby (including any employee departures), (ix) any action taken or omitted to be taken by the Company or its Subsidiaries at Parent's direction or written request or otherwise required or permitted to be taken or omitted to be taken by this Agreement, (x) the identity of, or any facts or circumstances relating to, Parent or its Affiliates, and (xi) the effect of any matters specifically disclosed in the Company Disclosure Schedule, provided further, that the exceptions in clauses (i)-(v) above shall not apply to the extent (if any) that the impact of such change, event, circumstance or effect is disproportionately adverse to the Company and its Subsidiaries, taken as a whole, relative to other companies in any industry in which the Company and its Subsidiaries operate.

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"Company Option Plan" means the EveryWare Global, Inc. 2012 Stock Option Plan.

"Company Options" means all outstanding options to purchase or otherwise acquire shares of Class B Nonvoting Common Stock granted pursuant to the Company Option Plan.

"Contract" means any agreement, contract or other legally binding arrangement, understanding, obligation or commitment of a Person or to which a Person's Assets are subject, whether oral or written, including any and all amendments, supplements, exhibits, annexes, appendices and schedules thereto.

"Current Real Property" means any real property presently owned, leased, operated, or utilized by the Company or any of its Subsidiaries.

"DGCL" means the General Corporation Law of the State of Delaware, as amended.

"DLLCA" means the Limited Liability Company Act of the State of Delaware, as amended.

"EDGAR" means the SEC's Electronic Data-Gathering, Analysis, and Retrieval system.

"Employee Benefit Plan" means any "employee benefit plan" within the meaning of Section (3) of ERISA and any other material plan, program, policy, agreement or arrangement maintained for the benefit of any current or former employee or director relating to employment, severance, termination or benefits, including each employment agreement, severance agreement, retention agreement, bonus plan, deferred compensation plan, pension plan, stock option plan, stock purchase plan, stock appreciation right or phantom stock plan, equity-based compensation arrangement, fringe benefit, incentive plan, profit-sharing plan, retirement plan, medical plan, retiree medical plan, severance pay plan, change in control agreement for which an entity has any present or future liability.

"Environmental Claim" means any written claim, Action, complaint, cause of action, citation, judicial or administrative order, formal investigation or notice by any Governmental Entity or other Person alleging potential liability (including, without limitation, potential liability for investigatory tests, cleanup costs, governmental response costs, natural resources damages, property damages, diminution in value, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Hazardous Materials at any location, (b) any Environmental Condition, or (c) any violation, or alleged violation, of any Environmental Law.

"Environmental Condition" means the presence of Hazardous Materials in the soil, surface waters, groundwater, stream sediments, air and/or similar environmental media including any Release of Hazardous Materials, either on or off a property resulting from any activity, inactivity or operations occurring on such property, that (i) by virtue of Environmental Laws, (a) requires investigatory, corrective or remedial measures, (b) comprises a basis for claims against, demands of and/or liabilities of the Company or Parent or in respect of the business or the Current Real Property or Former Real Property, or (c) requires reporting to a Governmental Entity; or (ii) involves the presence of any Hazardous Materials in concentrations or quantities exceeding applicable environmental standards.

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"Environmental Law" means any and all federal, state, local or municipal laws, legally-binding rules, orders, regulations, statutes, ordinances, codes, or requirements of any Governmental Entity regulating or imposing standards of liability or of conduct (including common law) concerning Hazardous Materials, pollution or protection of the environment, as enacted and in effect on or prior to the Closing Date.

"Environmental Lien" shall mean any lien recorded on the title to any Owned Real Property in favor of any Governmental Entity to secure the satisfaction of any liability of the Company under any Environmental Laws with respect to Environmental Conditions, including damage arising from, or costs incurred by, such Governmental Entity in response to a Release or threatened Release at such property.

"Environmental Permits" means permits, licenses, registrations and other authorizations issued by any Governmental Entity that are required under Environmental Laws for the Company or any of its Subsidiaries to conduct the business and its related operations.

"Encumbrances" means any claim, lien, pledge, option, right of first refusal, encroachment, charge, security interest, deed of trust, mortgage, restriction, covenant, or encumbrance of any kind or nature whatsoever. For the avoidance of doubt, "Encumbrance" shall not be deemed to include any licenses or sublicenses of Intellectual Property.

"Equity" means, with respect to any Person, any (whether voting or otherwise) shares of capital stock, membership interests, limited liability company interests, partnership interests, joint venture interests or other equity or voting interests of such Person, or interests which are directly or indirectly exercisable or exchangeable for, or convertible into, any such equity or voting interests.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

"ERISA Affiliate" means any Person who for the purposes of Section 414 of the Code is treated as a single employer.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Exchange Agent" means Continental Stock Transfer & Trust Co., Inc., acting solely in its capacity as exchange agent for the payment of the Aggregate Merger Consideration in accordance with Article II.

"Exchange Agent Agreement" means the Exchange Agent Agreement by and between the Company, Parent and the Exchange Agent, in the form to be agreed to by the Parties and the Exchange Agent.

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"Fixtures and Equipment" means, with respect to any Person, all of the furniture, fixtures, furnishings, machinery and equipment owned or leased by such Person and located in, at or upon the real property of such Person.

"Former Real Property" means any real property formerly owned, leased, operated, or utilized by the Company or any of its Subsidiaries.

"GAAP" means generally accepted accounting principles in the United States, as in effect from time to time, consistently applied.

"Governmental Entity" means any transnational, domestic or foreign federal, state, local, municipal or provincial court, regulatory or administrative agency, commission or other governmental authority, body or instrumentality with jurisdiction, including for the avoidance of doubt any Self-Regulatory Organizations.

"Hazardous Material" means any petroleum, petroleum products, fuel oil, derivatives of petroleum products or fuel oil, explosives, reactive materials, ignitable materials, corrosive materials, pollutants, contaminants, hazardous chemicals, hazardous wastes, hazardous substances, extremely hazardous substances, toxic substances, toxic chemicals, radioactive materials, asbestos-containing materials, urea formaldehyde, polychlorinated biphenyls and radon gas, medical waste, biomedical waste, and infectious materials and any other element, compound, mixture, solution or substance regulated by or subject to regulation or standards of liability under any Environmental Law.

"Indebtedness" means, with respect to any Person, without duplication, any obligations, contingent or otherwise, in respect of (a) the principal of and premium (if any) in respect of all indebtedness for borrowed money, including accrued interest and any cost associated with prepaying any such debt, (b) the principal component of capitalized lease obligations, (c) net obligations under interest rate agreements and currency agreements, (d) amounts drawn on letters of credit, (e) the principal amount of and premium (if any) in respect of obligations evidenced by bonds, debentures, notes and similar instruments and all other obligations of a Person upon which interest is paid by such Person, including accrued interest, (f) the principal component of all obligations to pay the deferred and unpaid purchase price of property and equipment which have been delivered, (g) net cash payment obligations under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated on the date of determination), (h) all liabilities relating to securitization or factoring programs or arrangements, and (i) all Indebtedness of another Person referred to in clauses (a) through (h) above guaranteed (including keep well arrangements), in any manner.

"Intellectual Property" means all U.S. and foreign intellectual property, including (i) patents and applications therefor and all divisionals, reissues, renewals, registrations, confirmations, re-examinations, certificates of inventorship, extensions, continuations and continuations-in-part thereof, (ii) trademarks, trade dress, service marks, trade names, brand names, logos and slogans, whether registered or unregistered, and pending applications to register the same, including all extensions and renewals thereof and all goodwill associated therewith, (iii) copyrights, works of authorship and copyrightable works, whether registered or unregistered, and pending applications to register the same, (iv) domain names and (v) trade secrets.

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"Knowledge" means with respect to (a) the Company, the actual knowledge of any of those individuals listed on Section 1.1(a) of the Company Disclosure Schedule, and (b) Parent, the actual knowledge of any of those individuals listed on Section 1.1(a) of the Parent Disclosure Schedule.

"Law" means any Judgment or any statute, law (including common law), regulation, rule, or ruling of or by any Governmental Entity.

"Leased Real Property" means all leasehold or subleased estates, licenses and/or other rights to use or occupy land, buildings, structures, improvements or fixtures by the Company or any of its Subsidiaries.

"Liquidation Value" has the meaning given to such term in the Company Charter.

"Mailing Date" means the date and time that Parent mails the Proxy Statement to its stockholders.

"MCP Funds" means, collectively, Monomoy Capital Partners, L.P., a Delaware limited partnership, MCP Supplemental Fund, L.P., a Delaware limited partnership, Monomoy Executive Co-Investment Fund, L.P., a Delaware limited partnership, Monomoy Capital Partners II, L.P., a Delaware limited partnership, and MCP Supplemental Fund II, L.P., a Delaware limited partnership.

"Net Cash Consideration" means the excess of the Aggregate Cash Consideration over the Aggregate Class C Liquidation Value.

"Organizational Documents" means, with respect to any entity, the certificate or articles of incorporation, bylaws, partnership agreement, limited liability company agreement, operating agreement, declaration of trust, or other similar governing documents of such entity, including any documents designating or certifying the terms of any securities of such entity.

"Owned Real Property" means all land, together with all buildings, structures, improvements and fixtures located thereon, owned by the Company or any Subsidiary.

"Parent Charter" means Parent's Second Amended and Restated Certificate of Incorporation.

"Parent Common Stock" means the Common Stock of Parent, par value $.0001 per share.

"Parent Disclosure Schedule" means the disclosure schedule delivered by Parent to the Company concurrent with the execution of this Agreement.

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"Parent Material Adverse Effect" means any change, effect, event, or occurrence that, individually or in the aggregate with all other changes, events or occurrences, has had or is reasonably expected to have a material adverse effect on (a) the business, financial condition, assets or results of operations of Parent and the Merger Subs, taken as a whole, or (b) the ability of Parent or any of its Subsidiaries to perform its obligations under this Agreement and to consummate the transactions contemplated hereby (including the Mergers), in each case as set forth in this clause (b), on or prior to the Termination Date.

"Parent Warrants" means (a) warrants to purchase 7,500,000 shares of Parent Common Stock at an exercise price of $12.00 per share issued in Parent's initial public offering and (b) warrants to purchase 4,176,667 shares of Parent Common Stock at an exercise price of $12.00 per share issued in private placements concurrent with Parent's initial public offering.

"Per Share Cash Consideration" means that cash amount obtained by dividing the Net Cash Consideration by the number of shares of Company Common Stock outstanding as of immediately prior to the Merger Effective Time.

"Per Share Earnout Stock Consideration" means that number of shares of Parent Common Stock equal to the quotient obtained by dividing the Aggregate Earnout Stock Consideration by the number of issued and outstanding shares of Company Common Stock as of immediately prior to the Merger Effective Time, with cash being paid in lieu of fractional shares.

"Per Share Stock Consideration" means that number of shares of Parent Common Stock equal to the quotient obtained by dividing the Aggregate Stock Consideration by the number of issued and outstanding shares of Company Common Stock as of immediately prior to the Merger Effective Time, with cash being paid in lieu of fractional shares.

"Permitted Encumbrances" means any and all Encumbrances (a) which result from all statutory or other liens for Taxes or assessments and are not yet due and payable or delinquent or the validity of which is being contested in good faith by appropriate proceedings along with the posting of any security or bond required under applicable Law in connection with such contest, (b) imposed or promulgated by Law or any Governmental Entity, including (i) zoning ordinances, building codes, regulations, permits and similar enactments which are not violated by the current use of the real property subject to such enactments or (ii) other restrictions, variations, covenants, conditions, rights of way, easements and other minor irregularities in title; provided, such Encumbrances in subsection (i) and (ii) hereof do not materially impair the use of such real property by the Company or any Subsidiary in the operation of its business, (c) arising in connection with any cashiers', landlords', workers', mechanics', carriers', repairers' or other similar lien imposed by Law and arising out of obligations incurred in the ordinary course of business, (d) that are expressly listed as exceptions in insurance policies, (e) listed on Section 1.1(c) to the Company Disclosure Schedule, (f) under any material Contract to which the Company or any of its Subsidiaries is a party (but excluding Encumbrances arising out of the violation of any such Contracts), and (g) which individually or in the aggregate do not materially detract from the value of or materially interfere with the present use of the property subject thereto or affected thereby.

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"Person" means any individual, corporation, partnership, limited liability company, joint venture, real estate investment trust, other organization (whether incorporated or unincorporated), Governmental Entity (or any department, agency or political subdivision thereof), or any other legal entity or the media.

"Real Property Leases" means all the leases, subleases, licenses or other occupancy agreements (and all amendments and supplements thereto) affecting the Leased Real Property.

"Release" means any spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, or leaching of Hazardous Material into the indoor or outdoor environment, including through or in the air, soil, surface water, ground water or property.

"Remedial Action" means all actions required under Environmental Laws to (a) clean up, remove, or treat Hazardous Materials present in the environment, (b) respond to the Release of Hazardous Materials so that it does not migrate, endanger or threaten to endanger public health or the environment, or (c) perform remedial investigations, feasibility studies, corrective actions, closures and post-remedial or post-closure studies, investigations, operations, maintenance and monitoring.

"Representative" means, with respect to any Person, that Person's officers, directors, managers, employees, financial advisors, agents or other representatives.

"SEC" means the United States Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Self-Regulatory Organization" means any domestic or foreign registered securities exchange, clearing house, futures exchange or securities market, or any other exchange or corporation or similar self-regulatory body or organization, whether United States or foreign, that is charged with the supervision or regulation of brokers, dealers, commodity pool operators, commodity trading advisors or future commission merchants, in each case with competent jurisdiction.

"Stockholders Agreement" means the Stockholders Agreement by and among the Company, the MCP Funds and the other parties thereto from time to time, dated as of March 23, 2012.

"Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, joint venture, real estate investment trust, or other organization, whether incorporated or unincorporated, or other legal entity of which (a) such Person directly or indirectly owns or controls at least a majority of the capital stock or other equity interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions or (b) such Person is a general partner, manager or managing member.

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"Tax" or "Taxes" means all transnational, domestic, foreign, federal, state, local or provincial taxes, levies, fees, imposts, assessments, impositions or other similar government charges, including income, estimated income, business, occupation, franchise, real property, payroll, personal property, sales, transfer, stamp, use, employment, commercial rent, withholding, occupancy, premium, gross receipts, profits, windfall profits, deemed profits, license, lease, severance, capital, production, corporation, ad valorem, excise, duty or other taxes imposed by any Taxing Authority, including interest, penalties and additions (to the extent applicable) thereto, whether disputed or not.

"Tax Return" means any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority with respect to Taxes, including any schedule or attachment thereto and any amendment thereof, any information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

"Taxing Authority" means any Governmental Entity charged with the administration of any Law relating to Taxes.

"Third Party" means any Person other than the Parties and their respective Affiliates.

"Transfer Taxes" means any sales, use, transfer, recordation, registration, value added, stock transfer, stamp or similar Taxes levied by any Taxing Authority in respect of the Business Combination.

"Underwriter" means Deutsche Bank Securities, Inc.

"Unsolicited Proposal" means an Alternative Transaction Proposal received by the Company from and after the date of this Agreement without violation of the provisions of Section 6.18(a).

Section 1.2 Glossary of Other Defined Terms. The following sets forth the location of definitions of capitalized terms defined in this Agreement:

Term	Section

Acquisition Financing	Section 6.15
Additional Parent Filings	Section 6.1(e)
Additional Parent SEC Reports	Section 4.5(a)
Affiliate Transaction	Section 3.16
Agreement	Preamble
Alternative Transaction Period	Section 6.18(b)
Amended & Restated Parent Bylaws	Section 2.13
Anchor	Section 3.5(a)
Appraisal Shares	Section 2.5
Audited Financial Statements	Section 3.5(a)
Certificate of Final Merger	Section 2.17(b)
Certificate of Initial Merger	Section 2.2
Certifications	Section 4.5(a)
Closing	Section 2.19(a)

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Term	Section

Company	Introduction
Company Benefit Plans	Section 3.10(a)
Company Financial Statements	Section 3.5(a)
Company Material Contract(s)	Section 3.13(a)
Company Voting Debt	Section 3.2(c)
Confidentiality Agreement	Section 6.4(b)
Exchange Fund	Section 2.15(a)
Expenses	Section 10.1
Final Merger	Recitals
Final Merger Effective Time	Section 2.17(b)
Foreign Company Benefit Plan	Section 3.10(j)
Governance Agreement	Section 2.19(c)(ii)
Indemnification Agreement	Section 6.5(c)
Indemnified Parties	Section 6.5(a)
Initial Merger	Recitals
Investment Company Act	Section 4.6
Judgment	Section 3.7
Letter Agreement	Section 2.19(c)(iv)
Lockup Agreement	Section 2.19(c)(iii)
MCP Funds Written Consent	Section 3.17
Merger Effective Time	Section 2.2
Merger Sub Corp.	Introduction
Merger Sub	Introduction
Merger Sub LLC	Introduction
Merger Subs	Introduction
Minimum Trust Amount	Section 4.6
Oneida	Section 3.5(a)
Other Indemnitors	Section 6.5(c)
Parent	Introduction
Parent Affiliate Transaction	Section 4.16
Parent Board	Section 2.14(a)
Parent Financials	Section 4.5(b)
Parent Issued Shares	Section 4.2(a)
Parent Recommendation	Section 6.2
Parent SEC Reports	Section 4.5(a)
Parent Stockholder Approval	Section 4.3(a)
Parent Stockholders' Meeting	Section 6.1(a)
Parent Voting Debt	Section 4.2(b)
Party	Introduction
Parties	Introduction
Proxy Statement	Section 6.1(a)
Registration Rights Agreement	Section 2.19(c)(i)
Restraint	Section 8.1(a)
Third Amended & Restated Parent Charter	Section 2.12

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Term	Section

Sarbanes-Oxley Act	Section 4.5(a)
Share Issuance	Section 4.3(a)
Substitute Option	Section 2.16(a)
Surviving Company	Section 2.17(a)
Surviving Corporation	Section 2.1
Takeover Laws	Section 3.3(b)
Termination Date	Section 9.1(c)
Trust Account	Section 4.6
Trust Agreement	Section 4.6
Trustee	Section 4.6

Section 1.3	Interpretation and Rules of Construction.

(a)           In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(i)           when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or a Schedule or Exhibit to, this Agreement unless otherwise indicated;

(ii)          the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(iii)         whenever the words "include," "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation";

(iv)         the words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole (including the Exhibits and Schedules hereto) and not to any particular provision of this Agreement;

(v)          all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(vi)         the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to cover all genders;

(vii)        references to a Person are also to its successors and permitted assigns;

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(viii)      the use of "or" is not intended to be exclusive unless expressly indicated otherwise;

(ix)         all capitalized terms not defined in the Company Disclosure Schedule or the Parent Disclosure Schedule shall have the meanings ascribed to them in this Agreement.  The representations and warranties of the Company in this Agreement are made and given, and the covenants are agreed to, subject to the disclosures and exceptions set forth in the Company Disclosure Schedule.  The representations and warranties of Parent in this Agreement are made and given, and the covenants are agreed to, subject to the disclosures and exceptions set forth in the Parent Disclosure Schedule. The disclosure of any matter in any section of the Company Disclosure Schedule or Parent Disclosure Schedule shall be deemed to be a disclosure for all purposes of this Agreement and all other sections of the Company Disclosure Schedule or Parent Disclosure Schedule, respectively, to which such matter relates, to the extent reasonably apparent on the face of such disclosure. The listing of any matter shall expressly not be deemed to constitute an admission by any party hereto, or to otherwise imply, that any such matter is material, is required to be disclosed under this Agreement or falls within relevant minimum thresholds or materiality standards set forth in this Agreement.  No disclosure in the Company Disclosure Schedule or Parent Disclosure Schedule relating to any possible breach or violation of any Contract or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.  In no event shall the listing of any matter in the Company Disclosure Schedule or Parent Disclosure Schedule be deemed or interpreted to expand the scope of a party's representations, warranties and/or covenants set forth in this Agreement.  All attachments to the Company Disclosure Schedule or Parent Disclosure Schedule are incorporated by reference into the Company Disclosure Schedule or Parent Disclosure Schedule, respectively.  The information contained in the Company Disclosure Schedule or Parent Disclosure Schedule is in all events provided subject to and on the terms of the Confidentiality Agreement as though Evaluation Material (as such term is defined therein) thereunder; and

(x)          as used herein, the terms "made available" or "provided to Parent" and words of similar import mean that a document or material was uploaded and rendered visible and reviewable to Parent and its Representatives in the "Project Omni" data room maintained at https://services.intralinks.com.

(b)          The parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

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(c)          Except as otherwise set forth herein, wherever a conflict exists between this Agreement and any other Contract, agreement or other instrument (including any Ancillary Agreement), this Agreement shall control but solely to the extent of such conflict.

Article II

THE MERGER; THE CLOSING

Section 2.1           Initial Merger. At the Merger Effective Time, upon the terms and subject to the conditions of this Agreement, in accordance with the DGCL, the Parties shall consummate the Initial Merger pursuant to which Merger Sub Corp. shall merge with and into the Company whereupon the separate corporate existence of Merger Sub Corp. shall cease and terminate and the Company shall be the surviving corporation in the Initial Merger and shall continue its corporate existence under the laws of the State of Delaware as a wholly-owned Subsidiary of Parent (the "Surviving Corporation").

Section 2.2           Merger Effective Time. On the Closing Date, the Company and Merger Sub Corp. shall (and Parent shall cause Merger Sub Corp. to) file a certificate of merger in a form reasonably acceptable to the Company and Parent (the "Certificate of Initial Merger"), executed in accordance with, and containing such information as is required by, the relevant provisions of the DGCL, with the Secretary of State of the State of Delaware. The Initial Merger shall become effective upon filing of the Certificate of Initial Merger, or at such later time as is agreed between the Parties and specified in the Certificate of Initial Merger in accordance with the relevant provisions of the DGCL (the "Merger Effective Time").

Section 2.3           Effects of the Initial Merger. At and after the Merger Effective Time, the Initial Merger shall have the effects set forth in this Agreement, the Certificate of Initial Merger, and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Merger Effective Time, all of the Assets, property, rights, privileges, powers and franchises of the Company and Merger Sub Corp. shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub Corp. shall become the debts, liabilities and duties of the Surviving Corporation, all as provided under the DGCL.

Section 2.4           Merger Consideration

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(a)          At the Merger Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub Corp., the Company or any holder of Company Common Stock:

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(i)          each share of:

(A)         Class A Voting Common Stock issued and outstanding as of immediately prior to the Merger Effective Time (excluding any Appraisal Shares and shares to be canceled pursuant to Section 2.4(a)(ii)) shall thereupon be converted automatically into, and shall thereafter represent, only the right to receive (1) an amount in cash equal to the Per Share Cash Consideration, (2) a number of shares of Parent Common Stock equal to the Per Share Stock Consideration, and (3) subject to the vesting provisions set forth in the Lockup Agreement, a number of shares of Parent Common Stock equal to the Per Share Earnout Stock Consideration; and

(B)         Class B Nonvoting Common Stock issued and outstanding as of immediately prior to the Merger Effective Time (excluding any Appraisal Shares and shares to be canceled pursuant to Section 2.4(a)(ii)) shall thereupon be converted automatically into, and shall thereafter represent, only the right to receive (1) an amount in cash equal to the Per Share Cash Consideration, (2) a number of shares of Parent Common Stock equal to the Per Share Stock Consideration, and (3) subject to the vesting provisions set forth in the Lockup Agreement, a number of shares of Parent Common Stock equal to the Per Share Earnout Stock Consideration; and

(C)         Class C Nonvoting Common Stock issued and outstanding as of immediately prior to the Merger Effective Time (excluding any Appraisal Shares and shares to be canceled pursuant to Section 2.4(a)(ii)) shall thereupon be converted automatically into, and shall thereafter represent, only the right to receive (1) an amount in cash equal to the sum of (x) the Liquidation Value as of the Merger Effective Time of such share of Class C Nonvoting Common Stock and (y) the Per Share Cash Consideration, (2) a number of shares of Parent Common Stock equal to the Per Share Stock Consideration, and (3) subject to the vesting provisions set forth in the Lockup Agreement, a number of shares of Parent Common Stock equal to the Per Share Earnout Stock Consideration.

(ii)         each share of Company Common Stock issued and outstanding as of immediately prior to the Merger Effective Time that is directly owned by the Company as treasury stock shall automatically be canceled and cease to exist, and no consideration shall be delivered in exchange therefor.

(b)          Each share of Parent Common Stock issued to holders of Company Common Stock as part of the Per Share Aggregate Stock Consideration and the Per Share Earnout Stock Consideration shall be subject to certain transfer restrictions (and with respect to the Aggregate Earnout Stock Consideration, certain vesting requirements), in accordance with the terms of the Lockup Agreement.

(c)          For the avoidance of doubt, any holder of one or more fractional shares of Company Common Stock issued and outstanding as of immediately prior to the Merger Effective Time shall, at the Merger Effective Time, be entitled to receive an amount in cash equal to a corresponding fractional interest of the Per Share Cash Consideration (and, in the case of fractional shares of Class C Nonvoting Common Stock, an amount in cash equal to a corresponding fractional interest of the Liquidation Value for a share of Class C Nonvoting Common Stock), a number of shares of Parent Common Stock (plus cash in lieu of fractional shares) equal to a corresponding fractional interest of the Per Share Stock Consideration and a number of shares of Parent Common Stock (plus cash in lieu of fractional shares) equal to a corresponding fractional interest of the Per Share Earnout Stock Consideration.

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Section 2.5           Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Merger Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (the "Appraisal Shares") shall not be converted into the right to receive the Aggregate Merger Consideration as provided in Section 2.4, but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262 of the DGCL. At the Merger Effective Time, the Appraisal Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Appraisal Shares in accordance with the provisions of Section 262 of the DGCL. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 of the DGCL or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, then the right of such holder to be paid the fair value of such holder's Appraisal Shares under Section 262 of the DGCL shall cease and such Appraisal Shares shall be deemed to have been converted at the Merger Effective Time into, and shall have become, the right to receive the applicable portion of the Aggregate Merger Consideration as provided in Section 2.4, without any interest thereon. The Company shall give prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock or threats thereof, withdrawals of such demands and any other instruments served pursuant to the DGCL received by the Company.

Section 2.6           Adjustment to Consideration. The Aggregate Merger Consideration shall be equitably adjusted to provide the Company and Parent (and their respective equity holders) the same economic effect as contemplated by this Agreement as of the date hereof to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Merger Effective Time.

Section 2.7           Merger Sub Corp. Capital Stock. At the Merger Effective Time, by virtue of the Initial Merger and without any action on the part of Parent, Merger Sub Corp, or the Company, the capital stock of Merger Sub Corp. outstanding immediately prior to the Merger Effective Time shall be converted into and become one (1) fully paid, validly issued share of common stock $.0001 par value per share of the Surviving Corporation. As a result of the Initial Merger, the Surviving Corporation shall become a wholly-owned Subsidiary of Parent.

Section 2.8           Certificate of Incorporation of Merger Sub Corp. At the Merger Effective Time, the Certificate of Incorporation of Merger Sub Corp. in effect immediately prior to the Initial Merger shall be the Certificate of Incorporation of the Surviving Corporation, until the Final Merger.

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Section 2.9           Bylaws of Merger Sub Corp. At the Merger Effective Time, the Bylaws of Merger Sub Corp. in effect immediately prior to the Initial Merger shall be the Bylaws of the Surviving Corporation until the Final Merger.

Section 2.10         Directors and Officers. The directors and officers of the Company immediately prior to the Merger Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Organizational Documents of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or their earlier resignation.

Section 2.11         Parent Common Stock. Each share of Parent Common Stock outstanding immediately prior to the Merger Effective Time shall remain outstanding as a share of Parent Common Stock.

Section 2.12         Certificate of Incorporation of Parent . At the Merger Effective Time, Parent shall cause the Parent Charter to be amended and restated to be in the form attached hereto as Exhibit C (the "Third Amended & Restated Parent Charter") and, as so amended, shall be the Certificate of Incorporation of Parent until thereafter amended in accordance with applicable Law and the Third Amended & Restated Parent Charter.

Section 2.13         Bylaws of Parent. At the Merger Effective Time, Parent shall cause the bylaws of Parent to be amended and restated to be in the form attached hereto as Exhibit D (the "Amended & Restated Parent Bylaws") and, as so amended, shall be the bylaws of Parent until thereafter amended in accordance with applicable Law and the Parent Organizational Documents.

Section 2.14         Officers and Directors of Parent

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(a)          The Parties shall take all actions necessary so that, as of the Merger Effective Time, the Parent Board of Directors (the "Parent Board") shall consist of the directors identified in the Governance Agreement, including causing the resignation of all current directors of Parent not specified in the Governance Agreement and causing the nomination of Daniel Collin, Stephen Presser and Thomas J. Baldwin for election to the Parent Board at the Parent Stockholders' Meeting. From and after the Closing, Parent will enter into customary indemnification agreements with, and obtain one or more directors' and officers' liability insurance policies covering, in each case, all of the foregoing persons.

(b)          The Parties shall take all actions necessary so that, as of the Merger Effective Time, the officers of the Company immediately prior to the Merger Effective Time shall be the officers of Parent from and after the Merger Effective Time, each to hold office in accordance with Parent's Organizational Documents until their respective successors are duly appointed and qualified or their earlier resignation, removal or death.

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Section 2.15         Exchange Fund

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(a)          At or prior to the Merger Effective Time, Parent shall deposit with or cause to be deposited with the Exchange Agent an amount of cash and make available to the Exchange Agent a number of shares of Parent Common Stock sufficient to pay the Aggregate Merger Consideration as required to be paid pursuant to this Agreement (such cash and shares of Parent Common Stock being hereinafter referred to as the "Exchange Fund").

(b)          Prior to the Merger Effective Time, the Parties shall cause the Exchange Agent to deliver to each holder of record of Company Common Stock (i) a letter of transmittal in customary form, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for a portion of the Aggregate Merger Consideration in accordance with this Article II. Each holder of record of a Certificate shall, upon surrender to the Exchange Agent of such Certificate, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, be entitled to receive, from and after the Merger Effective Time, in exchange therefor the amount of cash and the number of shares of Parent Common Stock which the number of shares of Company Common Stock previously represented by such Certificate shall have been converted into the right to receive pursuant to Section 2.4, and the Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 2.15(b), each Certificate shall be deemed at any time after the Merger Effective Time to represent only the right to receive upon such surrender the applicable portion of the Aggregate Merger Consideration which the holder thereof has the right to receive in respect of such Certificate pursuant to this Article II. No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

(c)          To the extent a Certificate is validly presented at the Closing in accordance with this Agreement, the Exchange Agent shall deliver to the holder thereof the applicable portion of the Aggregate Merger Consideration in respect of each share of Company Common Stock (or portion thereof in respect of any fractional shares) represented by such Certificate. All cash and shares of Company Common Stock paid upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates. At the Merger Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Merger Effective Time. If, after the Merger Effective Time, any Certificate is presented to the Surviving Corporation (or the Surviving Company) for transfer, it shall be canceled against delivery of cash and shares of Parent Common Stock to the holder thereof as provided in this Article II.

(d)          Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates for six (6) months after the Merger Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for, and Parent shall remain liable for, payment of their claims for the applicable portion of the Aggregate Merger Consideration pursuant to the provisions of this Article II.

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(e)          None of the Parties, the Surviving Corporation, the Surviving Company or any of their respective Affiliates or Representatives shall be liable to any Person in respect of any cash or shares of Parent Common Stock from the Exchange Fund delivered to a public official in compliance with any applicable state, federal or other abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered prior to the date on which the related portion of the Aggregate Merger Consideration would escheat to or become the property of any Governmental Entity, any such portion of the Aggregate Merger Consideration shall, to the extent permitted by applicable Law, immediately prior to such time, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

(f)          If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the applicable portion of the Aggregate Merger Consideration in accordance with the terms of this Article II.

Section 2.16         Treatment of Company Options.

(a)          All Company Options that are outstanding and unexercised immediately prior to the Merger Effective Time, whether or not then vested or exercisable, shall, at the Merger Effective Time, be assumed by Parent and shall be converted into a stock option to acquire Parent Common Stock without any further action on the part of the holder thereof. From and after the Merger Effective Time, all references to the Company in the Company Option Plan and the applicable stock option agreements issued thereunder shall be deemed to refer to Parent, which shall have assumed the Company Option Plan as of the Merger Effective Time in accordance with an assumption agreement to be delivered to the Company by Parent at the Closing. Each Company Option assumed by Parent (each, a "Substitute Option") shall be exercisable upon the same terms and conditions as under the Company Option Plan and the applicable option agreement issued thereunder, except that (A) each such Substitute Option shall be exercisable for, and represent the right to acquire, that number of shares of Parent Common Stock equal to the product of (i) the number of shares of Class B Nonvoting Common Stock for which such Company Option is exercisable (or would be exercisable, if vested) as of immediately prior to the Merger Effective Time and (ii) the number of shares of Parent Common Stock included in the Per Share Stock Consideration payable to a holder of Class B Nonvoting Common Stock at the Merger Effective Time in accordance with this Article II and (B) the exercise price per share of Parent Common Stock shall be an amount equal to (i) the option exercise price per share of Class B Nonvoting Common Stock underlying such Company Option in effect immediately prior to the Merger Effective Time divided by (ii) the number of shares of Parent Common Stock included in the Per Share Stock Consideration payable to a holder of Class B Nonvoting Common Stock at the Merger Effective Time in accordance with this Article II (the option price per share, as so determined, being rounded upward to the nearest full cent). Such Substitute Option shall otherwise be subject to the same terms and conditions as applicable to the related Company Option immediately prior to the Merger Effective Time.

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(b)          As soon as practicable after the Merger Effective Time, Parent shall deliver, or cause to be delivered, to each holder of a Substitute Option an appropriate notice setting forth such holder's rights pursuant thereto. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Substitute Options pursuant to the terms set forth in this Section 2.16. As soon as reasonably practicable after the Merger Effective Time, if applicable, the shares of Company Common Stock subject to Substitute Options will be covered by an effective registration statement on Form S-8 (or any successor form) or another appropriate form, and Parent shall use its reasonable efforts to maintain the effectiveness of such registration statement for so long as Substitute Options remain outstanding.

Section 2.17         Final Merger. Immediately following the Merger Effective Time:

(a)          upon the terms and subject to the conditions of this Agreement, in accordance with the DGCL and the DLLCA, the Parties shall consummate the Final Merger pursuant to which the Surviving Corporation shall merge with and into Merger Sub LLC whereupon the separate corporate existence of the Surviving Corporation shall cease and terminate and Merger Sub LLC shall be the surviving company in the Final Merger and shall continue its existence under the laws of the State of Delaware as a wholly-owned Subsidiary of Parent (the "Surviving Company");

(b)          the Surviving Corporation and Merger Sub LLC shall (and Parent shall cause the Surviving Corporation and Merger Sub LLC to) file a certificate of merger in a form reasonably acceptable to the Company and Parent (the "Certificate of Final Merger"), executed in accordance with, and containing such information as is required by, the relevant provisions of the DGCL and the DLLCA with the Secretary of State of the State of Delaware. The Final Merger shall become effective immediately following the Merger Effective Time, upon filing of the Certificate of Final Merger, or at such later time as is agreed between the Parties and specified in the Certificate of Final Merger in accordance with the relevant provisions of the DGCL and the DLLCA (the "Final Merger Effective Time");

(c)          by virtue of the Final Merger and without any action on the part of the Parties, the membership interests of Merger Sub LLC outstanding immediately prior to the Final Merger Effective Time shall remain outstanding and become the membership interests of the Surviving Company. As a result of the Final Merger, the Surviving Company shall remain a wholly-owned Subsidiary of Parent.

(d)          the Certificate of Formation of Merger Sub LLC in effect immediately prior to the Final Merger shall be the Certificate of Formation of the Surviving Company, until thereafter amended in accordance with applicable Law and such Certificate of Formation.

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(e)          the limited liability company operating agreement of Merger Sub LLC in effect immediately prior to the Final Merger shall be the limited liability company operating agreement of the Surviving Company, until thereafter amended in accordance with applicable Law, the Certificate of Formation and such agreement.

(f)          Parent shall be the managing member of the Surviving Company and the officers of the Surviving Corporation immediately prior to the Final Merger Effective Time shall be the officers of the Surviving Company, each to hold office in accordance with the Organizational Documents of the Surviving Company until their respective successors are duly elected or appointed and qualified or their earlier resignation.

Section 2.18         Tax Treatment of the Mergers. It is intended that the Mergers, taken together, shall constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code, that the Company and Parent are parties to such reorganization within the meaning of Section 368(b) of the Code, and that this Agreement constitutes a plan of reorganization. For purposes of computing the gain recognized by each holder of Company Common Stock pursuant to Section §356(a) of the Code and Treasury Regulation §1.356-1(b) as a result of the transactions contemplated by this Agreement, the Aggregate Cash Consideration shall be treated as paid in exchange for the shares of Company Common Stock held by such holder of Company Common Stock identified on Schedule 2.18 to be delivered at the Closing.

Section 2.19         Closing.

(a)          Upon the terms and subject to the conditions of this Agreement, the closing of the Business Combination contemplated hereby (the "Closing") shall take place at the offices of Kirkland & Ellis LLP located at 300 N. LaSalle St., Chicago, Illinois 60654 at 10:00 a.m. Central time on the earlier of (i) the earliest practicable Business Day (but no later than the third (3rd) Business Day) after the satisfaction (or, to the extent permitted by Law, waiver) of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied by action taken at the Closing, but subject to the satisfaction or waiver of such conditions in accordance with this Agreement) and (ii) the Termination Date, if, as of such date, the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied by action taken at the Closing, but subject to the satisfaction (or, to the extent permitted by Law, waiver) of such conditions in accordance with this Agreement) have been satisfied (or, to the extent permitted by Law, waiver), or at such other place, time and date as shall be agreed in writing between the Company and Parent.

(b)          For the avoidance of doubt, at the Closing, the Parties shall first effect the Initial Merger and, following consummation of such transaction, shall effect the Final Merger as provided in Section 2.17.

(c)          At the Closing:

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(i)          Registration Rights Agreement. The parties thereto shall execute and duly deliver the Registration Rights Agreement in substantially the form attached hereto as Exhibit E (the "Registration Rights Agreement").

(ii)         Governance Agreement. The parties thereto shall execute and duly deliver the Governance Agreement in substantially the form attached hereto as Exhibit B (the "Governance Agreement").

(iii)        Lockup Agreement. The parties thereto shall execute and duly deliver the Lockup Agreement in substantially the form attached hereto as Exhibit A (the "Lockup Agreement").

(iv)        Letter Agreement. The parties thereto shall execute and duly deliver the Letter Agreement in substantially the form attached hereto as Exhibit F (the "Letter Agreement").

(v)         Exchange Agent Agreement. The parties thereto shall execute and duly deliver the Exchange Agent Agreement.

(vi)        Company Deliveries. The Company shall execute and duly deliver the following in form and substance reasonably acceptable to Parent:

(A)         a certificate from the Company stating that the Company Common Stock is not a U.S. real property interest (such certificate in the form required by Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3));

(B)         a certificate of the Secretary of the Company, certifying to (i) the incumbency and specimen signature of each officer of the Company executing this Agreement and any other document executed on behalf of the Company, (ii) the Organizational Documents of the Company, (iii) the resolutions of the Board of Directors of the Company approving and adopting this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, which shall not have been modified, revoked or rescinded as of the Closing, (iv) the MCP Funds Written Consent, which shall not have been modified, revoked or rescinded as of the Closing;

(C)         Schedule 2.18 identifying, for purposes of Section §356 of the Code and Treasury Regulation §1.356-1(b), the shares of Company Common Stock exchanged by each holder of Company Common Stock for such holder’s share of the Aggregate Cash Consideration; and

(D)         the Certificate of Initial Merger.

(vii)       Parent Deliveries. Parent shall execute and duly deliver the following in form and substance reasonably acceptable to the Company:

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(A)         written resignations of all directors of Parent not specified in the Governance Agreement and all officers of Parent; and

(B)         a certificate of the Secretary of Parent, certifying to (i) the incumbency and specimen signature of each officer of Parent or any Merger Sub executing this Agreement and any other document executed on behalf of Parent or any Merger Sub, (ii) the Organizational Documents of Parent, (iii) the resolutions of the Board of Directors of Parent and Merger Sub Corp. approving and adopting this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby and the resolutions of the managing member of Merger Sub LLC approving and adopting this Agreement, in each case, which shall not have been modified, revoked or rescinded as of the Closing, and (iv) the Parent Stockholder Approval, which shall not have been modified, revoked or rescinded as of the Closing.

(d)          At the Closing, the Parties shall cause the execution and/or delivery by the appropriate Person of all necessary cash, certificates, documents and instruments, and shall cause to be updated all company books, records and ledgers, as shall be required, to effect the transactions contemplated by this Agreement. At the Closing, the Parties shall cause to be delivered any certificates, documents and instruments as the Parties or their counsel may reasonably in good faith agree to provide (including all such certificates, documents and instruments referred to herein) to evidence or consummate the transactions contemplated by this Agreement, including the Business Combination.

Section 2.20         Withholding. Each of Parent, the Company, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from any amount otherwise payable hereunder to any Person any Tax required by applicable Tax Law to be deducted and withheld therefrom. To the extent any such Tax is so deducted and withheld and duly paid over to the applicable Governmental Entity, the amount of such deducted and withheld Tax shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. No later than 3 Business Days prior to the Closing Date, Parent shall notify the Company in writing of any amount it intends to deduct and withhold pursuant to this Section 2.20 from any amount payable to or for the account of any MCP Fund which, as of such date, has submitted to the Exchange Agent a properly completed letter of transmittal, which notification shall identify the Law or Laws pursuant to which Parent has determined such amounts must be deducted and withheld.

Section 2.21         Third Party Rights. Notwithstanding anything to the contrary set forth in this Agreement, the provisions of Section 2.15 and Section 2.17 (a) shall survive the Merger Effective Time and the Final Merger Effective Time, (b) are intended to be for the benefit of, to grant third-party rights to and shall be enforceable by, and may not be amended without the approval of, the MCP Funds and (c) are in addition to, and not in substitution for, any other rights that any such Person may have by Contract or otherwise. From and after the Merger Effective Time, each such Person shall be entitled to enforce the covenants contained in Section 2.15 and Section 2.17 and each other party acknowledges and agrees that each such Person would suffer irreparable harm and that no adequate remedy at Law exists for a breach of such covenants and each such Person shall be entitled to injunctive relief and specific performance in the event of any breach of any provision of Section 2.15 or Section 2.17.

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Article III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company Disclosure Schedule, the Company represents and warrants to Parent as follows:

Section 3.1           Incorporation or Organization, Standing and Corporate Power.

(a)          Each of the Company and its Subsidiaries is duly incorporated or organized, as the case may be, and validly existing under the Laws of its jurisdiction of incorporation or organization, as the case may be, and has all requisite corporate or other entity power and authority to carry on its business as presently conducted.

(b)          Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so qualified, licensed or in good standing would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.2           Capital Structure.

(a)          The authorized capital stock of the Company consists of 150,000 shares of Company Common Stock, including 40,000 shares of Class A Voting Common Stock, 20,000 shares of Class B Nonvoting Common Stock and 40,000 shares of Class C Nonvoting Common Stock. (i) 2,387.87393 shares of Class A Voting Common Stock are issued and outstanding, (ii) 216.99631 shares of Class B Nonvoting Common Stock are issued and outstanding, (iii) 23,227.26642 shares of Class C Nonvoting Common Stock are issued and outstanding, (iv) 2,871.40008 shares of Class B Nonvoting Common Stock are reserved and available for issuance pursuant to the Company Option Plan, and pursuant to such Company Option Plan 1,236.79673 shares of Class B Nonvoting Common Stock are subject to outstanding Company Options and (v) no shares of Company Common Stock are owned by the Company as treasury stock. Except as set forth above, no shares of capital stock or other voting securities of or equity interests in the Company are issued, reserved for issuance or outstanding.

(b)          Section 3.2(b) of the Company Disclosure Schedule sets forth the aggregate number of Company Options outstanding as of the date hereof, including the price at which each such Company Option may be exercised and the status of each such Company Option. The Company has made available to Parent true and complete copies of the Company Option Plan and form of agreement evidencing each Company Stock Option as of the date hereof and true and complete copies of the Organizational Documents of the Company, in each case as in effect on the date of this Agreement.

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(c)          All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote ("Company Voting Debt"). Except for any obligations pursuant to this Agreement, the Ancillary Agreements or as otherwise set forth in Section 3.2(a), there are no options, warrants, rights, convertible or exchangeable securities, stock-based performance units, or undertakings of any kind to which the Company is a party or by which the Company is bound (i) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, Company Common Stock or any Equity of, the Company or any Company Voting Debt, (ii) obligating the Company to issue, grant or enter into any such option, warrant, right, security, unit, or undertaking, or (iii) that give any Person the right to receive any economic interest of a nature accruing to the holders of Company Common Stock. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock or options, warrants, rights, convertible or exchangeable securities, stock-based performance units or other rights to acquire shares of capital stock of the Company, other than pursuant to the Company Option Plan. Except pursuant to the Stockholders Agreement, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any Equity of the Company.

(d)          Section 3.2(d) of the Company Disclosure Schedule sets forth for each Subsidiary of the Company (i) its name and jurisdiction of incorporation or organization, (ii) the number of authorized shares or membership interests for each class of its Equity, and (iii) the number of issued and outstanding shares or membership interests of each class of its Equity, the names of the holders thereof, and the number of shares or membership interests held by each such holder.

(e)          To the extent applicable, all of the issued and outstanding shares or membership interests or other Equity of each Subsidiary are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth on Section 3.2(e) of the Company Disclosure Schedule, the Company and/or one or more of its Subsidiaries hold of record and own beneficially all of the outstanding shares or membership interests of each Subsidiary of the Company, free and clear of any Encumbrances (other than Permitted Encumbrances). There are no bonds, debentures, notes or other Indebtedness of any Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of any Equity of any Subsidiary may vote. There are no options, warrants, rights, convertible or exchangeable securities, stock-based performance units, or undertakings of any kind to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound (i) obligating the Company or any Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any Equity of any Subsidiary or any bonds, debentures, notes or other Indebtedness of any Subsidiary having the right to vote on any matters on which holders of any Equity of any Subsidiary may vote, (ii) obligating the Company or any Subsidiary to issue, grant or enter into any such option, warrant, right, security, unit, or undertaking, or (iii) that give any Person the right to receive any economic interest of a nature accruing to the holders of any Equity of any Subsidiary. Except pursuant to the Stockholders Agreement, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any Equity of any Subsidiary.

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(f)          Except as set forth in Section 3.2(f) of the Company Disclosure Schedule, neither the Company nor its Subsidiaries currently own or control, directly or indirectly, or has any right to acquire, directly or indirectly, any interest in any other Person. The Company is not a participant in any joint venture, partnership or similar arrangement.

Section 3.3           Authority.

(a)          The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and such Ancillary Agreements by the Company and the consummation of the transactions contemplated by, and compliance with the provisions of, this Agreement and any such Ancillary Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, other than the MCP Funds Written Consent, which shall be delivered immediately following the execution and delivery hereof. This Agreement and such Ancillary Agreements to which the Company is a party have been (or at the Closing shall be) duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other Parties, constitute (or, as applicable with respect to any Ancillary Agreement to be executed from and after the date hereof, when executed and delivered at the Closing will be) a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)          To the Knowledge of the Company, none of the transactions contemplated hereby, including the Mergers, is subject to, any "moratorium," "control share acquisition," "business combination," "fair price" or other form of anti-takeover Laws (collectively, ''Takeover Laws") of any jurisdiction that may purport to be applicable to the Company.

Section 3.4           Non-Contravention; Compliance with Law.

(a)          Except as set forth on Section 3.4(a) of the Company Disclosure Schedule, the execution and delivery by the Company of this Agreement and the Ancillary Agreements to which it is or is to be a party do not, and the consummation of the transactions contemplated by this Agreement and such Ancillary Agreements and compliance with the provisions of this Agreement and such Ancillary Agreements will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or result in the creation of any Encumbrance (other than Permitted Encumbrances) upon any of the Assets of the Company or any of its Subsidiaries under, any provision of (i) the Organizational Documents of the Company or of any of its Subsidiaries, (ii) any Contract to which such Person or any of its Subsidiaries is a party or by which its Assets are bound or (iii) subject to the filings and other matters referred to in the immediately following sentence, and assuming the accuracy of the representations and warranties of Parent set forth in Section 4.4, any Law, in each case applicable to the Company or any of its Subsidiaries or any of their respective Assets, other than in the case of clause (ii), any such conflicts, violations, defaults, rights, breaches, losses or Encumbrances that would not reasonably be expected to have a Company Material Adverse Effect.

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(b)          No consent, approval, Judgment, waiver or authorization of, action or nonaction by, registration, declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Ancillary Agreements to which it is a party by the Company or the consummation by the Company of the transactions contemplated by this Agreement or such Ancillary Agreements, except for (y) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby and (z) the filing of the Certificate of Initial Merger and the Certificate of Final Merger with the Secretary of State of the State of Delaware and of appropriate documents with the relevant authorities of other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business.

(c)          Except as set forth in Section 3.4(c) of the Company Disclosure Schedule, the Company and each of its Subsidiaries have for the past three (3) years complied in all material respects with each, and is not in material violation of any, applicable Law. Neither the Company nor any Subsidiary has received notice regarding any material violation of, conflict with, or failure to comply with, any applicable Law.

Section 3.5           Financial Statements; Undisclosed Liabilities.

(a)          Attached to Section 3.5(a) of the Company Disclosure Schedule are true and complete copies of (i) the audited consolidated financial statements of (A) Oneida Ltd. and its Subsidiaries ("Oneida") and (B) Anchor Holdings, Inc. and its Subsidiaries ("Anchor") (including the balance sheet and the related statements of income, stockholders' equity and cash flows) as of and for the years ended December 31, 2010, and 2011 (the "Audited Financial Statements"), and (ii) the unaudited consolidated financial statements of the Company and its Subsidiaries as of and for the twelve (12) month period ended December 31, 2012 (collectively with the Audited Financial Statements, the "Company Financial Statements"). The Company Financial Statements were prepared on the basis of and in accordance with the books and records of the Company and its Subsidiaries (or, in the case of the Audited Financial Statements, on the basis of and in accordance with the books and records of Oneida or Anchor and their respective Subsidiaries, as the case may be). The Company Financial Statements (including in each case, the notes thereto, if any) have been prepared in accordance with GAAP and present fairly the consolidated financial position and results of operations and cash flows of the Company and its Subsidiaries (or, in the case of the Audited Financial Statements, the consolidated financial position and results of operations and cash flows of Oneida or Anchor and their respective Subsidiaries, as the case may be) as of the dates thereof and for the periods covered thereby; provided, however, that the unaudited Company Financial Statements do not include all footnotes or normal year-end closing adjustments in accordance with GAAP (none of which are or would reasonably be expected to be material individually or in the aggregate determined as of the date of and for the periods which are the subject of such unaudited Company Financial Statements).

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(b)          Except for matters reflected or reserved against in (i) the unaudited consolidated balance sheet of the Company for the twelve (12) month period ended December 31, 2012 and except as set forth on Section 3.5(b) of the Company Disclosure Schedule, none of the Company nor any of its Subsidiaries has any liabilities of any nature except liabilities that (i) were incurred since the date of such balance sheet in the ordinary course of business, (ii) were incurred in connection with the transactions contemplated by this Agreement or the Ancillary Agreements, (iii) were otherwise disclosed in the Company Disclosure Schedule or (iv) do not exceed $4,000,000 in the aggregate.

Section 3.6           Absence of Certain Changes or Events. Between January 1, 2012 and the date of this Agreement, except as set forth on Section 3.6 of the Company Disclosure Schedule, (a) there has not been any change, effect, event or occurrence that has had a Company Material Adverse Effect, (b) the Company and its Subsidiaries have conducted their businesses only in the ordinary course of business, and (c) there has not been any circumstance, action or activity which, if taken after the date hereof, would require the consent of Parent under Section 5.3.

Section 3.7           Litigation. Except as set forth in Section 3.7 of the Company Disclosure Schedule, as of the date hereof there is no (a) Action pending or, to the Knowledge of the Company, threatened in writing, and/or (b) ruling, order, writ, injunction, decree or judgment of or by any Governmental Entity (each of the foregoing in clause (b), a "Judgment") outstanding, in each case, against the Company or any of its Subsidiaries outside of the ordinary course of business.

Section 3.8           Taxes. Except as set forth in Section 3.8 of the Company Disclosure Schedule:

(a)          The Company and its Subsidiaries have duly and timely filed with the appropriate Taxing Authorities all Tax Returns required to be filed by the Company and its Subsidiaries, and all such Tax Returns are true, correct, and complete in all material respects. The Company and its subsidiaries have paid all material Taxes due and owing by them. The Company and its Subsidiaries currently are not the beneficiary of any extension of time within which to file any Tax Return.

(b)          No deficiencies for Taxes with respect to the Company or any of its Subsidiaries have been claimed, proposed or assessed in writing by any Taxing Authority or other Governmental Entity, which deficiency has not yet been settled. Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, nor has any request been made in writing for any such extension or waiver.

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(c)          There are no Encumbrances for Taxes upon any Asset of the Company or any of its Subsidiaries (other than Permitted Encumbrances).

(d)          The Company and its Subsidiaries have withheld, collected, deposited or paid all Taxes required to have been withheld, collected, deposited or paid, as the case may be, in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(e)          Neither the Company nor any of its Subsidiaries (i) is a party to, or has any obligation under, any Tax sharing, Tax allocation, Tax indemnity or similar agreement or arrangement (excluding customary Tax indemnification provisions in commercial Contracts not primarily relating to Taxes, including gross-up obligations in financing agreements or Tax escalation provisions in leases), or (ii) has any liability for the Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee, successor, by contract, or otherwise.

(f)          The Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period described in Code Section 897(c)(1)(A)(ii).

(g)          Neither the Company nor any of its Subsidiaries has been a "controlled corporation" or a "distributing corporation" in any distribution that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign Law) occurring during the two-year period ending on the date hereof.

(h)          Neither the Company nor any of its Subsidiaries has engaged in any "listed transaction" within the meaning of Section 6011 of the Code.

(i)          The Company has not taken or agreed to take any action, and does not have Knowledge of any fact or circumstance, that would reasonably be expected to prevent or impede the Mergers from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

Section 3.9           Environmental Matters. Except as set forth in Section 3.9 of the Company Disclosure Schedule:

(a)          Each of the Company and its Subsidiaries is and to the Company's Knowledge has for the past three (3) years been in compliance, in all material respects, with all applicable Environmental Laws.

(b)          Without limiting the generality of the foregoing, each of the Company and its Subsidiaries hold and complies in all material respects with the terms and conditions of all Environmental Permits required for its operations as currently conducted. To the Knowledge of the Company, there are not any proceedings pending, or threatened which would reasonably be expected to jeopardize the validity of any of the Environmental Permits.

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(c)          To the Knowledge of the Company, there is no Environmental Condition at, under, or emanating from any of the Current Real Property or Former Real Property, in each case that would reasonably be expected to result in a material Environmental Claim against the Company.

(d)          None of the Company or any of its Subsidiaries has received in the past three (3) years any unresolved material Environmental Claim and there is no pending or, to the Knowledge of the Company, threatened material Environmental Claim (i) against the Company or any of its Subsidiaries, or (ii) against any Person whose liability for Environmental Claims the Company or any Subsidiary has expressly assumed contractually.

(e)          To the Knowledge of the Company, other than as reflected in the Company Financial Statements, no expenditure(s) in excess of $100,000 with respect to the Company and its the Subsidiaries are currently anticipated for Remedial Action.

(f)          To the Knowledge of the Company, (i) none of the Company, any Subsidiary or any of its respective predecessors or Affiliates, has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any Hazardous Materials at the Current Real Property in such manner as have given or would reasonably be expected to give rise to any material Environmental Claims; (ii) there has been no cleanup of Hazardous Materials at any Current Real Property by the Company or any Subsidiary that remains ongoing; and (iii) no Environmental Lien has been recorded on the title to the Current Real Property.

(g)          None of the Company or any Subsidiary has entered into any consent order or other similar agreement with any Governmental Entity that imposes material Remedial Action obligations under Environmental Laws on the Company or any of its Subsidiaries and which has any outstanding requirements.

(h)          Neither the Company nor any Subsidiary has within the past five (5) years expressly contractually assumed or undertaken any material liability, including without limitation any material obligation for Remedial Action, of any other Person under Environmental Laws.

(i)          The Company has made available to Parent all material environmental audits, reports, assessments and other material environmental documents relating to the Company, any of its Subsidiaries, or their respective Affiliates, that relates to the Current Real Property and the Former Real Property, in each case that are in the possession or reasonable control of the Company.

(j)          This Section 3.9 contains the sole and exclusive representations and warranties of the Company and its Subsidiaries with respect to environmental matters, including with respect to Hazardous Materials and Environmental Laws.

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Section 3.10         Employee Matters and Benefit Plans.

(a)          Section 3.10(a) of the Company Disclosure Schedule lists all Employee Benefit Plans of the Company and its Subsidiaries ("Company Benefit Plans"). Each Company Benefit Plan has been established, maintained and administered at all times in all material respects in accordance with the terms of all applicable Laws and with the terms of such Company Benefit Plan, except where any non-compliance could not reasonably be expected to result in a material liability to the Company or its Subsidiaries. Except for routine claims for benefits, no litigation, claims or disputes are pending or, to the Knowledge of the Company, threatened that would reasonably be expected to give rise to a material liability on the part of a Company Benefit Plan or the Company or any of its Subsidiaries, with respect to any Company Benefit Plan. Except as set forth on Section 3.10(a) of the Company Disclosure Schedule, there are no proceedings, audits or investigations pending before the IRS, the United States Department of Labor or other Governmental Entity with respect to any Company Benefit Plan, and, to the Knowledge of the Company no such proceeding or investigation is threatened.

(b)          Except as set forth on Section 3.10(b) of the Company Disclosure Schedule no Company Benefit Plan (i) is subject to Title IV of ERISA or Section 412 of the Code and none of the Company or any of its Subsidiaries has any obligation or liability in respect of any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA by virtue of its being treated as a single employer with any other entity pursuant to Sections 414(b), (c), (m) or (o) of the Code or (ii) is a "multiemployer plan" within the meaning of Section 3(37) of ERISA or is a "multiple employer plan" within the meaning of Section 413(c) of the Code. There have been no reportable events within the meaning of Section 4043 of ERISA with respect to any Company Benefit Plan subject to Title IV or ERISA or Section 412 of the Code in the past 3 years and no Encumbrances have arisen on the Assets of the Company or any of its Subsidiaries pursuant to Title IV of ERISA or Section 430(k) of the Code.

(c)          Complete copies of all Company Benefit Plans have been made available to Parent and, to the extent applicable: (i) any related trust agreement, insurance policy or other funding document; (ii) the most recent IRS favorable determination or opinion letter; (iii) summary plan descriptions; and (iv) for the most recently filed year, the Form 5500 and attached schedules.

(d)          Each Company Benefit Plan intended to qualify under Sections 401(a) and 501(a) of the Code has received a favorable determination letter or opinion letter from the IRS on which it may rely, and, to the Knowledge of the Company no event has occurred that would reasonably be expected to cause such letter to be revoked or any such Company Benefit Plan or its underlying trust to fail to qualify under Section 401(a) or 501(a) of the Code, as applicable.

(e)          Except as otherwise contemplated by this Agreement or as set forth on Section 3.10(e) of the Company Disclosure Schedule, no Company Benefit Plan exists that would result in the payment to any current or former employee, director or consultant of any money or other property or accelerate or provide any other rights or benefits to any current or former employee, director or consultant as a result of the transactions contemplated by this Agreement. Except as set forth on Section 3.10(e) of the Company Disclosure Schedule, there is no Contract, plan or arrangement (written or otherwise) covering any current of former employee, director or consultant that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G of the Code in connection with the transactions contemplated by this Agreement.

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(f)          Except as set forth in Section 3.10(f) of the Company Disclosure Schedule, neither the Company nor any Subsidiary maintains, participates in, contributes to, has any obligation to contribute to, or has any liability with respect to any Company Benefit Plan which provides broad based post retirement health or life insurance benefits to current or former employees, or current or future retirees, their spouses, dependents or beneficiaries, other than liability for health plan continuation coverage under COBRA. The Company has complied in all material respects with the requirements of COBRA.

(g)          To the Knowledge of the Company, no fiduciary of any Company Benefit Plan has committed a breach of any responsibility or obligation imposed upon fiduciaries under Title I of ERISA with respect to such Company Benefit Plan that could reasonably be expected to result in a material liability to the Company or any of its Subsidiaries. To the Knowledge of the Company, no event has occurred and no condition exists with respect to any Company Benefit Plan that will subject the Company or any Subsidiary, directly or indirectly (through indemnification or otherwise), to any obligation or material liability for (A) any breach of any responsibility or obligation imposed upon fiduciaries under Title I of ERISA, (B) any transaction in violation of Section 406 of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code), or (C) any material tax, interest, penalty, liability, or fine under Section 502 of ERISA.

(h)          Except as would not reasonably be expected to result in any material liability to the Company or its Subsidiaries, each Company Benefit Plan which is a "nonqualified deferred compensation plan" within the meaning of Section 409A of the Code was operated and administered between January 1, 2005 and December 31, 2008 in compliance in all material respects with a reasonable, good faith interpretation of Section 409A of the Code, and has been since January 1, 2009, in documentary and operational compliance with Section 409A of the Code.

(i)          Except as would not reasonably be expected to result in any material liability to the Company or its Subsidiaries, all contributions required to be made to any Company Benefit Plan prior to the Closing Date have been timely made and all contributions not yet due to any Company Benefit Plan have been properly accrued in accordance with GAAP. All material premium payments with respect to any Company Benefit Plan that are due have been timely made.

(j)          Each Company Benefit Plan maintained for employees primarily located outside the jurisdiction of the United States (other than Company Benefit Plans required to be maintained pursuant to applicable Law) (each a "Foreign Company Benefit Plan") complies in all material respects in form and operation with the Laws of each applicable jurisdiction, except where any noncompliance would not reasonably be expected to result in a material liability to the Company or any of its Subsidiaries.  No Foreign Benefit Plan has any unfunded liabilities except any such liabilities which would not reasonably be expected to result in a material liability to the Company or any of its Subsidiaries.

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Section 3.11         Labor. Except as set forth on Section 3.11 of the Company Disclosure Schedule, none of the Company or any its Subsidiaries is a party to any collective bargaining agreement or any other labor-related agreements with any labor union or labor organization. Except as set forth on Section 3.11 of the Company Disclosure Schedule, there are no labor disturbances, labor strikes or work stoppages pending against the Company or its Subsidiaries.

Section 3.12         Intellectual Property.

(a)          Section 3.12(a) of the Company Disclosure Schedule sets forth an accurate and complete list of all registered and applied for Intellectual Property owned by the Company or any of its Subsidiaries and all applications for such registrations. Each of the Company and its Subsidiaries owns or has rights in the Company Intellectual Property that is currently used or held for use in the normal conduct of the Business, free of Encumbrances other than Permitted Encumbrances, except for such failures by the Company or its Subsidiaries to so own or have a valid right in such Company Intellectual Property as would not reasonably be expected to have a Company Material Adverse Effect. There is no Action by or before any Governmental Entity or arbitrator pending or, to the Knowledge of the Company, threatened by any third Person with respect to any Company Intellectual Property. Except as set forth on Section 3.12(a) of the Company Disclosure Schedule, to the Knowledge of the Company, (i) the Company Intellectual Property does not infringe, misappropriate or otherwise violate the Intellectual Property of any other Person and (ii) no Person is infringing, misappropriating or otherwise violating the Company Intellectual Property. Except as set forth on Section 3.12(a) of the Company Disclosure Schedule, there is no Action brought by the Company or any of its Subsidiaries by or before any Governmental Entity or arbitrator pending against any other Person with respect to any Company Intellectual Property.

(b)          The Company Intellectual Property is valid and enforceable, in whole and in part, and the Company and its Subsidiaries have not undertaken or knowingly omitted to undertake any acts, and, to the Knowledge of the Company, no circumstances or grounds exist, that would invalidate or render unenforceable the Company Intellectual Property.

(c)          Other than as set forth on Section 3.12(c) of the Company Disclosure Schedule, the Company or its Subsidiaries exclusively own all Company Intellectual Property free and clear of all Encumbrances other than Permitted Encumbrances.

Section 3.13         Material Contracts.

(a)          Other than any Contract that constitutes a lease of Leased Real Property, which are addressed exclusively in Section 3.14, Section 3.13(a) of the Company Disclosure Schedule lists each of the following Contracts to which the Company or any of its Subsidiaries is a party or by which any of them is bound (each, a "Company Material Contract" and collectively, the "Company Material Contracts"):

(i)          any indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other evidence of Indebtedness or agreement providing for Indebtedness, in each case in excess of $100,000;

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(ii)         any Contract for the sale of any material asset after the date hereof outside the ordinary course of business;

(iii)        any Contract containing a covenant not to compete restricting the Company or any of its Subsidiaries, including, any Contract imposing exclusive dealing obligations or limitations on the Company or any of its Subsidiaries, in any geographic area during any period of time;

(iv)        any Contract which creates a partnership or joint venture or similar arrangement;

(v)         any Contract providing for (A) payments in excess of $500,000 or (B) receipts in excess of $1,000,000 in each case, in the current or subsequent fiscal year;

(vi)        any Contract that grants rights to Intellectual Property that is owned or controlled by any third party that is material to conduct the business of the Company and its Subsidiaries; and

(vii)       any material Contract providing for the grant of rights to manufacture, produce, assemble, license, market or sell its products to any other Person or affect the Company's or any Subsidiary's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

(b)          None of the Company or any of its Subsidiaries is in material breach of or material default under any Company Material Contract or has received any written notice or claim of any such breach or default from the counterparty to any Company Material Contract. Each Company Material Contract is in full force and effect in all material respects and is valid, binding and enforceable against the Company or its Subsidiaries, as applicable, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). To the Knowledge of the Company, no party is in material breach or material default, no event has occurred that with notice or lapse of time would constitute such a breach or default, or permit termination, modification, or acceleration, under any Company Material Contract, and no party has repudiated any provision of any Company Material Contract. True and complete copies of each written Company Material Contract (and written summaries of oral Company Material Contracts) have been made available to Parent.

Section 3.14         Real Property.

(a)          Section 3.14(a) of the Company Disclosure Schedule sets forth the address and legal description of each Owned Real Property. With respect to each Owned Real Property: (1) the Company or one of its Subsidiaries (as the case may be) has good, marketable fee simple title to such Owned Real Property, which shall be free and clear of all liens and encumbrances as of the Closing Date, except Permitted Encumbrances, and (2) except as set forth in Section 3.14(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof. The Owned Real Property is not subject to any rights of first refusal or any other right or option of any other Person to purchase or otherwise obtain title or an interest to the Owned Real Property or any portion thereof.

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(b)          Section 3.14(b) of the Company Disclosure Schedule sets forth a true and complete list by address of all of the Leased Real Property. The Company or one of its Subsidiaries has a valid leasehold interest in each Leased Real Property as provided in the applicable Real Property Lease, free and clear of any Encumbrances other than Permitted Encumbrances. The Company (and/or any of its Subsidiaries) is in compliance with the material terms of all Real Property Leases to which it (or its Subsidiary) is a party, except such compliance which has not had or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on any such Real Property Lease or a Company Material Adverse Effect. Except for such exceptions as would not reasonably be expected to have a Company Material Adverse Effect, none of the Company or any of its Subsidiaries has been informed in writing that the lessor under any of the Real Property Leases has taken action or threatened to terminate such Real Property Lease before the expiration of such Real Property Lease. To the Company's knowledge, each Real Property Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect, and the Company enjoys peaceful and undisturbed possession of the Leased Real Property that is the subject of such lease. The Company has delivered or made available to Parent true and complete copies of each Real Property Lease. Neither the Company nor any of its Subsidiaries has delivered or received any notice of default under any Real Property Lease which remains uncured, nor to the Company's knowledge, has any event occurred which, with the giving of notice, the passage of time or both, would constitute a default under any Real Property Lease.

(c)          The Owned Real Property and Leased Real Property constitute all real property used by the Company and/or any of its Subsidiaries in connection with the business of the Company (or such Subsidiary) as currently conducted. The Company has not received any written or oral notice of any proceedings in eminent domain or other similar proceedings pending which affect the Owned Real Property or the Leased Real Property nor, to the Company's Knowledge, is any such matter threatened.

Section 3.15         Title to Properties. Except as set forth in Section 3.15 of the Company Disclosure Schedule, each of the Company and its Subsidiaries has good and marketable title to, or a valid leasehold interest in, or valid license to use, all material Fixtures and Equipment and other material tangible Assets used in the ordinary course of their respective businesses, free and clear of any Encumbrances other than Permitted Encumbrances.

Section 3.16         Affiliate Transactions. Except as set forth in Section 3.16 of the Company Disclosure Schedule, other than (i) for payment of salary and benefits for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company or any of its Subsidiaries, (iii) for other employee benefits made generally available to all employees, (iv) with respect to any Person's ownership of membership interests, capital stock or other securities of the Company or any of its Subsidiaries or such Person's employment with the Company or any of its Subsidiaries or (v) as set forth in the Company Financial Statements, there are no contracts or arrangements that are in existence as of the date of this Agreement under which there are any material existing or future liabilities or obligations between the Company or any of its Subsidiaries, on the one hand, and, on the other hand, any (y) present or former manager, officer, employee or director of either the Company or any of its Subsidiaries or (z) record or beneficial owner of the outstanding Company Common Stock as of the date hereof (each, an "Affiliate Transaction").

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Section 3.17         Board Approval; Action by Written Consent. The board of directors of the Company (including any required committee or subgroup of the board of directors of the Company) has unanimously (i) declared the advisability of the Mergers and approved this Agreement and the transactions contemplated hereby and (ii) determined that the Mergers are in the best interests of the stockholders of the Company. The action by written consent of the MCP Funds to approve and adopt this Agreement, the Ancillary Agreements, the Business Combination and the transactions contemplated hereby and thereby, including the Initial Merger (the "MCP Funds Written Consent") is the only consent or approval by, or vote of, the holders of any class or series of capital stock of the Company necessary for the Company to adopt this Agreement, the Ancillary Agreements, the Business Combination and the transactions contemplated hereby and thereby, including the Initial Merger.

Section 3.18         Brokers and Other Advisors. Except for fees payable to Lampert Advisors, LLC, no broker, investment banker, financial advisor or other Person engaged by or on behalf of the Company or any Subsidiary is entitled to any broker's, finder's or financial advisor's fee or commission in connection with the transactions contemplated by this Agreement and the Ancillary Agreements for which any party hereto or any of its Subsidiaries would be liable.

Section 3.19         Information in Proxy Statement. The Company represents that the information supplied by the Company for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Parent, (ii) the time of the Parent Stockholders' Meeting, or (iii) the Merger Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by the Company expressly for inclusion in any of the filings made by Parent with the SEC or with any stock exchange or other regulatory authority will, at the time filed with the SEC, any stock exchange or other regulatory authority, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

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Section 3.20         No Other Representations and Warranties. Except for the representations and warranties contained in Article III and in any certificate or agreement delivered pursuant hereto, neither the Company nor any other Person on behalf of the Company or any of its Affiliates has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company (or any of its Subsidiaries) or with respect to any other information provided to Parent, Merger Sub Corp. or Merger Sub LLC, and the Company disclaims any such representation or warranty. Except for the specific representations and warranties contained in this Article III (as modified by the Company Disclosure Schedule) and in any certificate or agreement delivered pursuant hereto, the Company hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Parent, Merger Sub Corp., Merger Sub LLC or their respective Affiliates or Representatives (including any opinion, information, projection, or advice that may have been or may be provided to Parent, Merger Sub Corp. or Merger Sub LLC by any director, officer, employee, agent, consultant, or Representative of the Company, its Subsidiaries or any of their respective Affiliates), and neither the Company nor any other Person will have or be subject to any liability or obligation to Parent, Merger Sub Corp., Merger Sub LLC or any other Person resulting from the distribution to Parent, Merger Sub Corp. or Merger Sub LLC or any such party's use of, or reliance upon any such information.

Article IV
REPRESENTATIONS AND WARRANTIES OF PARENT

Except as set forth in the Parent Disclosure, each of Parent, Merger Sub Corp. and Merger Sub LLC represents and warrants to the Company as follows:

Section 4.1           Incorporation or Organization, Standing and Corporate Power.  Each of Parent, Merger Sub Corp. and Merger Sub LLC is duly incorporated or organized, as the case may be, and validly existing under the laws of its jurisdiction of incorporation or organization, as the case may be, and has all requisite corporate or other entity power and authority to own, carry on and operate its business as presently conducted. Each of Parent, Merger Sub Corp. and Merger Sub LLC is duly qualified or licensed to do business and is in good standing in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so qualified, licensed or in good standing would not have a Parent Material Adverse Effect. True and complete copies of the Organizational Documents of each of Parent, Merger Sub Corp. and Merger Sub LLC, in each case as in effect on the date of this Agreement, have been made available to the Company.

Section 4.2           Capital Structure.

(a)          The authorized capital stock of Parent consists of (i) 100,000,000 shares of Parent Common Stock and (ii) 1,000,000 shares of preferred stock, par value $.0001 per share. The issued and outstanding shares of Parent capital stock consists of (A) 9,385,000 shares of Parent Common Stock and (B) no shares of preferred stock (collectively, the "Parent Issued Shares"). The authorized, issued and outstanding Equity of each Merger Sub is as set forth on Section 4.2(a) of the Parent Disclosure Schedule. Parent owns all of the issued and outstanding Equity of Merger Sub Corp. and Merger Sub LLC. The Parent Issued Shares and the outstanding Equity of Merger Sub Corp. (and to the extent applicable, Merger Sub LLC) have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to preemptive rights. Other than the Parent Warrants, there have been no issuances by any of Parent, Merger Sub Corp. or Merger Sub LLC of options, warrants, rights, convertible or exchangeable securities, stock-based performance units or other rights to acquire shares or other Equity of Parent, Merger Sub Corp. or Merger Sub LLC, as applicable, or other rights that give the holder thereof any economic or voting or controlling interest of any nature in Parent, Merger Sub Corp. or Merger Sub LLC.

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(b)          There are no bonds, debentures, notes or other Indebtedness of any of Parent, Merger Sub Corp. or Merger Sub LLC having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Parent Common Stock and/or any Equity of Merger Sub Corp. or Merger Sub LLC, as applicable, may vote ("Parent Voting Debt"). Except as set forth above, and except for any obligations pursuant to this Agreement or any Ancillary Agreement, there are no securities (including convertible and/or exchangeable securities), options, warrants, calls, rights, commitments, agreements, arrangements, or undertakings of any kind to which any of Parent, Merger Sub Corp. or Merger Sub LLC is a party or by which it is bound (i) obligating such party, as applicable, to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause to be repurchased, redeemed or otherwise acquired, any Parent Voting Debt, Equity of Parent, Merger Sub Corp. or any security convertible or exchangeable for any Parent Voting Debt or Equity of, any such Person, (ii) obligating any such Person to issue, grant, extend or enter into, as applicable, any such security, option, warrant, call, right, commitment, agreement, arrangement, or undertaking, or (iii) that give any Person the right to receive any economic, voting or controlling interest of any nature in Parent, Merger Sub Corp. or Merger Sub LLC and no such party has granted any share appreciation rights or any other rights the value of which is derived from the financial performance of any such party or the value of any Equity of any of Parent, Merger Sub Corp. or Merger Sub LLC.

(c)          Parent has no Subsidiaries as of the date hereof and as of the Closing Date shall not have any Subsidiaries, in each case, other than Merger Sub Corp. and Merger Sub LLC.

(d)          All shares of Parent Common Stock to be issued in connection with the Business Combination, when issued in accordance with the terms hereof, shall be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

Section 4.3           Authority.

(a)          Each of Parent, Merger Sub Corp. and Merger Sub LLC has, as applicable, all requisite corporate or other entity power and authority to execute and deliver this Agreement and the other Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and such other Ancillary Agreements by each such party, as applicable, and the consummation of the transactions contemplated by, and compliance with the provisions of, this Agreement and any such other Ancillary Agreement by each such party have been duly authorized by all necessary corporate action on the part of such Party, other than (i) with respect to (A) the issuance (the "Share Issuance") of the Aggregate Stock Consideration and Aggregate Earnout Stock Consideration and (B) the Business Combination, the approval of the holders of a majority of the shares of Parent Common Stock voted at the Parent Stockholders' Meeting and (ii) with respect to the amendment of the Parent Charter contemplated by the Third Amended and Restated Parent Charter (the "Charter Amendment"), the approval of the holders of a majority of the outstanding shares of Parent Common Stock the "Parent Stockholder Approval"). This Agreement and the other Ancillary Agreements to which any of Parent, Merger Sub Corp. or Merger Sub LLC is a party have been duly executed and delivered by such Party and, assuming the due authorization, execution and delivery by the other Parties thereto, constitute (or, as applicable with respect to any Ancillary Agreements to be executed from and after the date hereof, when executed and delivered at the Closing will be) a legal, valid and binding obligation of such Party, enforceable against such party in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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(b)          To the Knowledge of Parent, none of the transactions contemplated hereby, including the Mergers, is subject to any Takeover Laws of any jurisdiction that may purport to be applicable to Parent, Merger Sub Corp. or Merger Sub LLC.

Section 4.4           Non-Contravention; Compliance with Law.

(a)          The execution and delivery by each of Parent, Merger Sub Corp. and Merger Sub LLC of this Agreement and the Ancillary Agreements to which it is a party do not, and the consummation of the Business Combination and the other transactions contemplated by this Agreement and such Ancillary Agreements and compliance with the provisions of this Agreement and such Ancillary Agreements will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or result in the creation of any Encumbrance upon any of the Assets of such Party or any of its Subsidiaries under (other than any such Encumbrance created as a result of any action taken by the Company or any of its Subsidiaries), any provision of (i) the Organizational Documents of such Party, (ii) any Contract to which such Person or any of its Subsidiaries is a party or by which its Assets are bound, or (iii) subject to the filings and other matters referred to in the immediately following sentence, and assuming the accuracy of the representations and warranties of the Company set forth in Section 3.4, any Law applicable to such party or any of its Subsidiaries or any of their respective Assets.

(b)          No consent, approval, Judgment, waiver or authorization of, action or nonaction by, registration, declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by or with respect to such Party or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Ancillary Agreements to which it is a party or the consummation by such party of the Business Combination or the other transactions contemplated by this Agreement or such Ancillary Agreements, except for the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby and (z) the filing of the Certificate of Initial Merger and the Certificate of Final Merger with the Secretary of State of the State of Delaware and of appropriate documents with the relevant authorities of other jurisdictions in which such party and its Subsidiaries is qualified to do business.

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(c)          Each of Parent, Merger Sub Corp. and Merger Sub LLC has complied in all material respects with all applicable Law. None of Parent, Merger Sub Corp. or Merger Sub LLC has received notice regarding any material violation of, conflict with, or failure to comply with, any applicable Law.

Section 4.5           SEC Reports and Financial Statements; Undisclosed Liabilities.

(a)          Parent has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Parent with the SEC since Parent's formation under the Exchange Act or the Securities Act to the date of this Agreement, together with any amendments, restatements or supplements thereto (all of the foregoing filed prior to the date of this Agreement, the "Parent SEC Reports"), and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement through the Closing Date (the "Additional Parent SEC Reports"). All Parent SEC Reports, Additional Parent SEC Reports, any correspondence from or to the SEC or the NASDAQ Stock Market, Inc. and all certifications and statements required by (x) Rule 13a-14 or 15d-14 under the Exchange Act, or (y) 18 U.S.C. § 1350 (Section 906) of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") with respect to any of the foregoing (collectively, the "Certifications") have been delivered to the Company in the form filed with the SEC or are available on EDGAR. The Parent SEC Reports were, and the Additional Parent SEC Reports will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Parent SEC Reports did not, and the Additional Parent SEC Reports will not, at the time they were or are filed, as the case may be, with the SEC contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Certifications are each true and correct. Parent maintains disclosure controls and procedures required by Rule 13a-15(e) or 15d-15(e) under the Exchange Act. To the Knowledge of Parent, except as set forth in Section 4.5 of the Parent Disclosure Schedule, each director and executive officer of Parent has filed with the SEC on a timely basis all statements required with respect to Parent by Section 16(a) of the Exchange Act and the rules and regulations thereunder. As used in this Section 4.5, the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b)          The financial statements and notes contained or incorporated by reference in the Parent SEC Reports ("Parent Financials") fairly present, and the financial statements and notes to be contained in or to be incorporated by reference in the Additional Parent SEC Reports, will fairly present, as the case may be, the financial condition and the results of operations, changes in stockholders' equity, and cash flows of Parent and its Subsidiaries as at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP and (ii) Regulation S-X or Regulation S-K, as applicable, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the omission of notes to the extent permitted by Regulation S-X or Regulation S-K, as applicable. No financial statements other than those of Parent and its Subsidiaries are required by GAAP to be included in the consolidated financial statements of Parent.

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(c)          Neither Parent nor any of its Subsidiaries, or any manager, director, officer or employee of Parent or any of its Subsidiaries, or to the Knowledge of Parent, any auditor or accountant of Parent or any of its Subsidiaries has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of Parent or any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that Parent or any of its Subsidiaries has engaged in questionable accounting or auditing practices. No employee and no member of the Parent Board nor any attorney representing Parent or any of its Subsidiaries, whether or not employed by Parent or any of its Subsidiaries, has received written notice from any Governmental Entity or any Person of any violation of consumer protection, insurance or securities Laws, breach of fiduciary duty or similar violation by Parent or any of its officers, directors, employees or agents or reported written evidence of any such violation to the Parent Board or any committee thereof or to any director or executive officer of Parent.

(d)          None of Parent's Subsidiaries have ever been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

(e)          Parent and its Subsidiaries do not now conduct and have not ever conducted any business or operations and have not engaged in any other material transaction other than valuation and pursuit of transactions such as the Business Combination.

(f)          None of Parent or any of its Subsidiaries has any liabilities of any nature, except for (i) liabilities incurred in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, (ii) liabilities under the Contracts set forth on Section 4.19 of the Parent Disclosure Schedule and (iii) liabilities that would not reasonably be expected to have a material impact on Parent.

Section 4.6           Trust Account. Parent has (and will have immediately prior to the Merger Effective Time) at least $75,000,000.00 (the "Minimum Trust Amount") in the account established by Parent for the benefit of its public stockholders at J.P. Morgan Chase Bank, N.A. (the "Trust Account"), such monies invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and held in trust by Continental Stock Transfer & Trust Co., Inc. (the "Trustee") pursuant to the Investment Management Trust Agreement, dated as of February 22, 2012, between Parent and Trustee (the "Trust Agreement"). The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms and has not been amended or modified. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Parent SEC Reports to be inaccurate in any material respect and/or that would entitle any Person (other than stockholders of Parent holding shares of Parent Common Stock sold in Parent's initial public offering who shall have elected to redeem their shares of Parent Common Stock pursuant to the Parent Charter) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except (x) to pay income and franchise taxes and expenses from any interest income earned in the Trust Account and (y) to purchase shares of Parent Common Stock in accordance with the provisions of the Parent Charter, as set forth in the Parent SEC Reports.

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Section 4.7           Investment Company Act. Parent is not an "investment company" or a person directly or indirectly "controlled" by or acting on behalf of an "investment company", in each case within the meaning of the Investment Company Act.

Section 4.8           Absence of Certain Changes or Events. Since the date of Parent's incorporation, (a) there has not been any change, effect, event or occurrence that has had or would reasonably be expected to have a Parent Material Adverse Effect, (b) each of Parent, Merger Sub Corp. and Merger Sub LLC has conducted its business only in the ordinary course of business consistent with past practice and (c) there has not been (i) any circumstance, action or activity which, if taken after the date hereof, would be a violation of Section 5.2.

Section 4.9           Litigation. As of the date hereof, there is no (a) Action pending or, to the Knowledge of Parent, threatened in writing, and/or (b) Judgment outstanding, in each case, against any of Parent, Merger Sub Corp. or Merger Sub LLC.

Section 4.10         Taxes.

(a)          Each of Parent, Merger Sub Corp. and Merger Sub LLC has timely filed or has caused to be timely filed all material Tax Returns required to be filed by it (taking into account any validly obtained extension of time within which to file), and all such Tax Returns are true, complete and accurate in all material respects. Each of Parent, Merger Sub Corp. and Merger Sub LLC has paid or caused to be paid all material Taxes due and owing by it, other than Taxes that are being contested in good faith through appropriate proceedings for which appropriate reserves have been established.

(b)          No deficiencies for any material Taxes (other than Taxes that are not yet due and payable or that are being contested in good faith and for which appropriate reserves have been established) have been proposed, asserted, assessed or to the Knowledge of Parent, threatened in writing against any of Parent, Merger Sub Corp. or Merger Sub LLC which have not been settled and paid. All assessments for material Taxes due and owing by any of Parent, Merger Sub Corp. or Merger Sub LLC with respect to completed and settled examinations or concluded litigation have been paid. There is no currently effective agreement or other document with respect to any of Parent, Merger Sub Corp. and Merger Sub LLC extending the period of assessment or collection of any material Taxes. There are no material Encumbrances for Taxes on any of the Assets of Parent, Merger Sub Corp. or Merger Sub LLC other than statutory Encumbrances for Taxes not yet due and payable. None of Parent, Merger Sub Corp. or Merger Sub LLC has been a "controlled corporation" or a "distributing corporation" in any distribution that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign Law) occurring during the two-year period ending on the date hereof. None of Parent, Merger Sub Corp. or Merger Sub LLC has engaged in any "listed transaction" within the meaning of Section 6011 of the Code.

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(c)          None of Parent, Merger Sub Corp. or Merger Sub LLC has taken or agreed to take any action, or has Knowledge of any fact or circumstance, that would reasonably be expected to prevent or impede the Mergers from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

Section 4.11         Employee Matters. Other than the current officers of Parent, Merger Sub Corp. and Merger Sub LLC set forth on Section 4.11 of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries has ever had any employees. Other than reimbursement of any out-of-pocket expenses incurred by Parent's officers and directors in connection with activities on Parent's behalf in an aggregate amount not in excess of the amount of cash held by Parent outside of the Trust Account, neither Parent nor any of its Subsidiaries has any unsatisfied liability with respect to any employee. None of Parent, Merger Sub Corp. or Merger Sub LLC maintains, sponsors or has any liability or potential liability with respect to any Employee Benefit Plan.

Section 4.12         Title to Properties. Parent and its Subsidiaries have good and valid title to, a valid leasehold interest in, or valid license to use, all of the material Fixtures and Equipment and other material Assets used by them in the operation of their respective businesses, free and clear of all Encumbrances other than Permitted Encumbrances. Other than Parent's rights under the Administrative Services Agreement, dated as of December 16, 2011, between Parent and Clinton Group, Inc., neither Parent nor any of its Subsidiaries has ever owned, leased, subleased or had any other interest in any real property.

Section 4.13         Indebtedness. None of Parent or any of its Subsidiaries has any Indebtedness.

Section 4.14         Listing. The Parent Common Stock is listed on the NASDAQ Stock Market, Inc. There is no action or proceeding pending or, to Parent's Knowledge, threatened against Parent by the NASDAQ Stock Market with respect to any intention by such entity to prohibit or terminate the listing of the Parent Common Stock on the NASDAQ Stock Market.

Section 4.15         Board Approval; Stockholder Vote. The Parent Board (including any required committee or subgroup of the Parent Board) has unanimously (i) declared the advisability of the Mergers and approved this Agreement and the transactions contemplated hereby, (ii) determined that the Mergers are in the best interests of the stockholders of Parent, and (iii) determined that the Mergers constitute a Business Transaction. The only vote of the holders of any class or series of capital stock of Parent necessary to approve this Agreement, the Mergers, the Ancillary Agreements and the other transactions contemplated hereby and thereby is the Parent Stockholder Approval.

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Section 4.16         Affiliate Transactions. Except as set forth in Section 4.16 of the Parent Disclosure Schedule, other than (i) for payment of salary and benefits for services rendered, (ii) reimbursement for expenses incurred on behalf of Parent or any of its Subsidiaries or (iii) with respect to any Person's ownership of capital stock or other securities of Parent, there are no Contracts or arrangements under which there are any material existing or future liabilities or obligations between Parent or any of its Subsidiaries, on the one hand, and, on the other hand, any (y) present or former manager, employee, officer or director of either Parent or any of its Subsidiaries or (z) record or beneficial owner of the outstanding Parent Common Stock as of the date hereof (each, a "Parent Affiliate Transaction").

Section 4.17         Brokers and Other Advisors. Except as set forth in Section 4.17 of the Parent Disclosure Schedule, no broker, investment banker, financial advisor or other Person engaged by or on behalf of Parent or any of its Subsidiaries is entitled to any broker's, finder's or financial advisor's fee or commission in connection with the transactions contemplated by this Agreement and the Ancillary Agreements for which any party hereto or any of its Affiliates would be liable.

Section 4.18         Information in Proxy Statement. Parent represents that the information supplied by Parent for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Parent, (ii) the time of the Parent Stockholders' Meeting, or (iii) the Merger Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement (except for such portions thereof that relate only to the Company or its Subsidiaries) shall comply in all material respects with the applicable provisions of the Exchange Act.

Section 4.19         Parent Contracts. Except as set forth on Section 4.19 of the Parent Disclosure Schedule, none of Parent or any Merger Sub is party to any Contract (other than nondisclosure agreements (containing customary terms) to which Parent is a party that were entered into in the ordinary course of its business).

Section 4.20         No Other Representations and Warranties. Except for the representations and warranties contained in Article IV and in any certificate or agreement delivered pursuant hereto, none of Parent, Merger Sub Corp. or Merger Sub LLC nor any other Person on behalf of Parent, Merger Sub Corp. or Merger Sub LLC or any of its respective Affiliates has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to Parent, Merger Sub Corp. or Merger Sub LLC or with respect to any other information provided to the Company, and each of Parent, Merger Sub Corp. and Merger Sub LLC disclaims any such representation or warranty. Except for the specific representations and warranties contained in this Article IV (as modified by the Parent Disclosure Schedule) and in any certificate or agreement delivered pursuant hereto, each of Parent, Merger Sub Corp. and Merger Sub LLC hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to the Company or its Affiliates or Representatives (including any opinion, information, projection, or advice that may have been or may be provided to the Company by any director, officer, employee, agent, consultant, or Representative of Parent, Merger Sub Corp. or Merger Sub LLC, or any of their respective Affiliates), and none of Parent, Merger Sub Corp. or Merger Sub LLC nor any other Person will have or be subject to any liability or obligation to the Company or any other Person resulting from the distribution to the Company or any such party's use of, or reliance upon any such information.

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Article V
COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 5.1           Conduct of Businesses Prior to the Closing. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, except as expressly contemplated or permitted by this Agreement, each of Parent and the Company shall and shall cause each of their respective Subsidiaries to, (a) use commercially reasonable efforts to maintain and preserve intact, in all material respects, its business organization and significant business relationships and keep available the services of its current officers, employees, and consultants, (b) take no action that would be reasonably likely to materially and adversely affect or delay the ability of any Party to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby or by the Ancillary Agreements or to perform its covenants and agreements under this Agreement or the Ancillary Agreements or to consummate the transactions contemplated hereby or thereby on or prior to the Termination Date and (c) conduct its business and operations in the ordinary course consistent with past practice.

Section 5.2           Parent Negative Covenants. Without limiting the generality of Section 5.1, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Article IX or the Closing, except (i) as set forth in Section 5.2 of the Parent Disclosure Schedule, (ii) as expressly contemplated or permitted by this Agreement or any Ancillary Agreement or (iii) to the extent required by applicable Law, Parent shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed):

(a)          adopt or propose any amendment to its Organizational Documents;

(b)          create any Subsidiary or acquire any capital stock, membership interest, partnership interest, joint venture interest or other Equity or other interest in any Person, or merge or consolidate with, or purchase any Assets of, any Person or any division or business thereof;

(c)          (i) create, issue, deliver, pledge or sell, or propose or authorize the creation, issuance, delivery, pledge or sale of, or grant any options or other awards with respect to any of its Equity or make any other agreements with respect to, any of its Equity or any of its other securities or (ii) adopt or implement any stockholder or member rights plan;

(d)          declare, set aside or pay any dividend or make any other distribution (whether in cash, stock or other Assets) or payment with respect to any shares of capital stock, any Equity or other securities (or set any record date therefor);

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(e)          as applicable, split, combine, divide, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock or other Equity, or any of its other securities;

(f)          increase in any manner the compensation or benefits payable or to become payable to any of its current or former directors, officers, employees, consultants or independent contractors, or pay any material amounts or benefits (including severance) to, or materially increase any amounts payable to, any such Person or adopt or implement any Employee Benefit Plan;

(g)          lease, license, transfer, exchange or swap, mortgage, encumber (including securitizations), or otherwise dispose of (whether by way of merger, consolidation, sale of shares or other Equity or Assets, or otherwise) any of its Assets or adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

(h)          except with respect to the Acquisition Financing, incur or assume or pre-pay any Indebtedness, assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, make any acquisition of any other Person or business or make or acquire any loans, advances or capital contributions to, or investments in, any other Person (including advances to employees) or enter into any "keep well" or other agreement to maintain the financial condition of another entity;

(i)          enter into or amend, terminate or extend any material Contract, or waive, release, assign or fail to enforce any material rights or claims under any material Contract;

(j)          make or commit to make any capital expenditures;

(k)          initiate, compromise, or settle any Action;

(l)          engage in any Parent Affiliate Transaction;

(m)         make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

(n)          revalue any of its material assets or make any change in accounting methods, principles or practices, except in compliance with GAAP and approved by Parent's outside auditors;

(o)         enter into any agreement, understanding or arrangement with respect to the voting of the Parent Common Stock or the Equity of any of Parent's Subsidiaries;

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(p)          elect or otherwise cause Merger Sub LLC, to be treated for United States federal income tax purposes as a corporation or partnership or otherwise to be regarded for such purposes as an entity separate from Parent;

(q)          take any action that would reasonably be expected to delay or impair the obtaining of any consents or approvals of any Governmental Entity to be obtained in connection with this Agreement;

(r)          use any portion of the Trust Account to acquire shares of Parent Common Stock or other Parent Equity, other than acquisitions of shares of Parent Common Stock from holders of Parent Common Stock who properly exercise their redemption rights in accordance with the Parent Charter; or

(s)          enter into any agreement, Contract, commitment or arrangement to do any of the foregoing, or to authorize, publicly recommend, publicly propose or publicly announce an intention to do any of the foregoing.

Section 5.3           Company Negative Covenants. Without limiting the generality of Section 5.1, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Article IX or the Closing, except (i) as set forth in Section 5.3 of the Company Disclosure Schedule, (ii) as expressly contemplated or permitted by this Agreement or the Ancillary Agreements or (iii) to the extent required by applicable Law, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed):

(a)          adopt or propose any amendment to its Organizational Documents;

(b)          create any Subsidiary or acquire any capital stock, membership interest, partnership interest, joint venture interest or other Equity or other interest in any Person, or merge or consolidate with, or purchase any Assets constituting or comprising a business of, any Person or any division or business thereof;

(c)          (i) create, issue, deliver, pledge or sell, or propose or authorize the creation, issuance, delivery, pledge or sale of, or grant any options or other awards with respect to any Equity of the Company or any Subsidiary or make any other agreements with respect to, any of its Equity or any of its other securities, (ii) amend, waive or otherwise modify any of the terms of any option, restricted unit, profits interest, warrant or stock option plan of the Company or any of its Subsidiaries (other than to impose additional limitations on the holder thereof) or authorize cash payments in exchange for any rights granted under any of such plans or (iii) adopt or implement any stockholder or member rights plan;

(d)          declare, set aside or pay any dividend or make any other distribution (whether in cash, stock or other Assets) or payment with respect to any shares of capital stock, any Equity or other securities (or set any record date therefor), in each case, other than with respect to such items declared, set aside, paid or made by Subsidiaries of the Company to other wholly-owned Subsidiaries of the Company or the Company;

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(e)          as applicable, split, combine, divide, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock or other Equity, or any of its other securities, other than repurchases of shares of Company Common Stock or Company Options from employees or former employees of the Company or its Subsidiaries in accordance with the Stockholders Agreement or the Company Option Plan, as applicable;

(f)          materially increase the compensation or benefits payable or to become payable to any of its current or former directors, officers, employees, consultants or independent contractors, or pay any material amounts or benefits (including severance) to, or materially increase any amounts payable to, any such Person, in each case other than (i) to the extent required by any Company Benefit Plan existing on the date of this Agreement or (ii) in the ordinary course of business consistent with past practice;

(g)          lease, license, transfer, exchange or swap, mortgage, encumber (including securitizations), or otherwise dispose of (whether by way of merger, consolidation, sale of shares or other Equity or Assets, or otherwise) any material portion of its Assets other than in the ordinary course of business and other than with respect to the Acquisition Financing or adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

(h)          except with respect to Indebtedness under arrangements existing as of the date hereof and the Acquisition Financing, incur or assume any indebtedness for borrowed money or assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person or make or acquire any loans, advances or capital contributions to, or investments in, any other Person (excluding advances to employees in the ordinary course of business) or enter into any "keep well" or other agreement to maintain the financial condition of another entity;

(i)          engage in any Affiliate Transaction;

(j)          make any material change in its accounting policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

(k)          revalue any of its material assets except in compliance with GAAP and approved by the Company's outside auditors;

(l)          enter into any agreement, understanding or arrangement with respect to the voting of the Company Common Stock or the Equity of any of the Company's Subsidiaries;

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(m)          take any action that would reasonably be expected to delay or impair the obtaining of any consents or approvals of any Governmental Entity to be obtained in connection with this Agreement; or

(n)          enter into any agreement, Contract, commitment or arrangement to do any of the foregoing, or to authorize, publicly recommend, publicly propose or publicly announce an intention to do any of the foregoing.

Article VI
ADDITIONAL AGREEMENTS

Section 6.1           Proxy Statement; Additional Parent Filings.

(a)          As promptly as practicable after the execution of this Agreement, Parent shall prepare and file with the SEC a proxy statement in connection with the transactions contemplated by this Agreement (as amended or supplemented, the "Proxy Statement" and, the time and date of such filing with the SEC, the "Proxy Date") to be sent to the stockholders of Parent relating to the meeting of Parent's stockholders (the "Parent Stockholders' Meeting") to be held to consider, among other things, (1) approval and adoption of this Agreement, (2) the Share Issuance, (3) the Charter Amendment, (4) the election to the Parent Board of Daniel Collin, Stephen Presser and Thomas J. Baldwin, and (5) any other proposals Parent and the Company deem necessary or desirable to effectuate the Business Combination. The Proxy Statement shall disclose that Parent will elect to be a "controlled company" within the meaning of the NASDAQ Stock Market Listing Rules. The Proxy Statement will comply as to form and substance in all material aspects with the applicable requirements of the Exchange Act and the rules and regulations hereunder. As promptly as practicable after approval thereof by the SEC (but in any event, within three (3) Business Days), Parent shall mail the Proxy Statement to its stockholders.

(b)          No amendment or supplement to the Proxy Statement will be made by Parent without the approval of the Company (such approval not to be unreasonably withheld or delayed) and Parent shall promptly transmit any such amendment or supplement to its stockholders, if at any time prior to the Parent Stockholders' Meeting there shall be discovered any information that should be set forth in an amendment or supplement to the Proxy Statement. Parent will advise the Company promptly after it receives notice thereof, of the time when the Proxy Statement has been approved by the SEC or any supplement or amendment has been filed, or the issuance of any stop order, or of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

(c)          If, at any time prior to the Merger Effective Time, any event or circumstance relating to Parent or any of its Subsidiaries, Affiliates, officers or directors should be discovered by Parent which should be set forth in an amendment or a supplement to the Proxy Statement, then Parent shall promptly inform the Company; provided, however, that no information received by the Company pursuant to this Section 6.1(c) shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Parent, and no such information shall be deemed to change, supplement or amend the Parent Disclosure Schedule.

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(d)          If, at any time prior to the Merger Effective Time, any event or circumstance relating to the Company or any of its Subsidiaries, Affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment or a supplement to the Proxy Statement, then the Company shall promptly inform Parent; provided, however, that no information received by Parent pursuant to this Section 6.1(d) shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Company, and no such information shall be deemed to change, supplement or amend the Company Disclosure Schedule.

(e)          The Company acknowledges that a substantial portion of the Proxy Statement and certain other forms, reports and other filings required to be made by Parent under the Exchange Act in connection with the transactions contemplated hereby (including, without limitation, a current report on Form 8-K required to be filed after the Closing regarding these transactions sometimes referred to as a "Super 8-K") (collectively, "Additional Parent Filings") shall include disclosure regarding the Company and its management, operations and financial condition. Accordingly, the Company agrees to promptly provide Parent with all information concerning the Company and its Subsidiaries, its management, operations and financial condition, in each case, required to be included in the Proxy Statement and Additional Parent Filings. The Company and its Subsidiaries shall make their managers, directors, officers and employees reasonably available to Parent and its counsel in connection with the drafting of the Proxy Statement and responding in a timely manner to comments on the Proxy Statement from the SEC.

Section 6.2           Parent Stockholders' Meeting. Parent shall, as promptly as practicable, establish a record date for, duly call, give notice of, convene and hold the Parent Stockholders' Meeting solely for the purpose of obtaining the Parent Stockholder Approval. Parent shall, through the Parent Board, recommend to its stockholders that they vote in favor of the Share Issuance, the Charter Amendment and the Business Combination and shall include such recommendation in the Proxy Statement (the "Parent Recommendation"). The Parent Board shall not (and no committee thereof shall) withdraw (or modify), or publicly propose to withdraw (or modify), the Parent Recommendation.

Section 6.3           Listing of Parent Common Stock. Parent will use its reasonable best efforts to cause the shares of Parent Common Stock that will be issued in the Initial Merger to be approved for listing on the NASDAQ Stock Market, subject to official notice of issuance, prior to the Merger Effective Time.

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Section 6.4           Access to Information.

(a)          Upon reasonable notice and subject to applicable Laws and Contracts, each of Parent and the Company shall, and shall cause each of their respective Subsidiaries to, afford to the Representatives of the other reasonable access, during normal business hours during the period prior to the earlier of (i) Merger Effective Time and (ii) the termination of this Agreement pursuant to Section 9.1, to all properties, books, contracts, commitments and records as is reasonably necessary in connection with the consummation of the transactions contemplated by this Agreement; provided, however, that the foregoing shall not require any party to take any such action if (x) it may result in a waiver or breach of any attorney/client privilege, (y) it could reasonably be expected to result in violation of applicable Law or material Contract, or (z) providing such access or information would be reasonably expected to be unreasonably disruptive to its operations. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the foregoing proviso apply. All requests for information made pursuant to this Section 6.4(a) shall be directed to the individual designated by Parent and the Company, respectively (or such individual's designee).

(b)          Each of Parent and the Company shall hold all information furnished by or on behalf of the other party or any of such party's Affiliates or Representatives pursuant to Section 6.4, or otherwise in connection with this Agreement, in confidence to the extent required by, and in accordance with, the provisions of that certain Confidentiality Agreement, dated November 14, 2012, by and between the Company and Parent (the "Confidentiality Agreement").

(c)          No investigation or information provided or received by any party or its Representatives pursuant to this Section 6.4 shall affect any of the representations and warranties of the parties hereto contained in this Agreement or the conditions hereunder to the obligations of the parties hereto.

Section 6.5           Indemnification; Directors' and Officers' Insurance.

(a)          From and after the Merger Effective Time, Parent shall provide or shall cause to be provided to each individual who is now or has been at any time prior to the date hereof or who becomes prior to the Merger Effective Time, an officer or director of Parent, Merger Sub Corp., Merger Sub LLC or the Company or any of their respective Subsidiaries (the "Indemnified Parties"), rights to indemnification, advancement of expenses and exculpation from liability which are at least as favorable to such individuals as the rights to advancement of expenses and exculpation from liability set forth in the Third Amended & Restated Parent Charter and in the Amended & Restated Parent Bylaws.

(b)          For a period of six (6) years after the Merger Effective Time, Parent shall maintain in effect policies of directors' and officers' liability insurance in favor of the Indemnified Parties (and any other Person who is covered by the current directors' and officers' liability insurance policy of the Company) with coverage in amount and scope at least as favorable as the Company's existing policies with respect to claims arising from facts or events that occurred prior to the Merger Effective Time.

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(c)          Each of the Parties hereby acknowledges that certain Indemnified Parties have or may, in the future, have certain rights to indemnification, advancement of expenses and/or exculpation provided by other entities and/or organizations not associated with any Party, or their respective insurers (collectively, the "Other Indemnitors" and, individually, an "Other Indemnitor").  From and after the Merger Effective Time, Parent and each other Party hereby agrees that, with respect to any advancement or indemnification obligation owed, at any time, to any Indemnified Party by Parent or any Other Indemnitor, whether pursuant to any Organizational Document of any such Party, any indemnification agreement or other document or agreement and/or pursuant to this Section 6.5 (any of the foregoing is herein an "Indemnification Agreement") (i) Parent shall, at all times, be the indemnitor of first resort (i.e., its obligations to such Indemnified Party shall be primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Indemnified Party shall be secondary), (ii) Parent shall, at all times, be required to advance the full amount of expenses incurred by the Indemnified Party and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement or any Indemnification Agreement), without regard to any rights such Indemnified Party may have against the Other Indemnitors, and (iii) it irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation, indemnification or any other recovery of any kind in respect thereof. From and after the Merger Effective Time, each of the Parties hereby further agrees that no advancement, indemnification or other payment by the Other Indemnitors on behalf of any Indemnified Party with respect to any claim for which such Indemnified Party has sought indemnification from Parent shall affect the foregoing, and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement, indemnification or other payment to all of the rights of recovery of such Indemnified Party against Parent, and Parent shall indemnify and hold harmless against such amounts actually paid by the Other Indemnitors to or on behalf of such Indemnified Party.

(d)          From and after the Merger Effective Time, in the event Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its Assets to any Person, then, and in each such case, to the extent necessary, unless occurring by operation of law, proper provision shall be made so that the successors and assigns of Parent assume the obligations set forth in this Section 6.5.

(e)          The provisions of this Section 6.5 (i) shall become effective at the Merger Effective Time and shall survive the Merger Effective Time, (ii) are intended to be for the benefit of, to grant third-party rights to and shall be enforceable by, and may not be amended without the approval of, each Indemnified Party and his heirs and Representatives and (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise. From and after the Merger Effective Time, each Indemnified Party shall be entitled to enforce the covenants contained in this Section 6.5 and Parent acknowledges and agrees that such Indemnified Party would suffer irreparable harm and that no adequate remedy at Law exists for a breach of such covenants and such Indemnified Party shall be entitled to injunctive relief and specific performance in the event of any breach of any provision of this Section 6.5.

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Section 6.6           Closing Actions. Each of the Parties agrees that it shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable Laws or otherwise, so as to permit consummation of the Business Combination as promptly as practicable and otherwise to enable consummation of the transactions contemplated by this Agreement and the Ancillary Agreements including using its reasonable best efforts to make any filing, and obtain (and cooperating with the other Parties to obtain) any consent, authorization, registration, order or approval of, or any exemption by, any Governmental Entity and any other Person that is required to be obtained by Parent, Merger Sub Corp., Merger Sub LLC or the Company or any of their respective Subsidiaries in connection with the Business Combination, but specifically excluding the waiver or compromise of any condition to such Party's obligations under Article VIII.

Section 6.7           Further Actions. In case at any time after the Merger Effective Time any further action is reasonably necessary to carry out the purposes of this Agreement, the proper officers and directors of each Party to this Agreement and their respective Subsidiaries shall (at Parent's sole expense) take all such lawful and necessary action as may be reasonably requested by the MCP Funds or Parent.

Section 6.8          Transfer Taxes. All Transfer Taxes shall be paid by Parent at or following the Closing.

Section 6.9           Regulatory Matters.

(a)          The parties hereto shall cooperate with each other and use their reasonable best efforts to take or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Law or pursuant to any Contract to consummate and make effective, as promptly as practicable, the transactions contemplated by this Agreement and the Ancillary Agreements, including preparing and filing all necessary documentation, effecting all applications, notices, petitions and filings, obtaining as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities, and complying with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. Each party hereto agrees to file as soon as practicable, to the extent applicable, any filings or notifications with respect to such approvals or waiting periods as may be required under any applicable Laws. Subject to Section 10.1, any expenses and costs incurred in connection with the parties' obligations under this Section 6.9(a) shall be paid one half by Parent and one half by the Company. Each party shall respond as promptly as practicable to any inquiries and requests received from any state attorney general or other Governmental Entity in connection with antitrust matters. Parent and the Company shall use its reasonable best efforts to avoid, eliminate, or resolve any impediment or objection under any antitrust, competition, or trade regulation law that may be asserted by any state attorney general or any other Governmental Entity or other Persons with respect to the transactions contemplated by this Agreement and the Ancillary Agreements so as to enable the consummation thereof as promptly as reasonably practicable and shall defend through litigation on the merits any claim asserted in any court by any party, including appeals. Each party shall (i) promptly notify the other party of any material communication to that party from any state attorney general or any other Governmental Entity and, subject to applicable Law, permit the other party to review in advance any proposed written communication to any of the foregoing; (ii) to the extent practicable, not agree to participate in any substantive meeting or discussion with any Governmental Entity in respect of any filings, investigation or inquiry concerning this Agreement or the transactions contemplated by this Agreement and the Ancillary Agreements unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat; and (iii) furnish the other party with copies of all correspondence, filings, and communications (and memoranda setting forth the substance thereof) between them and their Affiliates and their respective Representatives, on the one hand, and any Governmental Entity or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated by this Agreement and the Ancillary Agreements.

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(b)          Each of Parent and the Company shall furnish each other with all information concerning itself, its Affiliates, its Representatives and shareholders and interest holders, and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Parent or the Company or any of their respective Affiliates to any Governmental Entity in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, and each of Parent and the Company shall provide such other assistance as may be reasonably requested by the other in connection with the preparation, filing and distribution of any such statement, filing, notice or application.

(c)          Parent and the Company shall promptly advise each other upon their or any of their Subsidiaries receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement and the Ancillary Agreements that causes such party to believe that there is a reasonable likelihood that any approval of such Governmental Entity will not be obtained or that the receipt of any such approval will be materially delayed.

(d)          Parent and the Company shall (i) promptly inform the other of any communication to or from any Governmental Entity regarding the transactions contemplated hereby, (ii) give the other prompt notice of the commencement of any Action with respect to the transactions contemplated hereby and (iii) keep the other reasonably informed as to the status of any such Action.

(e)          Parent and the Company shall use reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement and the Ancillary Agreements.

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Section 6.10         Affiliated Transactions. The Company shall cause all of the Contracts which are required to be set forth in Section 3.16 of the Company Disclosure Schedule (regardless of whether they are, in fact, so listed) to be terminated at or prior to the Closing, other than those documents set forth on Section 6.10 of the Company Disclosure Schedule. Parent shall cause all of the Contracts which are required to be set forth in Section 4.16 of the Parent Disclosure Schedule (regardless of whether they are, in fact, so listed) to be terminated at or prior to the Closing, other than those documents set forth on Section 6.10 of the Parent Disclosure Schedule.

Section 6.11         Notification of Changes.

(a)          Prior to the Closing, the Company shall promptly notify Parent in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which would result in a breach of any representation or warranty or covenant of the Company in this Agreement such that any of the conditions contained in Section 8.1 or Section 8.2 would not be satisfied.

(b)          Prior to the Closing, Parent shall promptly notify the Company in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which would result in a breach of any representation or warranty or covenant of Parent in this Agreement such that any of the conditions contained in Section 8.1 or Section 8.3 would not be satisfied.

Section 6.12         Transaction Litigation. Each Party shall give each other Party the opportunity to participate in the defense, settlement and/or prosecution of any Action commenced following the date hereof related to this Agreement or the transactions contemplated hereby. Prior to the Merger Effective Time, no Party shall compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any such litigation or consent to the same unless the other Parties shall have consented in writing (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 6.13         Acknowledgement Regarding Projections. Parent acknowledges that it has received from the Company certain projections, forecasts and prospective or third party information relating to the Company and its Subsidiaries. Parent acknowledges that (i) there are uncertainties inherent in attempting to make such projections and forecasts and in such information; (ii) it is familiar with such uncertainties and is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections, forecasts and information so furnished; and (iii) neither Parent nor any other Person shall have any claim against the Company or any of its respective directors, officers, Affiliates, agents or other Representatives with respect thereto. Accordingly, Parent acknowledges that neither the Company nor any other Person makes any representations or warranties with respect to such projections, forecasts or information (it being understood that this acknowledgment does not cover any underlying facts or information which are addressed by any of the representations and warranties made by the Company in Article III of this Agreement).

Section 6.14         [Intentionally Omitted].

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Section 6.15         Acquisition Financing.

(a)          Each of Parent, Merger Sub Corp., Merger Sub LLC and the Company shall use their respective reasonable best efforts to arrange and obtain the proceeds of financing for the transactions contemplated hereby on terms which are reasonably satisfactory to each of Parent and the Company and in an amount sufficient to (i) repay in full all amounts outstanding as of the Merger Effective Time under (A) that certain Term Loan Agreement among the Company and Barclays Bank PLC and the other lenders and parties thereto from time to time (the "Term Loan Agreement") and (B) that certain Amended and Restated Loan and Security Agreement among the Company and Wells Fargo Bank, National Association and the other lenders and parties thereto from time to time (the "ABL Credit Agreement"), (ii) provide for the payment at the Closing of at least $90,000,000 in Aggregate Cash Consideration to the holders of Company Common Stock, when taken together with the amount of cash disbursed to such persons (or to the Exchange Agent for further payment to such persons) from the Trust Account, (iii) pay in full the Expenses contemplated by Section 6.19(b) and Section 10.1, and (iv) fund working capital and certain ongoing operations of Parent and its post-Closing Subsidiaries (including the Company) (such debt financing on the terms described above is referred to herein as the "Acquisition Financing").

(b)          In furtherance of the provisions of Section 6.15(a), from the date hereof until the earlier of the Closing Date or termination of this Agreement pursuant to Article IX, each of Parent and the Company will (and will cause their respective Subsidiaries to) cooperate with the other Parties and instruct its management to cooperate with the other Parties as reasonably requested by Parent or the Company (provided that such requested cooperation does not materially and unreasonably interfere with the ongoing operations of the Company and its Subsidiaries) in connection with the Parties' arrangement of the Acquisition Financing and the negotiation, execution and delivery of definitive documentation for the Acquisition Financing. Such cooperation will include, among other things, making appropriate officers available for participation in meetings, drafting sessions, due diligence sessions, ratings agency presentations and road shows, providing customary authorization letters authorizing the distribution of information to other prospective lenders and containing a customary representation (with respect to the applicable information provided by the respective Party) to the financing sources that as of the date of preparation such information does not contain any material non-public information or any untrue statement of material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading, and assisting in the preparation of rating agency presentations, offering memoranda, private placement memoranda, prospectuses and similar documents, as may be reasonably requested by Parent or the Company or any prospective lender to (or purchaser of securities of) Parent and/or the Company and their respective Subsidiaries in connection with the Acquisition Financing.

Section 6.16         Parent Common Stock. Parent shall take all corporate action necessary to authorize and have available for issuance at the Closing a sufficient number of shares of Parent Common Stock required for delivery of the Aggregate Stock Consideration and the Aggregate Earnout Stock Consideration to the Exchange Agent in accordance with Section 2.4 and Section 2.15 hereof.

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Section 6.17         Aggregate Cash Consideration Shortfall.

(a)          If, at the Closing, the aggregate amount of cash immediately available for payment to the Exchange Agent (for further payment in accordance with Section 2.15) from (i) the Trust Account (after giving effect to the payments payable to stockholders of Parent holding shares of Parent Common Stock sold in Parent's initial public offering who shall have previously validly elected to redeem their shares of Parent Common Stock pursuant to the Parent Charter (and in accordance with the mechanics for such redemption set forth in the Proxy Statement) as described in Section 6.19) and (ii) the Acquisition Financing, is less than $107,500,000, but not less than $90,000,000, then Parent, at its option, may reduce the Aggregate Cash Consideration by an amount equal to such shortfall from $107,500,000, but in no event, to an amount less than $90,000,000; provided that, in connection with such reduction, Parent simultaneously increases the Aggregate Stock Consideration by a number of shares of Parent Common Stock equal to (x) the amount of such shortfall from $107,500,000 divided by (y) $10 (with cash being paid in lieu of fractional shares).

(b)          If, at the Closing, the aggregate amount of cash immediately available for payment to the Exchange Agent (for further payment in accordance with Section 2.15) from (i) the Trust Account (after giving effect to the payments payable to stockholders of Parent holding shares of Parent Common Stock sold in Parent's initial public offering who shall have previously validly elected to redeem their shares of Parent Common Stock pursuant to the Parent Charter (and in accordance with the mechanics for such redemption set forth in the Proxy Statement) as described in Section 6.19) and (ii) the Acquisition Financing, is less than $107,500,000, then the Company, at its option, may reduce the Aggregate Cash Consideration by an amount equal to such shortfall from $107,500,000, but in no event, to an amount less than $55,000,000; provided that, if the Company elects such reduction, then Parent shall simultaneously increase the Aggregate Stock Consideration by a number of shares of Parent Common Stock equal to (x) the amount of such shortfall from $107,500,000 divided by (y) $10 (with cash being paid in lieu of fractional shares).

Section 6.18         Exclusivity.

(a)          Subject to Section 6.18(b), during the period (such period, the "Exclusivity Period") beginning on the date of this Agreement and continuing until the earlier of (x) the termination of this Agreement in accordance with Article IX and (y) the Closing Date, the Company shall not and shall cause its Affiliates and their respective Representatives not to, directly or indirectly: (i) solicit, commence, initiate, renew or knowingly facilitate, induce or encourage, any inquiries or the making of any proposal or offer that constitutes or would reasonably be expected to lead to an Alternative Transaction Proposal, or (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Transaction Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 6.18(a) by any of the Company, its Affiliates or their respective Representatives shall be deemed to be a breach of this Section 6.18(a) by the Company. No holder of Company Common Stock shall transfer any Company Common Stock prior to the earlier of the Closing and the termination of this Agreement in accordance with Article IX other than transfers (A) in accordance with the terms of this Agreement, (B) to the Company, (C) to any MCP Fund, (D) to such Person's Affiliates or Family Group or (E) in accordance with applicable laws of descent and distribution (each such term as defined in the Stockholders Agreement as in effect on the date hereof).

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(b)          Notwithstanding Section 6.18(a) or any other provision of this Agreement to the contrary, during the period (such period, the "Alternative Transaction Period") beginning on the date of this Agreement and continuing until 11:59 p.m. CT on March 21, 2013, the Company and its Affiliates and their respective Representatives shall have the right to: (i) respond to, facilitate, or encourage any Unsolicited Proposal and (ii) enter into and maintain discussions or negotiations regarding any Unsolicited Proposal or furnish to any Person any information with respect to, or otherwise cooperate with or assist or participate in, or facilitate any such discussions or negotiations or execute any agreement regarding or consummate any, Unsolicited Proposal. The Company will notify Parent immediately if (A) the Company receives an Unsolicited Proposal and (B) intends to respond to such Unsolicited Proposal other than to inform the counterparty to such proposal of the Company's obligations under Section 6.18(a), above.

(c)          The Company shall and shall cause each of its Affiliates and their respective Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted heretofore with respect to any Alternative Transaction Proposal.

(d)          During the Exclusivity Period, Parent shall not and shall cause its Affiliates and their respective Representatives not to, directly or indirectly: (i) solicit, commence, initiate, renew or facilitate, induce or encourage any inquiries or the making of any proposal or offer that constitutes or would reasonably be expected to lead to a Business Transaction Proposal, (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Business Transaction or (iii) commence, continue or renew any due diligence investigation regarding any Business Transaction. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 6.18(d) by any of Parent or its Affiliates or their respective Representatives shall be deemed to be a breach of this Section 6.18(d) by Parent.

(e)          Parent shall and shall cause each of its Affiliates and their respective Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted heretofore with respect to any Business Transaction Proposal.

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Section 6.19         Trust Account.

(a)          As of the Merger Effective Time, the obligations of Parent to dissolve or liquidate within a specified time period as contained in the Parent Charter will be terminated and Parent shall have no obligation whatsoever to dissolve and liquidate the assets of Parent by reason of the consummation of the Business Combination, and no Parent stockholder shall be entitled to receive any amount from the Trust Account except to the extent such stockholder previously validly elected to redeem his, her or its shares of Parent Common Stock pursuant to the Parent Charter (and in accordance with the mechanics for such redemption set forth in the Proxy Statement). Upon satisfaction or waiver of the conditions set forth in Section 8.1 and Section 8.2 and notice thereof to the Trustee (which such notice Parent shall provide to the Trustee in accordance with the terms of the Trust Agreement), (a) in accordance with and pursuant to the Trust Agreement, at the Merger Effective Time, Parent shall (i) cause the documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (ii) cause the Trustee to, and the Trustee shall thereupon be obligated to pay (A) as and when due all amounts payable to stockholders of Parent holding shares of Parent Common Stock sold in Parent's initial public offering who shall have previously validly elected to redeem their shares of Parent Common Stock pursuant to the Parent Charter (and, in accordance with the mechanics for such redemption set forth in the Proxy Statement), and (B) immediately thereafter all remaining amounts then available in the Trust Account to the Exchange Agent in accordance with this Agreement and the Exchange Agent Agreement and (b) thereafter, the Trust Account shall terminate.

(b)          Immediately following the termination of the Trust Account, Parent shall pay all other liabilities and obligations of Parent due and owing or incurred at or prior to the Closing, including all amounts payable (i) to the Underwriter in an amount equal to $2,250,000 representing deferred underwriting commissions and discounts payable upon consummation of the Business Combination, (ii) in respect of the documented Expenses of the Company, Parent, and their respective Affiliates collectively in accordance with Section 10.1, to the legal counsel to each of Parent and/or any of its Subsidiaries or, the Company and/or any of its Subsidiaries or any holder of Company Common Stock in connection with efforts to effect the transactions contemplated hereby and by the Ancillary Agreements, (iii) with respect to filings, applications and/ or other actions taken pursuant to this Agreement or applicable Law and (iv) with respect to the other documented Expenses of the Company, Parent, and their respective Affiliates collectively in accordance with Section 10.1, including, to third parties (e.g., professionals, advisors, printers, etc.) who have rendered services to Parent and/or any of its Subsidiaries or, the Company and/or any of its Subsidiaries or any holder of Company Common Stock in connection with efforts to effect the transactions contemplated hereby and by the Ancillary Agreements.

Section 6.20         Separation of Parent Units. At the Closing, Parent shall cause the public trading of the Parent Units to cease and each Parent Unit to be mandatorily separated into its component parts of shares of Parent Common Stock and warrants to purchase shares of Parent Common Stock.

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Article VII
SURVIVAL

Section 7.1           Survival. The representations, warranties and covenants of the parties hereto contained in this Agreement or the Ancillary Agreements shall not survive the Closing (other than those covenants or agreements which by their terms are to be performed in whole or in part after the Closing which shall survive the Closing until performed in accordance with their terms). There are no remedies available to the parties hereto with respect to any breach of the representations, warranties and covenants of the parties to this Agreement after the Closing, except with respect to covenants to be performed at or following the Closing.

Article VIII
CONDITIONS PRECEDENT

Section 8.1           Conditions to Each Party's Obligation to Effect the Business Combination. The respective obligations of the parties to effect the Business Combination shall be subject to the satisfaction at or prior to the Closing of the following conditions (any or all of which may be waived in whole or in part by mutual written agreement of the Company and Parent to the extent permitted by applicable Law):

(a)          No Injunctions or Restraints. No Law, final and non-appealable Judgment, or other final and non-appealable legal restraint or prohibition, entered, enacted, promulgated, enforced, or issued by any court or other Governmental Authority of competent jurisdiction, shall be in effect which permanently prohibits, renders illegal or enjoins, the consummation of the transactions contemplated by this Agreement (each, a "Restraint").

(b)          Parent Stockholder Approval. The Parent Stockholder Approval shall have been obtained.

(c)          Closing Deliveries. The Company shall have delivered to Parent and Parent shall have delivered to the Company, the documents and certificates required pursuant to Section 2.19(c).

Section 8.2           Conditions to Obligations of Parent, Merger Sub Corp. and Merger Sub LLC. The obligation of Parent, Merger Sub Corp. and Merger Sub LLC to effect the Business Combination is also subject to the satisfaction, or waiver by Parent, at or prior to the Closing, of the following conditions (any or all of which may be waived in whole or in part by Parent to the extent permitted by applicable Law):

(a)          Representations and Warranties. The representations and warranties contained in Article III of this Agreement (other than the Company Major Representations) shall be true and correct (without regard to any materiality or Company Material Adverse Effect qualifier contained therein), on and as of the date hereof and on and as of the Closing Date as if made at and as of the Closing Date (except for any representations and warranties made as of a specified date, which shall be so true and correct as of the specified date), except where the failure of such representations and warranties to be true and correct would not reasonably be expected to have a Company Material Adverse Effect. The Company Major Representations shall be true and correct in all material respects, on and as of the date hereof and on and as of the Closing Date as if made at and as of the Closing Date (except for any representations and warranties made as of a specified date, which shall be so true and correct as of the specified date).

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(b)          Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c)          Absence of Company Material Adverse Effect. Since the date hereof, there shall not have occurred any Company Material Adverse Effect.

(d)          Officer's Certificate. Parent shall have received a certificate signed on behalf of the Company by an officer of the Company to the effects of Section 8.2(a), Section 8.2(b) and Section 8.2(c).

Section 8.3           Conditions to Obligations of the Company. The obligation of the Company to effect the Business Combination is also subject to the satisfaction, or waiver by the Company, at or prior to the Closing of the following conditions (any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable Law):

(a)          Representations and Warranties. The representations and warranties contained in Article IV of this Agreement shall be true and correct (without regard to any materiality or Parent Material Adverse Effect qualifier contained therein) in all material respects, on and as of the date hereof and on and as of the Closing Date as if made at and as of the Closing Date (except for any representations and warranties made as of a specified date, which shall be so true and correct as of the specified date).

(b)          Performance of Obligations of Parent. Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date (provided, that the covenants of Parent set forth in Section 2.15 and Section 6.19 shall have been performed in all respects).

(c)          Officer's Certificate. The Company shall have received a certificate signed on behalf of Parent by an officer of Parent including a statement to the effects of Section 8.3(a), Section 8.3(b) and Section 8.3(h).

(d)          Aggregate Merger Consideration. Parent shall have delivered to the Exchange Agent, prior to or at the Closing, the following in form and substance reasonably acceptable to the Company:

(i)          The Aggregate Cash Consideration by wire transfer of immediately available funds; and

(ii)         Certificates representing the Aggregate Stock Consideration and the Aggregate Earnout Stock Consideration.

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(e)          Restated Parent Organizational Documents. The Certificate of Incorporation of Parent shall be amended and restated in the form of the Third Amended and Restated Parent Charter, and the bylaws of Parent shall be amended and restated in the form of the Amended and Restated Parent Bylaws.

(f)          Aggregate Cash Consideration. The Aggregate Cash Consideration shall be not less than $107,500,000; provided that pursuant to the provisions of Section 6.17(a), Parent shall have the option to reduce the Aggregate Cash Consideration to an amount not less than $90,000,000, if Parent otherwise complies with the provisions of Section 6.17(a) in all respects.

(g)          Listing. The shares of Parent Common Stock to be issued in the Initial Merger shall have been approved for listing on the NASDAQ Capital Market.

(h)          Absence of Parent Material Adverse Effect. There shall not have occurred any Parent Material Adverse Effect.

(i)          Election of MCP Directors. The MCP Directors (as defined in the Governance Agreement), other than Daniel Collin and Stephen Presser, shall have been appointed to serve on the Parent Board in accordance with the Governance Agreement and Daniel Collin and Stephen Presser shall have been elected as Class I Directors at the Parent Stockholders' Meeting.

Article IX
TERMINATION

Section 9.1           Termination. This Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing:

(a)          by mutual consent of Parent and the Company in a written instrument;

(b)          by either Parent or the Company if any Restraint having any of the effects set forth in Section 8.1(a) shall be in effect and shall have become permanent, final and nonappealable; provided that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to any Party whose failure to perform or observe its covenants and agreements set forth herein resulted in any such Restraint being in effect, permanent, final or nonappealable;

(c)          by either Parent or the Company if the Business Combination shall not have been consummated on or before June 30, 2013 (such date the "Termination Date"); provided that the right to terminate this Agreement pursuant to this Section 9.1(c) shall not be available to any party whose failure to perform or observe its covenants and agreements set forth herein resulted in the failure of the Business Combination to be consummated on or before the Termination Date;

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(d)          by Parent (provided none of Parent, or any of its Subsidiaries is then in material breach of any representation, warranty, covenant or other agreement contained herein) if the Company has breached or failed to perform in any material respect any of its representations, warranties, covenants or agreements contained herein, which breach or failure to perform (i) would cause the condition set forth in either Section 8.2(a) or Section 8.2(b) not to be satisfied and (ii) either cannot be cured or, if curable, is not cured by the Company on or before the earlier of the Termination Date and the date which is 30 Business Days following receipt by the Company of written notice of such breach or failure;

(e)          by the Company (provided the Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if any of Parent, Merger Sub Corp. or Merger Sub LLC has breached or failed to perform in any material respect any of its representations, warranties, covenants or agreements contained herein, which breach or failure to perform (i) would cause the condition set forth in either Section 8.3(a) or Section 8.3(b) not to be satisfied and (ii) either cannot be cured or, if curable, is not cured by Parent, Merger Sub Corp. or Merger Sub LLC on or before the earlier of the Termination Date and the date which is 30 Business Days following receipt by Parent of written notice of such breach or failure;

(f)          by the Company at any time prior to the expiration of the Alternative Transaction Period to pursue an Unsolicited Proposal;

(g)          by Parent, if the Company shall not have delivered to Parent the audited consolidated financial statements of the Company (including the balance sheet and the related statements of income, stockholders' equity and cash flows) as of and for the years ended December 31, 2011 and December 31, 2012 by March 15, 2013; or

(h)          by Parent if the Company has not delivered the MCP Funds Written Consent by 11:59 P.M. Chicago, Illinois time on the calendar day immediately following the date hereof.

The party desiring to terminate this Agreement pursuant to Section 9.1(b), Section 9.1(c), Section 9.1(d), Section 9.1(e), Section 9.1(f), Section 9.1(g) or Section 9.1(h) shall give written notice of such termination to the other party in accordance with Section 10.2.

Section 9.2           Effect of Termination.

(a)          In the event of termination of this Agreement by either Parent or the Company as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, except that the Confidentiality Agreement and the following provisions shall survive the termination of this Agreement: this Section 9.2, Section 9.3 and Article X.

(b)          Except with respect to any breach of this Agreement occurring prior to such termination and as set forth in Section 9.3, none of Parent, the Company, any of their respective Subsidiaries or Representatives shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby following such termination.

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Section 9.3           Expense Reimbursement. If this Agreement is terminated by the Company pursuant to Section 9.1(f), then Parent shall be entitled to reimbursement by the Company of Parent's actual, reasonable, documented out-of-pocket fees and expenses incurred in connection with the negotiation of this Agreement up to a maximum amount of $450,000 which shall be Parent's sole and exclusive remedy (as liquidated damages).

Article X
GENERAL PROVISIONS

Section 10.1         Expenses. Except as otherwise set forth in this Agreement or any Ancillary Agreement, all out-of-pocket costs and expenses (including attorneys', accountants', investment banking and other similar fees) incurred by or on behalf of the parties hereto in connection with this Agreement and the transactions contemplated hereby (collectively, "Expenses") shall be paid by the Party incurring such costs and expenses, except that if the Business Combination shall be effected, then Parent (or one of its Subsidiaries) shall pay (or, to the extent incurred and paid at or prior to the Closing, reimburse) the documented Expenses of the Company, Parent, and their respective Affiliates collectively.

Section 10.2         Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (upon confirmation of receipt), e-mailed (upon receipt) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)          if to Parent, Merger Sub Corp. or Merger Sub LLC prior to the Closing, to:

ROI Acquisition Corp.
c/o Clinton Group, Inc.
9 West 57th St, 26th Floor
New York, NY
Attention: Joseph A. De Perio
Facsimile No.: (212) 825-0079
E-mail: joseph.deperio@clinton.com

With a copy (which shall not constitute notice) to:

McDermott Will & Emery LLP
340 Madison Avenue
New York, NY 10173-1922
Attention:	Joel Rubinstein
Todd Finger
Facsimile No.:	(212) 547-5444
E-mail:	jrubinstein@mwe.com
tfinger@mwe.com

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(b)          if to Parent, Merger Sub Corp. or Merger Sub LLC following the Closing, to:

EveryWare Global, Inc.
519 N. Pierce Avenue
Lancaster, OH
Attention:	John Sheppard, Chief Executive Officer
Kerri Cardénas-Love, Esq., General Counsel
Facsimile No.:	(740) 681-6455
E-mail:	John.Sheppard@everywareglobal.com
Kerri.Love@everywareglobal.com

With a copy (which shall not constitute notice) to:

Monomoy Capital Partners
142 West 57th Street, 17th Floor
New York, NY 10019
Attention:	Daniel Collin
Jaime McKenzie
Facsimile No.:	(212) 699-4010
E-mail:	dcollin@mcpfunds.com
jmckenzie@mcpfunds.com

and:

Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, Illinois 60654
Attention:	Richard W. Porter, P.C.
Kevin L. Morris
Carol Anne Huff
Facsimile No.:	(312) 862-2200
E-mail:	richard.porter@kirkland.com
kevin.morris@kirkland.com
chuff@kirkland.com

(c)          if to the Company, to:

EveryWare Global, Inc.
519 N. Pierce Avenue
Lancaster, OH
Attention:	John Sheppard, Chief Executive Officer
Kerri Cardénas-Love, Esq., General Counsel
Facsimile No.:	(740) 681-6455
E-mail:	John.Sheppard@everywareglobal.com
Kerri.Love@everywareglobal.com

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With a copy (which shall not constitute notice) to:

Monomoy Capital Partners
142 West 57th Street, 17th Floor
New York, NY 10019
Attention:	Daniel Collin
Jaime McKenzie
Facsimile No.:	(212) 699-4010
E-mail:	dcollin@mcpfunds.com
jmckenzie@mcpfunds.com

and:

Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, Illinois 60654
Attention:	Richard W. Porter, P.C.
Kevin L. Morris
Carol Anne Huff
Facsimile No.:	(312) 862-2200
E-mail:	richard.porter@kirkland.com
kevin.morris@kirkland.com
chuff@kirkland.com

Section 10.3         Counterparts. This Agreement may be executed in counterparts, and by facsimile or portable document format (.pdf) transmission, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 10.4         Entire Agreement; Severability.

(a)          This Agreement (including the Schedules and Exhibits hereto and documents and the instruments referred to herein), the Ancillary Agreements (and the documents and the instruments referred to therein) and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

(b)          If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

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Section 10.5         Governing Law. This Agreement and any other document or instrument delivered pursuant hereto, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution, termination, performance or nonperformance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed and construed in accordance with the internal substantive laws of the State of Delaware applicable to a contract entered into and fully performed solely within the State of Delaware without giving effect to the principles of conflict of laws thereof.

Section 10.6         Publicity. Prior to the earlier of termination of this Agreement in accordance with its terms and the Merger Effective Time, except as otherwise required by applicable Law, neither Parent nor the Company shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the Company, in the case of a proposed announcement or statement by Parent, or Parent, in the case of a proposed announcement or statement by the Company, which consent shall not be unreasonably withheld, except in the event that such release or announcement may be required by Law or the rules or regulations of any U.S. Self-Regulatory Organization, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow the other party reasonable time to comment on each release or announcement in advance of such issuance and shall consider in good faith the views and comments made by such other party. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of the Company and Parent in advance. Notwithstanding the foregoing, nothing in this Section 10.6 will limit the ability of any party hereto to make internal announcements to their respective employees and other stockholders that are not inconsistent in any material respects with the prior public disclosures regarding the transactions contemplated by this Agreement.

Section 10.7         Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except for the provisions of Section 2.21 (and by reference therein, Section 2.15 and Section 2.17) and Section 6.5 (the provisions of which Sections shall inure to the benefit of the Persons benefiting therefrom who are intended to be third party beneficiaries thereof, including their successors and assigns, heirs and legal representatives, as applicable, from and after the Merger Effective Time), this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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Section 10.8         Submission to Jurisdiction; Waivers; Consent to Service of Process. Each of the Parties irrevocably agrees that any Action with respect to this Agreement or for recognition and enforcement of any Judgment in respect hereof brought by another party hereto or its successors or permitted assigns shall be brought and determined exclusively in any state court or Federal court sitting in New Castle County, Delaware and each of the parties hereto hereby (i) irrevocably submits with regard to any such Action for itself and in respect to its property, generally and unconditionally, to the exclusive personal jurisdiction of the aforesaid courts in the event any dispute arises out or relates to of this Agreement or any transaction contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action arising out of or relating to this Agreement or any transaction contemplated hereby in any court other than any state court or Federal court sitting in New Castle County, Delaware. It is understood and agreed that any other court or arbiter in any other jurisdiction shall be entitled to enforce any Judgment of any state court or Federal court sitting in New Castle County, Delaware. Any writs, process or summonses to be served on any other party in such action or proceeding may be made by delivery of process in accordance with the notice provisions contained in Section 10.2 or as otherwise permitted by Law. Each of the parties hereto irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 10.8 or (ii) to the fullest extent permitted by Law that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 10.9         Enforcement of Agreement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate the transactions contemplated by this Agreement) in accordance with its specified terms or otherwise breach such provisions. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the party seeking the injunction, specific performance and other equitable relief has an adequate remedy at law. To the extent any party hereto brings any action to enforce specifically the performance of the terms and provisions of this Agreement (other than an action solely to specifically enforce any provision that expressly survives termination of this Agreement pursuant to Section 9.2 hereof) when available to such party pursuant to the terms of this Agreement, if the Termination Date would otherwise expire during the pendency of such action, the Termination Date shall automatically be extended by (i) the amount of time during which such Action is pending, plus ten (10) Business Days, or (ii) such other time period established by the court presiding over such action.

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Section 10.10         WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.11         Amendment; Waiver.

(a)          This Agreement may not be amended or modified except (i) by an instrument in writing signed by, or on behalf of, the Parties hereto or (ii) by a waiver in accordance with Section 10.11(b).

(b)          Any Party to this Agreement may extend the time for the performance of any of the obligations or other acts of any other Party, waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered by the other party pursuant hereto or waive compliance with any of the agreements of the other Party or conditions to such Party's obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 10.12         Trust Account Waiver. The Company acknowledges and agrees that Parent is a blank-check company formed to effect a merger, asset acquisition, reorganization or similar business combination involving one or more businesses or assets.  The Company acknowledges and agrees that substantially all of Parent's assets are the monies and other assets held in the Trust Account, which are held for the benefit of Parent's public stockholders in accordance with the Parent Charter.  For and in consideration of Parent, Merger Sub Corp. and Merger Sub LLC entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Company on behalf of itself and any of its managers, directors, officers, affiliates, members, stockholders and trustees, hereby acknowledges and agrees that it has no right, title, interest or claim of any kind in or to any monies and other assets in the Trust Account, and hereby irrevocably waives any such right, title, interest or claim it or they may have in the future in or to any monies and other assets in the Trust Account as a result of, or arising out of, this Agreement and any negotiations, contracts or agreements with Parent, and will not seek recourse against the Trust Account for any reason whatsoever; provided that, nothing herein shall serve to limit or prohibit the Company's right to pursue a claim against Parent for legal relief against monies or other assets held outside the Trust Account or for specific performance or other equitable relief in connection with the consummation of the transactions contemplated by this Agreement (including a claim for Parent to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account (after giving effect to the redemption of shares of Parent Common Stock in accordance with the Parent Charter) to the Exchange Agent (for subsequent payment in accordance with Section 2.15) in accordance with the terms of this Agreement, the Trust Agreement and the Exchange Agent Agreement) so long as such claim would not affect Parent’s ability to fulfill its obligation to redeem the shares of Parent Common Stock in accordance with the Parent Charter.

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Section 10.13         No Recourse. Except as expressly set forth in this Agreement or any Ancillary Agreement, notwithstanding any rights of Parent or the Company at Law or in equity, in the event of any default or breach by the Company or Parent under this Agreement, as applicable, Parent's and the Company's remedies shall be restricted to enforcement of their respective rights against the property and assets of the Company or Parent (including the Trust Account, but subject to Section 10.12), as applicable, and no liability whatsoever shall attach to, be imposed on or otherwise be incurred by, any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of the Company or Parent (other than the Company or Parent), as applicable, or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate (other than the Company or Parent, as applicable) of any of the foregoing, as applicable, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, for any obligations or liabilities of the Parties or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

ROI ACQUISITION CORP.

By:	/s/ Thomas J. Baldwin
Name: Thomas J. Baldwin
Title: Chairman and Chief Executive Officer

ROI MERGER SUB CORP.

By:	/s/ Thomas J. Baldwin
Name: Thomas J. Baldwin
Title: President

ROI MERGER SUB LLC

By:	/s/ Thomas J. Baldwin
Name: Thomas J. Baldwin
Title: President

EVERYWARE GLOBAL, INC.

By:	/s/ John Sheppard
Name: John Sheppard
Title: President and Chief Executive Officer

[SIGNATURE PAGE TO BUSINESS COMBINATION AGREEMENT AND PLAN OF MERGER]

EXHIBIT A

LOCKUP AGREEMENT

THIS LOCKUP AGREEMENT (this "Agreement") is made and entered into as of [______], 2013, by and among [ROI Acquisition Corp.]1, a Delaware corporation ("Parent"), Monomoy Capital Partners, L.P., a Delaware limited partnership ("Fund I"), MCP Supplemental Fund, L.P., a Delaware limited partnership, Monomoy Executive Co-Investment Fund, L.P., a Delaware limited partnership, Monomoy Capital Partners II, L.P., a Delaware limited partnership ("Fund II"), MCP Supplemental Fund II, L.P., a Delaware limited partnership (collectively, the "MCP Funds"), and Fund I and Fund II, together as the Stockholders' Representative (together the "Stockholders’ Representative"), on behalf of certain other holders of Company Common Stock (together with the MCP Funds, collectively referred to hereinafter as the "Sellers"). Each capitalized term used, but not otherwise defined, herein has the respective meaning ascribed to such term in the Business Combination Agreement and Plan of Merger, dated as of January 31, 2013, by and among Parent, EveryWare Global, Inc., a Delaware corporation, and the other parties thereto (the "Merger Agreement").

In connection with the consummation of the transactions contemplated by the Merger Agreement and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, each of the MCP Funds for themselves and Fund I and Fund II for the other Sellers as Stockholders' Representative and Parent hereby agree as follows:

1. The execution and delivery of this Agreement is a condition to the performance of the Parties' obligations under the Merger Agreement, including the delivery of the shares of Parent Common Stock issued to the Sellers pursuant thereto (the "Shares").

2. Each of the MCP Funds for themselves and Fund I and Fund II for the other Sellers as Stockholders' Representative hereby acknowledges and agrees that during the Lockup Period (as defined below), it shall not (A) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any portion of the Shares, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Shares, whether any such transaction is to be settled by delivery of Shares or such other securities, in cash or otherwise, or (C) publicly announce any intention to effect any transaction specified in clause (A) or (B). As used herein, the term "Lockup Period" means the period beginning on the Closing Date and ending on the earlier of the date: (a) that is 180 days following the Closing Date, (b) the last sales price of Parent Common Stock equals or exceeds $12.50 per share (as the same may be adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 90 days after the Closing Date, and (c) Parent consummates a liquidation, merger, stock exchange or other similar transaction that results in all of the holders of Parent Common Stock having the right to exchange their shares of Parent Common Stock for cash, securities or other property.

3. Notwithstanding the provisions of paragraph 2, above, each Seller may transfer any or all of its Shares:

(a) to the officers or directors of Parent or family members of any of Parent's officers or directors, or any Affiliate of such Seller;

(b) by gift or other transfer to a member of a Seller's immediate family or to a trust, corporation, partnership or limited liability company established for estate planning purposes, the beneficiaries, stockholders, partners or members of which are members of such Seller's immediate family or a charitable organization;

1 Note: Name To be changed.

(c) by virtue of laws of descent and distribution upon the death of such Seller;

(d) pursuant to a qualified domestic relations order; or

(e) to any partner, stockholder, or member of such Seller;

provided, however, that, in the case of clauses (a) through (e), such permitted transferee(s) becomes bound by the transfer restrictions and forfeiture provisions contained herein.

4. Each of the MCP Funds for themselves and Fund I and Fund II for the other Sellers as Stockholders' Representative hereby represents and warrants to Parent that it has full power and authority to enter into this Agreement.

5. Each of the MCP Funds for themselves and Fund I and Fund II for the other Sellers as Stockholders' Representative acknowledges and agrees that, in the event the trading price of the Parent Common Stock does not exceed certain price targets subsequent to the Closing, the Sellers shall forfeit any and all rights to that portion of the Shares which are issued at the Closing as part of the Aggregate Earnout Stock Consideration (but for the avoidance of doubt, not any such shares of Parent Common Stock which are issued at the Closing as part of the Aggregate Stock Consideration), which forfeiture shall be effected by Parent redeeming such shares from the Sellers for nominal consideration, as set forth below:

(a) in the event the last sale price of the Parent Common Stock does not equal or exceed $11.00 per share (as adjusted for stock splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30 trading day period on or prior to the fifth (5th) anniversary of the Closing, each Seller shall forfeit any and all rights to its pro rata portion (as amongst the Sellers and their permitted transferees) of 1,000,000 of the Shares issued at the Closing as part of the Aggregate Earnout Stock Consideration;

(b) in the event the last sale price of the Parent Common Stock does not equal or exceed $12.50 per share (as adjusted for stock splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30 trading day period on or prior to the fifth (5th) anniversary of the Closing, each Seller shall forfeit any and all rights to its pro rata portion (as amongst the Sellers and their permitted transferees) of 1,250,000 of the Shares issued at the Closing as part of the Aggregate Earnout Stock Consideration; and

(c) in the event the last sale price of the Parent Common Stock does not equal or exceed $15.00 per share (as adjusted for stock splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within at least one 30 trading day period on or prior to the fifth (5th) anniversary of the Closing, each Seller shall forfeit any and all rights to its pro rata portion (as amongst the Sellers and their permitted transferees) of 1,250,000 of the Shares issued at the Closing as part of the Aggregate Earnout Stock Consideration.

Parent will cause each of the certificates evidencing the Shares to be legended with the applicable transfer restrictions.

6. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

2

7. No party hereto may assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on each party's respective successors, heirs, personal representatives and assigns.

8. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that· would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of New York City in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

9. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, or by electronic or facsimile transmission, to the address or facsimile number indicated on the books and records of Parent or such other address as a party shall subsequently provide.

10. This Agreement may not be amended without the approval of the Audit Committee of the Board of Directors of Parent.

* * * * *

3

IN WITNESS WHEREOF, the parties have executed this Lockup Agreement on the date first written above.

[PARENT]

By:
Name:
Its:

MONOMOY CAPITAL PARTNERS, L.P.

By: Monomoy General Partner, L.P.
Its: General Partner

By: Monomoy Ultimate GP, LLC
Its: General Partner

By:
Name: Daniel Collin
Its: Partner

as a tenant in common with:

MCP SUPPLEMENTAL FUND, L.P.

By: Monomoy General Partner, L.P.
Its: General Partner

By: Monomoy Ultimate GP, LLC
Its: General Partner

By:
Name: Daniel Collin
Its: Partner

and as a tenant in common with:

MONOMOY EXECUTIVE CO-INVESTMENT FUND, L.P.

By: Monomoy General Partner, L.P.
Its: General Partner

By: Monomoy Ultimate GP, LLC
Its: General Partner

By:
Name: Daniel Collin
Its: Partner

4

MONOMOY CAPITAL PARTNERS II, L.P.

By: Monomoy General Partner, L.P.
Its: General Partner

By: Monomoy Ultimate GP, LLC
Its: General Partner

By:
Name: Daniel Collin
Its: Partner

as a tenant in common with:

MCP SUPPLEMENTAL FUND II, L.P.

By: Monomoy General Partner, L.P.
Its: General Partner

By: Monomoy Ultimate GP, LLC
Its: General Partner

By:
Name: Daniel Collin
Its: Partner

5

STOCKHOLDERS’ REPRESENTATIVE

MONOMOY CAPITAL PARTNERS, L.P.

By: Monomoy General Partner, L.P.
Its: General Partner

By: Monomoy Ultimate GP, LLC
Its: General Partner

By:
Name: Daniel Collin
Its: Partner

and

MONOMOY CAPITAL PARTNERS II, L.P.

By: Monomoy General Partner, L.P.
Its: General Partner

By: Monomoy Ultimate GP, LLC
Its: General Partner

By:
Name: Daniel Collin
Its: Partner

6

EXHIBIT B

GOVERNANCE AGREEMENT

THIS GOVERNANCE AGREEMENT (this "Agreement") is made and entered into as of [______], 2013, by and between [ROI Acquisition Corp.]1, a Delaware corporation (the "Company"), and each of Clinton Magnolia Master Fund, Ltd., an exempted company organized under the laws of the Cayman Islands ("Sponsor"), Monomoy Capital Partners, L.P., a Delaware limited partnership, MCP Supplemental Fund, L.P., a Delaware limited partnership, Monomoy Executive Co-Investment Fund, L.P., a Delaware limited partnership, Monomoy Capital Partners II, L.P., a Delaware limited partnership, and MCP Supplemental Fund II, L.P., a Delaware limited partnership (collectively, the "MCP Funds"). All of the foregoing, collectively, the "Parties" and, each individually, a "Party". Each capitalized term used, but not otherwise defined, herein has the respective meaning ascribed to such term in the Merger Agreement (as defined below).

WHEREAS, the Company, EveryWare Global, Inc., a Delaware corporation ("EveryWare"), and the other parties thereto are party to that certain Business Combination Agreement and Plan of Merger, dated as of January 31, 2013, (the "Merger Agreement"), pursuant to which EveryWare will be merged with certain subsidiaries of the Company;

WHEREAS, the execution and delivery of this Agreement is a condition to the performance of the Parties' obligations under the Merger Agreement; and

WHEREAS, the Company has agreed to provide Sponsor certain rights to participate in the governance and management of the Company as set forth herein and the Company has agreed to provide the MCP Funds certain rights to participate in the governance and management of the Company as set forth herein.

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, hereby agree as follows:

1. Company Agreements.

(a)	The Company hereby agrees with each of Sponsor and the MCP Funds that, as of the Merger Effective Time:

(i)	the authorized number of directors on the Company's Board of Directors (the "Board") shall initially be nine (9) and shall thereafter be such number as is determined in accordance with the Company's Organizational Documents from time to time; provided that, prior to the third (3rd) anniversary of the Closing Date, the Company shall only increase the size of the Board to accommodate additional director(s):

(A)	after the first anniversary of the Closing Date, directors who qualify as 'independent director(s)' under the NASDAQ Stock Market, Inc. Listing Rules (the "NASDAQ"); or

1 Note: Name to be changed.

(B)	who are designated by an Independent Third Party Investor.

As used herein, the term "Independent Third Party Investor" means any Person other than the MCP Funds and their Affiliates who is granted the right to designate one or more representatives to the Board in connection with the acquisition of securities of the Company or any of its Subsidiaries having a value equal to or greater than the lesser of (i) $50 million and (ii) 20% of the Company's market capitalization as of the date of the acquisition of such securities.

(ii)	the following individuals shall comprise the Board:

(A)	five (5) representatives designated by the MCP Funds (the "MCP Directors"), including:

(1)	Daniel Collin and Stephen Presser, recently elected as Class I Directors at the Parent Stockholders' Meeting, and

(2)	[_____] as a Class II Director, [_______] as a Class II Director and [_____] as a Class III Director;

(B)	Thomas J. Baldwin, recently elected as a Class I Director at the Parent Stockholders' Meeting;

(C)	Joseph A. De Perio as a Class III Director;

(D)	Ronald McCray as a Class II Director; and

(E)	the Chief Executive Officer of the Company (the "CEO Director") as a Class III Director, with John Sheppard serving as the initial CEO Director.

(iii)	in the event that any representative to the Board designated under this Section 1(a) or Section 1(b) shall cease to serve for any reason, the designating party shall be entitled to designate such person's successor in accordance with this Agreement (regardless of such designating party's Beneficial Ownership at the time of such vacancy) and the Board shall promptly fill the vacancy with such successor nominee.

(iv)	if a representative to the Board designated under this Section 1(a) or Section 1(b) is not appointed or elected to the Board because of such person's death, disability, disqualification or withdrawal as a nominee or for other reason is unavailable or unable to serve on the Board, then the designating party shall be entitled to designate promptly another nominee (regardless of such designating party's Beneficial Ownership at the time of such vacancy) and the director position for which the original nominee was nominated shall not be filled pending such designation.

(b)	The Company hereby agrees that:

(i)	from and after the Merger Effective Time until the date that the MCP Funds collectively cease to Beneficially Own shares of Parent Common Stock representing at least 5% of the total voting power of the then outstanding Parent Common Stock, at every meeting of the Board, or a committee thereof, for which directors of the Company are appointed by the Board or are nominated to stand for election by stockholders of the Company, the MCP Funds collectively shall have the right to designate for election to the Board as MCP Directors such number of representatives that (when taken together with all other MCP Directors), when compared to the authorized number of directors on the Board, is closest to but not less than proportional to the total number of shares of Parent Common Stock which the MCP Funds Beneficially Own relative to the total number of shares of Parent Common Stock then issued and outstanding (which, for the avoidance of doubt, shall mean that the number of representatives shall be rounded up to the next whole number in all cases; provided that, in no event shall the aggregate number of representatives which the MCP Funds are entitled to designate exceed a ratio of 5/9 of the total number of directors then serving on the Board); and

2

(ii)

(A)	from and after the Merger Effective Time and until the earlier of (1) the date that Sponsor ceases to Beneficially Own shares of Parent Common Stock representing at least 5% of the total voting power of the then outstanding Parent Common Stock and (2) the third (3rd) anniversary of the Closing Date, in the event that any of Thomas J. Baldwin, Joseph A. De Perio or Ronald McCray shall cease to serve on the Board for any reason, Sponsor shall be entitled to designate a successor for one (and only one) of such Persons to complete such Person's term of service (regardless of Sponsor's Beneficial Ownership at the time of such vacancy) and the Board shall promptly fill the vacancy with such successor nominee; and

(B)	from and after the third (3rd) anniversary of the Closing Date (if as of such date Sponsor Beneficially Owns shares of Parent Common Stock representing at least 5% of the total voting power of the then outstanding Parent Common Stock) until the date that Sponsor ceases to Beneficially Own shares of Parent Common Stock representing at least 5% of the total voting power of the then outstanding Parent Common Stock, to the extent the term of such director's class is expiring at the next scheduled annual meeting of the Company's stockholders, at every meeting of the Board, or a committee thereof, for which directors of the Company are appointed by the Board or are nominated to stand for election by stockholders of the Company, Sponsor shall have the right to designate for election to the Board one (1) representative in the aggregate (the "Sponsor Director").

(c)	The Company agrees to use its best efforts to ensure that:

(i)	prior to the date that the MCP Funds collectively cease to Beneficially Own shares of Parent Common Stock representing at least 5% of the total voting power of the then outstanding Parent Common Stock, to the extent the term of such director's class is expiring at the next scheduled annual meeting of the Company's stockholders, (i) each MCP Director is included in the Board's slate of nominees to the stockholders for each election of directors; and (ii) each MCP Director is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof.

3

(ii)	from and after the third (3rd) anniversary of the Closing Date (if as of such date Sponsor Beneficially Owns shares of Parent Common Stock representing at least 5% of the total voting power of the then outstanding Parent Common Stock) until the date that Sponsor ceases to Beneficially Own shares of Parent Common Stock representing at least 5% of the total voting power of the then outstanding Parent Common Stock, to the extent the term of such director's class is expiring at the next scheduled annual meeting of the Company's stockholders, (i) the Sponsor Director is included in the Board's slate of nominees to the stockholders for each election of directors; and (ii) the Sponsor Director is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof.

(d)	Furthermore, the Company agrees for so long as the Company qualifies as a "controlled company" under NASDAQ, the Company will elect to be a "controlled company" for purposes of NASDAQ and will disclose in its annual meeting proxy statement that it is a "controlled company" and the basis for that determination. The Company, the MCP Funds and Sponsor acknowledge and agree that, as of the date hereof, the Company is a "controlled company." "Beneficially Own" as used herein means that a specified Person has or shares the right, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to vote shares of capital stock of the Company. No reduction in the number of shares of Parent Common Stock which the MCP Funds or Sponsor Beneficially Own shall shorten the term of any incumbent director or prevent the MCP Funds or Sponsor from designating a replacement representative pursuant to Section 1(a) or Section 1(b).

(e)	The Company shall use its best efforts to maintain in effect at all times directors and officers indemnity insurance coverage reasonably satisfactory to the MCP Funds and Sponsor and the Third Amended & Restated Parent Charter and/or Amended and Restated Bylaws (each as may be further amended, supplemented or waived in accordance with its terms) shall at all times provide for indemnification, exculpation and advancement of expenses to the fullest extent permitted under applicable law.

(f)

(i)	From and after the date hereof until such time that the MCP Funds collectively cease to Beneficially Own shares of Parent Common Stock representing at least 5% of the total voting power of the then outstanding Parent Common Stock, the MCP Funds, collectively, shall have the right to designate a number of members of each committee of the Board equal to the nearest whole number greater than the product obtained by multiplying (1) the percentage of the total voting power of the then outstanding Parent Common Stock then Beneficially Owned by the MCP Funds collectively and (2) the number of positions, including any vacancies, on the applicable committee, provided that (i) in no event shall the MCP Funds have the right to designate more than 2/3 of the total number of directors serving on any such committee and (ii) any such designee shall be a member of the Board and shall be eligible to serve on the applicable committee under applicable law or listing standards.

(ii)	From and after the date hereof until the expiration of his term as a (i) Class I Director, Thomas J. Baldwin shall serve as a member of the Audit Committee of the Board, (ii) Class III Director, Joseph A. De Perio shall serve as a member of the Nominating Committee of the Board and (iii) Class II Director, Ronald McCray shall serve as a member of the Compensation Committee of the Board, provided that each of Mr. Baldwin, Mr. De Perio and Mr. McCray, as applicable, is then a member of the Board and eligible to serve on such respective committee under applicable law or listing standards.

4

(g)	The members of the Audit Committee of the Board shall initially be Thomas J. Baldwin, [_______] and [______], the members of the Compensation Committee of the Board shall initially be Ronald McCray, [_______] and [______], and the members of the Nominating Committee of the Board shall initially be Joseph A. De Perio, [_______] and [______].

(h)	Subject to the provisions of Section 1(f)(i), all other members of any other Committee of the Board shall be determined by the Board and, subject to Sections 2 and 3, each member of the Board shall, receive aggregate annual compensation in an amount as determined by a majority of the Board, with 25% (or more in such Board Member’s discretion) paid as equity compensation.

2. MCP Funds and Company Agreements.

Each MCP Fund hereby agrees with the Company that, for so long as the MCP Funds are entitled to designate a majority of the Board hereunder, Daniel Collin shall serve as Chairman of the Board, receiving aggregate annual compensation of $250,000 during his term of service on the Board, with 25% (or more in Mr. Collin’s discretion) paid as equity compensation.

3. Sponsor and Company Agreements.

Sponsor and the Company hereby agree that:

(a)	for so long as Sponsor is entitled to designate a Sponsor Director hereunder, the Sponsor Director will be required to be an "independent" director under the NASDAQ Listing Rules; and

(b)	as of the Merger Effective Time, Thomas J. Baldwin shall serve as Vice-Chairman of the Board, receiving aggregate annual compensation of $200,000 during his term of service on the Board, with 25% (or more in Mr. Baldwin’s discretion) paid as equity compensation.

4. This Agreement constitutes the entire agreement and understanding of the Parties in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived as to any particular provision, except by a written instrument executed by all Parties and the Company will not consent to any amendment or modification or waive the provisions of, the Letter Agreement without the express written consent of each of the Parties to this Agreement.

5. No Party may assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other Parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

5

6. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Parties (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced exclusively in the federal and state courts located in New Castle County in the State of Delaware, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

7. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, or by electronic or facsimile transmission, to the address or facsimile number indicated on the books and records of the Company or such other address as a Party shall subsequently provide.

8. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the party seeking the injunction, specific performance and other equitable relief has an adequate remedy at law.

* * * * *

6

IN WITNESS WHEREOF, the parties hereto have executed this Governance Agreement as of the date first written above.

[COMPANY]

By:
Name:
Its:

MONOMOY CAPITAL PARTNERS, L.P.

By: Monomoy General Partner, L.P.
Its: General Partner

By: Monomoy Ultimate GP, LLC
Its: General Partner

By:
Name: Daniel Collin
Its: Partner

as a tenant in common with:

MCP SUPPLEMENTAL FUND, L.P.

By: Monomoy General Partner, L.P.
Its: General Partner

By: Monomoy Ultimate GP, LLC
Its: General Partner

By:
Name: Daniel Collin
Its: Partner

and as a tenant in common with:

MONOMOY EXECUTIVE CO-INVESTMENT FUND, L.P.

By: Monomoy General Partner, L.P.
Its: General Partner

By: Monomoy Ultimate GP, LLC
Its: General Partner

By:
Name: Daniel Collin
Its: Partner

MONOMOY CAPITAL PARTNERS II, L.P.

By: Monomoy General Partner, L.P.
Its: General Partner

By: Monomoy Ultimate GP, LLC
Its: General Partner

By:
Name: Daniel Collin
Its: Partner

as a tenant in common with:

MCP SUPPLEMENTAL FUND II, L.P.

By: Monomoy General Partner, L.P.
Its: General Partner

By: Monomoy Ultimate GP, LLC
Its: General Partner

By:
Name: Daniel Collin
Its: Partner

CLINTON MAGNOLIA MASTER FUND, LTD.

By:
Name:
Its:

EXHIBIT C

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

EVERYWARE GLOBAL, INC.

EveryWare Global, Inc.., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is EveryWare Global, Inc. The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on September 19, 2011 under the name ROI Acquisition Corp. and was amended and restated by the Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on December 16, 2011 and the Second Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on February 27, 2012 (the “Prior Certificate”).

2. This Third Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”) was duly adopted by the Board of Directors of the Corporation (the “Board”) and the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

3. This Amended and Restated Certificate restates, integrates and further amends the provisions of the certificate of incorporation of the Corporation as heretofore amended.

4. Certain capitalized terms used in this Amended and Restated Certificate are defined where appropriate herein.

5. The text of the certificate of incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I

 NAME

The name of the corporation is EveryWare Global, Inc. (the “Corporation”).

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE III

 REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, 19808 and the name of the registered agent of the Corporation at such address is Corporation Service Company.

ARTICLE IV

CAPITALIZATION

Section 4.1  Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is [101,000,000] shares, consisting of [100,000,000] shares of common stock, par value $0.0001 per share (the “Common Stock”), and [1,000,000] shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

Section 4.2  Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board is hereby expressly authorized to provide for the issuance of shares of the Preferred Stock in one or more series and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional and other special rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3 Common Stock.

(a) The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote. Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Amended and Restated Certificate (including a Preferred Stock Designation), the holders of the Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of the Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate (including any Preferred Stock Designation).

(b) Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis, in such dividends and distributions.

2

(c) Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. A merger or consolidation of the Corporation with or into any other corporation or other entity, or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to its stockholders) shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.3(c).

Section 4.4 Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to purchase shares of any class or series of the Corporation’s capital stock or other securities of the Corporation, and such rights, warrants and options shall be evidenced by instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto may not be less than the par value thereof.

ARTICLE V

 BOARD OF DIRECTORS

Section 5.1 Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Amended and Restated Certificate or the Bylaws (“Bylaws”) of the Corporation, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL and this Amended and Restated Certificate.

Section 5.2 Number, Election and Term.

(a) The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by the Board.

(b) Subject to Section 5.5 hereof, the Board shall be divided into three classes, designated Class I, Class II and Class III. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of the Prior Certificate; the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of the Prior Certificate; and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of the Prior Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of the Prior Certificate, successors to the class of directors whose term expires at that annual meeting shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The Board shall have the exclusive authority to determine the authorized number of directorships in each class. Subject to Section 5.5 hereof, if the number of directors is changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as practicable, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

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(c) Subject to Section 5.5 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(d) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

Section 5.3 Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. In the event of a vacancy on the Board, the remaining directors, except as otherwise provided by law, shall exercise the powers of the full Board until the vacancy is filled.

Section 5.4  Removal. Subject to Section 5.5 hereof, any or all of the directors (including persons elected by directors to fill vacancies in the Board) may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. At least forty-five (45) days prior to any annual or special meeting of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the director whose removal will be considered at the meeting.

Section 5.5  Preferred Stock — Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

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ARTICLE VI

 BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least 66.667% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII

MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1 Meetings. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to call a special meeting of the holders of such series, and subject to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Board pursuant to a resolution adopted by the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied.

Section 7.2 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3 Action by Written Consent. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to act by written consent, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such holders and may not be effected by written consent of the stockholders.

ARTICLE VIII

 LIMITED LIABILITY; INDEMNIFICATION

Section 8.1 Limitation of Director Liability. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

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Section 8.2 Indemnification and Advancement of Expenses.

(a) Right to Indemnification. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter, an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that, except as provided in Section 8.2(c) with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.2(a), an Indemnitee shall also have the right to be paid by the Corporation to the fullest extent not prohibited by applicable law the expenses (including, without limitation, attorneys’ fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Corporation’s receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise.

(c) Procedure for Indemnification. Any indemnification of a director or officer of the Corporation or advancement of expenses (including attorneys’ fees, costs and charges) under this Section 8.2 shall be made promptly, and in any event within forty-five days (or, in the case of an advancement of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 8.2(b) if required), upon the written request of the director or officer. If the Corporation denies a written request for indemnification or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advancement of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 8.2(b) if required), the right to indemnification or advancements as granted by this Section 8.2 shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation to the fullest extent permitted by applicable law. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses where the undertaking required pursuant to Section 8.2(b), if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation to the fullest extent permitted by law. Neither the failure of the Corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

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(d) Non-Exclusivity of Rights. The rights provided to any Indemnitee pursuant to this Section 8.2 shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, this Amended and Restated Certificate, the Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

(e) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

(f) Indemnification of Other Persons. This Section 8.2 shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Section 8.2 with respect to the indemnification and advancement of expenses of Indemnitees under this Section 8.2.

(g) Service for Subsidiaries. Any person serving as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at least 50% of whose equity interests are owned by the Corporation (a “subsidiary” for purposes of this Section 8.2) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

(h) Amendments. Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of this Amended and Restated Certificate inconsistent with this Section 8.2, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

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(i) Certain Definitions. For purposes of this Section 8.2, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries.

(j) Merger or Consolidation. For purposes of this Section 8.2, references to the “Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 8.2 with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.

(k) Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advancement of expenses and other rights contained in this Section 8.2 in entering into or continuing such service. The rights to indemnification and to the advancement of expenses conferred in this Section 8.2 shall apply to claims made against an Indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

(l) Contract Rights. The rights provided to Indemnitees pursuant to this Section 8.2 shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any repeal or modification of this Section 8.2 or repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification and advancement of expenses of such Indemnitee or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such repeal or modification.

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(m) Severability. If any provision or provisions of this Section 8.2 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Section 8.2 shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Section 8.2 (including, without limitation, each such portion of this Section 8.2 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX

 CERTAIN ACKNOWLEDGMENTS, COMPETITION AND CORPORATE OPPORTUNITIES

Section 9.1 Certain Acknowledgments. In recognition and anticipation that (i) the principals, officers, members, managers and/or employees of Monomoy Capital Management, LLC (“MCP”) or its Affiliated Companies (as defined below) may serve as directors or officers of the Corporation, (ii) MCP and its Affiliated Companies engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) that the Corporation and its Affiliated Companies may engage in material business transactions with MCP and its Affiliated Companies, and that the Corporation is expected to benefit therefrom, the provisions of this Article IX are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve MCP and/or its Affiliated Companies and/or their respective principals, officers, members, managers and/or employees, including any of the foregoing who serve as officers or directors of the Corporation (collectively, the “Exempted Persons”), and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith. As used in this Amended and Restated Certificate, “Affiliated Companies” means (a) in respect of MCP, any entity that controls, is controlled by or under common control with MCP (other than the Corporation and any company that is controlled by the Corporation) and any investment funds managed by MCP and (b) in respect of the Corporation, any company controlled by the Corporation.

Section 9.2 Competition and Corporate Opportunities. To the fullest extent permitted by applicable law, neither MCP nor any of its Affiliated Companies nor any of their respective Exempted Persons shall have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its Affiliated Companies, and no Exempted Person shall be liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of any such activities of MCP, its Affiliated Companies or such Exempted Person. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its Affiliated Companies, renounces any interest or expectancy of the Corporation and its Affiliated Companies in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to MCP, its Affiliated Companies or any of their respective Exempted Persons, even if the opportunity is one that the Corporation or its Affiliated Companies might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each Exempted Person shall have no duty to communicate or offer such business opportunity to the Corporation or its Affiliated Companies and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its Affiliated Companies for breach of any fiduciary or other duty, as a director, officer or stockholder of the Corporation solely, by reason of the fact that MCP, its Affiliated Companies or any such Exempted Person pursues or acquires such business opportunity, sells, assigns, transfers or directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or any of its Affiliated Companies.

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Section 9.3 Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the foregoing provisions of this Article IX, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not permitted to undertake under the terms of Article II or that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.

Section 9.4 Amendment of this Article. Notwithstanding anything to the contrary elsewhere contained in this Amended and Restated Certificate, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Article IX; provided however, that neither the alteration, amendment or repeal of this Article IX nor the adoption of any provision of this Amended and Restated Certificate inconsistent with this Article IX shall apply to or have any effect on the liability or alleged liability of any Exempted Person for or with respect to any activities or opportunities which such Exempted Person becomes aware prior to such alteration, amendment, repeal or adoption.

Section 9.5 Deemed Notice. Any person or entity purchasing or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX.

Section 9.6 Severability. To the extent that any provision of this Article IX is found to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Article IX.

ARTICLE X

 EXCLUSIVE JURISDICTION OF DELAWARE COURTS

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Amended and Restated Certificate or the Corporation’s Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article X (including, without limitation, each portion of any sentence of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.

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ARTICLE XI

AMENDMENT OF THIRD AMENDED AND RESTATED

 CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate (including any Preferred Stock Designation), in the manner now or hereafter prescribed by this Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article XI.

Notwithstanding anything contained in this Amended and Restated Certificate or in the Corporation’s Bylaws to the contrary, and notwithstanding the fact that a lesser percentage may be specified by the DGCL, the provisions set forth in Articles V, VI, VII, VIII, X and this Article XI may not be repealed or amended in any respect, and no other provisions may be adopted, amended, or repealed which would have the effect of modifying or permitting the circumvention of the provisions set forth in Articles V, VI, VII, VIII, X and this Article XI, unless such action is approved by the affirmative vote of the holders of not less than 66.667% of the total voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

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IN WITNESS WHEREOF, EveryWare Global, Inc. has caused this Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer this [_________] day of [_________], 2013.

EVERYWARE GLOBAL, INC.

By:
Name:
Title:

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EXHIBIT D

AMENDED AND RESTATED

BY LAWS

OF

EVERYWARE GLOBAL, INC.

ARTICLE I

OFFICES

Section 1.1. Registered Office. The registered office of the Corporation within the State of Delaware shall be located at either (a) the principal place of business of the Corporation in the State of Delaware or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Delaware.

Section 1.2. Additional Offices. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1. Annual Meetings. The annual meeting of stockholders shall be held at such place and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 8.5(a). At each annual meeting, the stockholders shall elect those directors of the Corporation to fill any term of a directorship that expires on the date of such annual meeting and may transact any other business as may properly be brought before the meeting.

Section 2.2. Special Meetings. Subject to the rights of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders may only be called in the manner provided in the Corporation’s Certificate of Incorporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”). Special meetings of stockholders shall be held at such place and time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 8.5(a).

Section 2.3. Notices. Notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given in the manner permitted by Section 8.3 to each stockholder entitled to vote thereat by the Corporation not less than 10 nor more than 60 days before the date of the meeting. If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed, and any special meeting of stockholders as to which notice has been given may be cancelled, by the Board upon public announcement (as defined in Section 2.7(c)) given before the date previously scheduled for such meeting.

Section 2.4. Quorum. Except as otherwise provided by applicable law, the Certificate of Incorporation or these By Laws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders of the Corporation, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.

Section 2.5. Voting of Shares.

(a) Voting Lists. The Secretary shall prepare, or shall cause the officer or agent who has charge of the stock ledger of the Corporation to prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote thereat arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 8.5(a), the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.

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(b) Manner of Voting. At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 8.3), provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxy holder. The Board, in its discretion, or the chairman of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(c) Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority.

(i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(d) Required Vote. Subject to the rights of the holders of one or more series of preferred stock of the Corporation (“Preferred Stock”), voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these By Laws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

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(e) Inspectors of Election. The Board may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

Section 2.6. Adjournments. Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.7. Advance Notice for Business.

(a) Annual Meetings of Stockholders.

(i) No business may be transacted at an annual meeting of stockholders, other than business that is either (i) brought before the annual meeting by or at the direction of the Board or (ii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.7(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting, (y) who is entitled to vote at the meeting and (z) who complies with the notice procedures set forth in this Section 2.7(a). For the avoidance of doubt, the foregoing clause (ii) of this Section 2.7(a)(i) shall be the exclusive means for a stockholder to propose such business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) before an annual meeting of stockholders. Notwithstanding anything in this Section 2.7(a) to the contrary, only persons nominated pursuant to Section 3.2 for election as a director to fill any term of a directorship that expires on the date of the annual meeting will be considered for election at such meeting.

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(ii) In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation, such business must otherwise be a proper matter for stockholder action and the stockholder and the Stockholder Associated Person (as defined in Section 2.7(d)) must have acted in accordance with the representations set forth in the Solicitation Statement (as defined in Section 2.7(a)(iii)) required by these By Laws. Subject to Section 2.7(a)(iii), a stockholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described in this Section 2.7(a).

(iii) To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these By Laws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and record address of such stockholder, as they appear on the Corporation’s books, and the name and address of any Stockholder Associated Person covered by clauses (C), (D), (E), (G) and (H) below, (C) the class or series and number of shares of capital stock of the Corporation that are directly or indirectly owned beneficially and of record by such stockholder or by any Stockholder Associated Person, a description of any Derivative Positions (as defined in Section 2.7(d)) directly or indirectly owned beneficially and of record by the stockholder or any Stockholder Associated Person, and whether and the extent to which a Hedging Transaction (as defined in Section 2.7(d)) has been entered into by or on behalf of such stockholder or any Stockholder Associated Person, (D) a description of all arrangements or understandings between such stockholder or any Stockholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (E) any material interest of such stockholder or any Stockholder Associated Person in such business, (F) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (G) any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents (even if a solicitation is not involved) by such stockholder or Stockholder Associated Person in support of the business proposed to be brought before the meeting pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (H) a representation as to whether such stockholder or any Stockholder Associated Person will solicit, directly or indirectly, a proxy from holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the proposal or otherwise to solicit proxies from stockholders in support of the proposal (such representation, a “Solicitation Statement”). In addition, any stockholder who submits a notice pursuant to this Section 2.7(a) is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 2.7(c).

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(iv) The foregoing notice requirements of this Section 2.7(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such stockholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business (other than nominations of persons for election to the Board, which must be made in compliance with and are governed exclusively by Section 3.2) shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7(a); provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.7(a) shall be deemed to preclude discussion by any stockholder of any such business.

(v) If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.7(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.7(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.7(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(vi) In addition to the provisions of this Section 2.7(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein; provided, however, that any references in these By Laws to the Exchange Act or the rules and regulation promulgated thereunder are not intended to and shall not limit the requirements applicable to any business to be considered pursuant to this Section 2.7. Nothing in this Section 2.7(a) shall be deemed to (A) affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) confer upon any stockholder a right to have any proposed business included in the Corporation’s proxy statement.

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(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Section 3.2.

(c) Update and Supplement of Stockholder’s Notice. Any stockholder who submits a notice of proposal for business pursuant to this Section 2.7 or nomination for election pursuant to Section 3.2 is required to update and supplement the information disclosed in such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting of stockholders and as of the date that is ten (10) business days prior to such meeting of the stockholders or any adjournment or postponement thereof, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the fifth business day after the record date for the meeting of stockholders (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth business day prior to the date for the meeting of stockholders or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting of stockholders or any adjournment or postponement thereof).

(d) Definitions. For purposes of this Section 2.7 and Section 3.2, the term:

(i) “Derivative Positions” means, with respect to a stockholder or any Stockholder Associated Person, any derivative positions including, without limitation, any short position, profits interest, option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise and any performance-related fees to which such stockholder or any Stockholder Associated Person is entitled based, directly or indirectly, on any increase or decrease in the value of shares of capital stock of the Corporation;

(ii) “Hedging Transaction” means, with respect to a stockholder or any Stockholder Associated Person, any hedging or other transaction (such as borrowed or loaned shares) or series of transactions, or any other agreement, arrangement or understanding, the effect or intent of which is to increase or decrease the voting power or economic or pecuniary interest of such stockholder or any Stockholder Associated Person with respect to the Corporation’s securities;

(iii) “Public Announcement” shall man disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act; and

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(iv) “Stockholder Associated Person” of any stockholder means (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder or (C) any person directly or indirectly controlling, controlled by or under common control with such Stockholder Associated Person.

Section 2.8. Conduct of Meetings. The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these By Laws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE III

DIRECTORS

Section 3.1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By Laws required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware.

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Section 3.2 Advance Notice for Nominations of Directors.

(a) Only persons who are nominated in accordance with the procedures set forth in this Section 3.2 shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation (x) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.2 and on the record date for the determination of stockholders entitled to vote at such meeting, (y) who is entitled to vote at the meeting and (z) who complies with the notice procedures set forth in this Section 3.2.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation, and the stockholder and the Stockholder Associated Person must have acted in accordance with the representations set forth in the Nomination Solicitation Statement (as defined in Section 3.2(d)) required by these By Laws. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting or special meeting commence a new time period for the giving of a stockholder’s notice as described in this Section 3.2.

(c) Notwithstanding anything in paragraph (b) to the contrary, if the number of directors to be elected to the Board is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least 10 days prior to the last day a stockholder may deliver a notice of nomination in accordance with this Section 3.2, a stockholder’s notice required by this Section 3.2 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such Public Announcement is first made by the Corporation

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(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person, (D) the date such shares were acquired and the investment intent of such acquisition, (E) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved), or is otherwise required, pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (including such persons’ written consent to being named in the proxy statement as a nominee, if applicable, and to serving if elected), (F) a description of all direct and indirect compensation and other material agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder or any Stockholder Affiliated Person, on the one hand, and each proposed nominee and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any Stockholder Affiliated Persons were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant and (G) a completed and signed questionnaire regarding the background and qualifications of such person to serve as a director, a copy of which may be obtained upon request to the Secretary of the Corporation; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder, as they appear in the Corporation’s books, and the name and address of any Stockholder Associated Person covered by clauses (B), (C), (E), and (F) below, (B) the class or series and number of shares of capital stock of the Corporation that are directly or indirectly owned beneficially and of record by such stockholder or by any Stockholder Associated Person, a description of any Derivative Positions directly or indirectly owned beneficially and of record by such stockholder or any Stockholder Associated Person, and whether and the extent to which a Hedging Transaction has been entered into by or on behalf of such stockholder or any Stockholder Associated Person, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, any Stockholder Associated Person, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (E) any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved), or otherwise required, pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (F) a representation as to whether such stockholder or any Stockholder Associated Person will solicit, directly or indirectly, a proxy from the holders of a sufficient number of the Corporation’s outstanding shares reasonably believed by the stockholder or any Stockholder Associated Person, as the case may be, to elect each proposed nominee or otherwise to solicit proxies from stockholders in support of the nomination (such representation, a “Nomination Solicitation Statement”). In addition, any stockholder who submits a notice pursuant to this Section 3.2 is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 2.7(c).

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(e) If the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.2, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.2, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(f) In addition to the provisions of this Section 3.2, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein; provided, however, that any references in these By Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to any nomination to be considered pursuant to this Section 3.2. Nothing in this Section 3.2 shall be deemed to (A) affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation, (B) confer upon any stockholder a right to have any nominee included in the Corporation’s proxy statement or (C) limit the exercise, the method or timing of the exercise of, the rights of any person granted by the Corporation to nominate directors (including pursuant to that Governance Agreement, dated as of [_________], 2013 (as amended or supplemented from time to time, the “Governance Agreement”), by and among the Corporation and the investors party thereto), which rights may be exercised without compliance with the provisions of this Section 3.2.

(g) To be qualified to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in the case of a person nominated by a stockholder in accordance with this Section 3.2, in accordance with the time periods prescribed for delivery of notice under this Section 3.2) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (iii) would be in compliance, and if elected as a director of the Corporation will comply, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. A signed copy of each of the questionnaire and the written representation and agreement must be delivered to the Corporation within 10 days of the date that the Corporation makes such questionnaire or statement, as applicable, available to the stockholder seeking to make such nomination or to such nominee. The Corporation may also require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve either as a director of the Corporation or as an independent director of the Corporation under applicable Securities and Exchange Commission and stock exchange rules and the Corporation’s publicly disclosed corporate governance guidelines, or that could be material to a reasonable stockholder’s understanding of the qualifications and/or independence, or lack thereof, of such nominee, as determined in the Board’s sole discretion.

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Section 3.3. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these By Laws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

Section 3.4. Chairman of the Board. The Board may elect, by the affirmative vote of a majority of the total number of directors then in office, a Chairman of the Board, who shall preside when present at all meetings of the stockholders and the Board. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board.

ARTICLE IV

BOARD MEETINGS

Section 4.1. Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

Section 4.2. Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places as shall from time to time be determined by the Board.

Section 4.3. Special Meetings. Special meetings of the Board (a) may be called by the Chairman of the Board or President and (b) shall be called by the Chairman of the Board, President or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 8.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these By Laws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 8.4.

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Section 4.4. Quorum; Required Vote. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these By Laws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5. Consent In Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By Laws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.6. Organization. The chairman of each meeting of the Board shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE V

COMMITTEES OF DIRECTORS

Section 5.1. Establishment. The Board may by resolution passed by a majority of the directors then in office designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

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Section 5.2. Available Powers. Any committee established pursuant to Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 5.3. Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

Section 5.4. Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these By Laws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these By Laws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these By Laws.

Section 5.5. Other Rights. Nothing in this Article V shall in any way limit the exercise, the method or timing of the exercise of, the rights of any person granted by the Corporation with respect to the exercise, duties, composition or conduct of any committee of the Board (including pursuant to the Governance Agreement).

ARTICLE VI

OFFICERS

Section 6.1. Officers. The officers of the Corporation elected by the Board may consist of Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and such other officers (including without limitation, Vice Presidents, Assistant Secretaries and a Treasurer) as the Board from time to time may determine. Any such officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these By Laws or as may be prescribed by the Board.

(a) Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters, except to the extent any such powers and duties have been prescribed to the Chairman of the Board pursuant to Section 6.1(a) above. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The position of Chief Executive Officer and President may be held by the same person.

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(b) President. The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. In the absence (or inability or refusal to act) of the Chairman of the Board and Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The President shall also perform such duties and have such powers as shall be designated by the Board. The position of President and Chief Executive Officer may be held by the same person.

(c) Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

(d) Secretary.

(i) The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board, Chief Executive Officer or President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

(ii) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(e) Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(f) Chief Financial Officer. The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize).

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(g) Treasurer. The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer.

Section 6.2. Term of Office; Removal; Vacancies. The elected officers of the Corporation shall be appointed by the Board and shall hold office until their successors are duly elected and qualified by the Board or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any vacancy occurring in any elected office of the Corporation may be filled by the Board.

Section 6.3. Other Officers. The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

Section 6.4. Multiple Officeholders; Stockholder and Director Officers. Any number of offices may be held by the same person unless the Certificate of Incorporation or these By Laws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.

ARTICLE VII

SHARES

Section 7.1. Certificated and Uncertificated Shares. The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board.

Section 7.2. Multiple Classes of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 7.3. Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (a) the Chairman of the Board, the President or a Vice President and (b) the Treasurer, the Secretary or an Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

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Section 7.4. Consideration and Payment for Shares.

(a) Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board. The consideration may consist of any tangible or intangible property or benefit to the Corporation including cash, promissory notes, services performed, contracts for services to be performed or other securities.

(b) Subject to applicable law and the Certificate of Incorporation, shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of the Corporation in the case of partly paid uncertificated shares, there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.

Section 7.5. Lost, Destroyed or Wrongfully Taken Certificates.

(a) If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.

(b) If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 7.6. Transfer of Stock.

(a) If a certificate representing shares of the Corporation is presented to the Corporation with an endorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:

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(i) in the case of certificated shares, the certificate representing such shares has been surrendered;

(ii) (A) with respect to certificated shares, the endorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the endorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(iii) the Corporation has received reasonable assurance that the endorsement or instruction is genuine and authorized as the Corporation may request;

(iv) the transfer does not violate any restriction on transfer imposed by the Corporation that is enforceable in accordance with Section 7.8(a); and

(v) such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

(b) Whenever any transfer of shares shall be made for collateral security and not absolutely, the Corporation shall so record such fact in the entry of transfer if, when the certificate for such shares is presented to the Corporation for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Corporation, both the transferor and transferee request the Corporation to do so.

Section 7.7. Registered Stockholders. The Corporation may treat the registered owner as the person exclusively entitled to vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares.

Section 7.8. Effect of the Corporation’s Restriction on Transfer. A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

Section 7.9. Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

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ARTICLE VIII

MISCELLANEOUS

Section 8.1. Place of Meetings. If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these By Laws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 8.5 hereof, then such meeting shall not be held at any place.

Section 8.2. Fixing Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 8.3. Means of Giving Notice.

(a) Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these By Laws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

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(b) Notice to Stockholders. Whenever under applicable law, the Certificate of Incorporation or these By Laws notice is required to be given to any stockholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the DGCL. A notice to a stockholder shall be deemed given as follows: (i) if given by hand delivery, when actually received by the stockholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, and (iv) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (C) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (D) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c) Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

(d) Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these By Laws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

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(e) Exceptions to Notice Requirements. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these By Laws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these By Laws, to any stockholder to whom (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings to such stockholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

Section 8.4. Waiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these By Laws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

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Section 8.5. Meeting Attendance via Remote Communication Equipment.

(a) Stockholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(i) participate in a meeting of stockholders; and

(ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

(b) Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these By Laws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 8.6. Dividends. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.

Section 8.7. Reserves. The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 8.8. Contracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Certificate of Incorporation or these By Laws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board Chief Executive Officer, President, the Chief Financial Officer, the Treasurer or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

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Section 8.9. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.

Section 8.10. Seal. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 8.11. Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board. The Board shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized to do so by resolution of the Board.

Section 8.12. Resignation. Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. The resignation shall take effect at the time specified therein, or at the time of receipt of such notice if no time is specified or the specified time is earlier than the time of such receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 8.13. Surety Bonds. Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board, Chief Executive Officer, President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, Chief Executive Officer, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

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Section 8.14. Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, President or any Vice President. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

Section 8.15. Amendments. These By Laws may be amended, altered, changed or repealed or new By Laws adopted only in accordance with Article VI of the Certificate of Incorporation.

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EXHIBIT E

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [______], 2013, by and among [EveryWare Global, Inc.]1, a Delaware corporation (the “Company”), and the parties named on the Schedule of Investors attached hereto.

WHEREAS, the Company and certain of the Holders are parties to that certain Registration Rights Agreement dated February 22, 2012 (the “Prior Agreement”);

WHEREAS, certain of the Holders are acquiring, on or about the date hereof, shares of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”), pursuant to that certain Business Combination Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 31, 2013, by and among the Company, ROI Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of the Company, ROI Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company, and EveryWare Global, Inc., a Delaware corporation; and

WHEREAS, the parties to the Prior Agreement desire to amend and restate the Prior Agreement to provide for the terms and conditions included herein and to include the recipients of Common Stock pursuant to the Merger Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. CERTAIN DEFINITIONS.

As used in this Agreement, in addition to the terms defined elsewhere in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” of any Person means any other Person controlled by, controlling or under common control with such Person; provided that the Company and its subsidiaries shall not be deemed to be Affiliates of any Holder of Registrable Securities. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise). With respect to any Person who is an individual, “Affiliates” shall also include, without limitation, any member of such individual’s Family Group.

“Agreement” has the meaning specified in the Preamble.

“Automatic Shelf Registration Statement” has the meaning specified in Section 2.1.

1 [Note: Name to be changed.]

“Business Day” means any day other than a day on which the SEC or the office of the Delaware Secretary of State is closed.

“Common Stock” has the meaning specified in the Recitals.

“Company” has the meaning specified in the Preamble.

“Demand Registrations” has the meaning specified in Section 2.1.

“Effectiveness Period” means the period commending on the date of the effectiveness of a Shelf Registration Statement and ending on the earliest of (A) the third anniversary of the date of the effectiveness of a Shelf Registration Statement, (B) the date on which all Registrable Securities covered by a Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, and (C) the date as of which there are no longer any Registrable Securities covered by a Shelf Registration Statement in existence.

“End of Suspension Notice” has the meaning specified in Section 2.7(b).

“Family Group” means, with respect to a Person who is an individual, (i) such individual’s spouse and descendants (whether natural or adopted) (collectively, for purposes of this definition, “relatives”), (ii) such individual’s executor or personal representative, (iii) any trust, the trustee of which is such individual or such individual’s executor or personal representative and which at all times is and remains solely for the benefit of such individual and/or such individual’s relatives, (iv) any corporation, limited partnership, limited liability company or other tax flow-through entity the governing instruments of which provide that such individual or such individual’s executor or personal representative shall have the exclusive, nontransferable power to direct the management and policies of such entity and of which the sole owners of stock, partnership interests, membership interests or any other equity interests are limited to such individual, such individual’s relatives and/or the trusts described in clause (iii) above, and (v) any retirement plan for such individual.

“Founder Registrable Securities” means the Registrable Securities purchased by ROIC Acquisition Holdings LP and Thomas J. Baldwin in private placement transactions prior to or concurrently with the Company’s initial public offering, which were subsequently transferred to Clinton Magnolia Master Fund, Ltd.

“Holder” means a holder of Registrable Securities.

“Indemnified Party” has the meaning specified in Section 7.3.

“Indemnifying Party” has the meaning specified in Section 7.3.

“Lockup Period” has the meaning ascribed to such term in the Lockup Agreement, dated [_______], 2013, by and between the Company and certain of the Holders.

“Long-Form Registrations” has the meaning specified in Section 2.1.

“MCP Funds” has the meaning ascribed to such term in the Merger Agreement.

“Merger Agreement” has the meaning specified in the Recitals.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Prior Agreement” has the meaning specified in the Recitals.

“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 415 promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

“Public Offering” means any sale or distribution by the Company and/or Holders of Registrable Securities to the public of Common Stock pursuant to an offering registered under the Securities Act.

“Registrable Securities” means (i) the shares of Common Stock, and the shares of Common Stock issuable upon exercise of the Company’s warrants to purchase Common Stock, each as purchased by ROIC Acquisition Holdings LP and Thomas J. Baldwin in private placement transactions prior to or concurrently with the Company’s initial public offering, (ii) the shares of Common Stock to be issued pursuant to the Merger Agreement, (iii) any shares of Common Stock issued or issuable upon the exercise of any equity security of the Company that is issuable upon conversion of any working capital loans in an amount up to $500,000 made to the Company by any Holder; and (iv) all shares of Common Stock issued to any Holder with respect to the securities referred to in clauses (i), (ii) and (iii) above by way of any stock split, stock dividend, recapitalization, combination of shares, acquisition, consolidation, reorganization, share exchange, share reconstruction, amalgamation, contractual control arrangement or similar event; provided, however, that as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for such securities or uncertificated shares not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding; or (d) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction; provided, that any Registrable Securities held by any Holder that may be sold under Rule 144(b)(1)(i) without limitation under any of the other requirements of Rule 144 (as confirmed by an opinion of the Company’s counsel) shall cease to be Registrable Securities.

“Registration Expenses” means all expenses incurred by the Company in complying with Sections 2 and 3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, state “blue sky” fees and expenses, and accountants’ expenses but excluding any underwriting discounts and commissions or other fees of any broker, dealer or underwriter incurred in connection with a sale of Registrable Securities and any taxes applicable to any Holder with respect to any transfer or sale of Registrable Securities.

“Registration Statement” means any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all materials incorporated by reference in such registration statement.

“Rule 144”, “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the SEC, as the same shall be amended from time to time, or any successor rule then in force.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Shelf Registration” has the meaning specified in Section 2.1.

“Shelf Registrable Securities” has the meaning specified in Section 2.4(c).

“Shelf Registration Statement” has the meaning specified in Section 2.1.

“Shelf Takedown Notice” has the meaning specified in Section 2.4(c).

“Shelf Takedown Request” has the meaning specified in Section 2.4(c).

“Short-Form Registrations” has the meaning specified in Section 2.1.

“Suspension Event” has the meaning specified in Section 2.7(b).

“Suspension Notice” has the meaning specified in Section 2.7(b).

“Suspension Period” has the meaning specified in Section 2.7(a).

“Underwritten Takedown” shall mean an underwritten public offering of Registrable Securities pursuant to the Shelf Registration Statement as amended or supplemented.

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

2. DEMAND REGISTRATIONS.

2.1. Requests for Registration. Subject to the terms and conditions of this Agreement, Holders of Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration (“Long-Form Registrations”), or, if then available, on Form S-3 or any similar short-form registration (“Short-Form Registrations”), in each case to the extent provided in Section 2.2, Section 2.3 or Section 2.5, as applicable. All registrations requested pursuant to this Section 2.1 are referred to herein as “Demand Registrations.” The Holders of a majority of the Registrable Securities making a Demand Registration may request that the registration be made pursuant to Rule 415 under the Securities Act (a “Shelf Registration” and such registration statement, a “Shelf Registration Statement”) and, if the Company is a WKSI at the time any request for a Demand Registration is submitted to the Company, that such Shelf Registration be made pursuant to an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”). Within ten Business Days after the receipt of a request relating to a Demand Registration, the Company shall give written notice of the Demand Registration to all other Holders of Registrable Securities and, subject to the terms of Section 2.6, shall include in such Demand Registration (and in all related registrations and qualifications under state blue sky laws and in any related underwritten offering) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within seven Business Days after the receipt of the Company’s notice; provided that, with the consent of the holders of at least a majority of the Registrable Securities requesting the Demand Registration, the Company may provide notice of such Demand Registration to all other holders of Registrable Securities within three Business Days following the non-confidential filing of the registration statement with respect to the Demand Registration so long as such registration statement is not an Automatic Shelf Registration Statement. Each Holder agrees that such Holder shall treat as confidential the receipt of the notice of Demand Registration and shall not disclose or use the information contained in such notice of Demand Registration without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement.

2.2. Long-Form Registrations. The Holders of a majority of the Registrable Securities shall be entitled to three Long-Form Registrations, whether or not any offering pursuant to such registration is consummated. A registration shall not count as one of the permitted Long-Form Registrations until it has become effective. All Long-Form Registrations shall be underwritten registrations.

2.3. Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section 2.2, the Holders of a majority of the Registrable Securities shall be entitled to an unlimited number of Short-Form Registrations. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form and if the managing underwriters (if any) agree to the use of a Short-Form Registration. The Company shall use its reasonable best efforts to make Short-Form Registrations available for the sale of Registrable Securities.

2.4. Shelf Registrations.

(a)

(i) Subject to the availability of required financial information, as promptly as practicable after the Company receives written notice of a request for a Shelf Registration from holders of at least a majority of the Registrable Securities, the Company shall prepare and file with the SEC, a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Holders of all of the Registrable Securities held by the Holders (the “Shelf Registration Statement”). The Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders. The Company shall use reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as soon as possible after filing, and once effective, to keep the Shelf Registration Statement continuously effective under the Securities Act at all times for such time period as is specified in such request, or until the expiration of the Effectiveness Period, whichever is earlier.

(ii) Notwithstanding the foregoing, unless (i) the Holders of a majority of the Founder Registrable Securities and (ii) the Holders of a majority of the Registrable Securities otherwise instruct the Company in writing, subject to the availability of required financial information, the Company shall use its reasonable best efforts to prepare a Shelf Registration Statement with respect to all of the Registrable Securities (or such other number of Registrable Securities specified in writing by (i) the Holders of a majority of the Founder Registrable Securities and (ii) the Holders of a majority of the Registrable Securities) and use its reasonable best efforts to file such Shelf Registration Statement with the SEC as soon as practicable following the expiration of the Lockup Period.

(b) A Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders. The Company shall use reasonable best efforts to cause a Shelf Registration Statement to be declared effective under the Securities Act as soon as possible after filing, and once effective, to keep such Shelf Registration Statement continuously effective under the Securities Act at all times for such time period as is specified in such request, or until the expiration of the Effectiveness Period, whichever is earlier.

(c) In the event that a Shelf Registration Statement is effective, the Holders of a majority of the Registrable Securities covered by such Shelf Registration Statement shall be entitled to an unlimited number of Underwritten Takedowns, so long as the Shelf Registration Statement remains in effect; provided, that the estimated market value of the Registrable Securities to be sold in any Underwritten Takedown is at least $10,000,000 in the aggregate. The requesting Holders shall make such election by delivering to the Company a written request (a “Shelf Takedown Request”) for such offering specifying the number of Registrable Securities available for sale pursuant to such Shelf Registration Statement (the “Shelf Registrable Securities”) that the requesting Holders desire to sell pursuant to such Underwritten Takedown. As promptly as practicable, but at least 10 Business Days prior to the anticipated filing date of the prospectus or prospectus supplement relating to such Underwritten Takedown, the Company shall give written notice (the “Shelf Takedown Notice”) of such Shelf Takedown Request to all other Holders of Shelf Registrable Securities. The Company, subject to Sections 2.6 and 12.1 hereof, shall include in such Underwritten Takedown the Shelf Registrable Securities of any Holder of Shelf Registrable Securities that shall have made a written request to the Company for inclusion in such Underwritten Takedown (which request shall specify the maximum number of Shelf Registrable Securities intended to be disposed of by such Holder) within seven Business Days after the receipt of the Shelf Takedown Notice. The Company shall, as expeditiously as possible, use its reasonable best efforts to facilitate such Underwritten Takedown, to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities to be so offered. Each Holder agrees that such Holder shall treat as confidential the receipt of the Shelf Takedown Notice and shall not disclose or use the information contained in such Shelf Takedown Notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement.

(d) Promptly after the expiration of the seven-Business Day-period referred to in Section 2.4(c), the Company will notify all Holders of Shelf Registrable Securities participating in the Underwritten Takedown of the identities of the other participating Holders and the number of shares of Registrable Securities requested to be included therein.

(e) Notwithstanding the foregoing, if the Holders of a majority of the Registrable Securities wish to engage in an underwritten block trade off of a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a takedown from an already existing Shelf Registration Statement), then notwithstanding the foregoing time periods, such Holders only need to notify the Company of the block trade Underwritten Takedown five Business Days prior to the day such offering is to commence and the Company shall notify other Holders of Registrable Securities and such other Holders of Registrable Securities must elect whether or not to participate two Business Days prior to the day such offering is to commence, and the Company shall as expeditiously as possible use its reasonable best efforts to facilitate such offering (which may close as early as three Business Days after the date it commences); provided that the Holders of a majority of the Registrable Securities shall use reasonable best efforts to work with the Company and the underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the underwritten block trade; provided, further, that Holders of Registrable Securities (other than the Company’s executive officers and directors and Holders that beneficially own 1% or more of the Company’s Common Stock then outstanding) shall be entitled to participate in a block trade Underwritten Takedown only with the consent of the holders of a majority of the Registrable Securities.

(f) The Company shall, at the request of (i) the Holders of a majority of the Registrable Securities covered by a Shelf Registration Statement, or (ii) in connection with an Underwritten Takedown initiated by the Holders of a majority of the Founder Registrable Securities pursuant to Section 2.5, the Holders of a majority of the Founder Registrable Securities covered by a Shelf Registration Statement, file any prospectus supplement or, if the applicable Shelf Registration Statement is an Automatic Shelf Registration Statement, any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by (i) the Holders of a majority of the Registrable Securities, or (ii) in connection with an Underwritten Takedown initiated by the Holders of a majority of the Founder Registrable Securities pursuant to Section 2.5, the Holders of a majority of the Founder Registrable Securities, to effect such Underwritten Takedown.

2.5. Founder Demand Registration or Underwritten Takedown. If the Company is in breach of its obligation under Section 2.4(a)(ii) or if the Company fails to comply with its obligations under Section 6 with respect to the Shelf Registration Statement filed pursuant to Section 2.4(a)(ii), and such breach has not been cured within 30 days following notice thereof from the Holders of a majority of the Founder Registrable Securities to the Company, the Holders of a majority of the Founder Registrable Securities shall be entitled to, notwithstanding anything to the contrary contained herein, one Demand Registration, which shall be underwritten if the Holders of a majority of the Founder Registrable Securities so request (it being understood that a registration shall not count as a Demand Registration until it has become effective). In addition, if prior to the first (1st) anniversary of the expiration of the Lockup Period, the Holders of Founder Registrable Securities have not been provided an opportunity to sell Registrable Securities in an underwritten offering either as part of an underwritten Demand Registration or as part of an Underwritten Takedown (in each case, regardless of whether any Holder of Founder Registrable Securities elected to participate therein), the Holders of a majority of the Founder Registrable Securities shall be entitled to request an Underwritten Takedown if a Shelf Registration Statement with respect to the Founder Registrable Securities requested to be sold is then effective; provided, that the estimated aggregate offering value of the Registrable Securities requested to be included in such offering must equal at least $10,000,000 in the aggregate; and provided, further, that the right of the Holders of a majority of the Founder Registrable Securities to initiate an Underwritten Takedown pursuant to this Section 2.5 shall expire on the date that an Underwritten Takedown initiated by the Holders of a majority of the Registrable Securities is consummated, so long as the Holders of Founder Registrable Securities have been provided with an opportunity to sell Registrable Securities pursuant to such Underwritten Takedown (in each case, regardless of whether any Holder of Founder Registrable Securities elected to participate therein).

2.6. Priority on Demand Registrations and Underwritten Takedowns. If the managing underwriter in a Demand Registration (if it is an underwritten offering) or an Underwritten Takedown advises the Company and the Requesting Holder that, in its view, the number of shares of Registrable Securities requested to be included in such underwritten offering exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the Company shall include in such underwritten offering, up to the Maximum Offering Size, Registrable Securities requested to be included in such Underwritten Takedown by all participating Holders and allocated pro rata among the Holders thereof on the basis of the relative number of Registrable Securities held by each such Holder at such time (it being understood that for the purposes of calculating the relative number of Registrable Securities held by any participating Holder, in the event such Holder owns any security of the Company that may be converted, exercised or exchanged into Registrable Securities, the relative number of Registrable Securities held by such Holder shall be determined as if such Holder exercised such equity security on a cashless exercise basis).

2.7. Restrictions on Demand Registration and Shelf Offerings.

(a) The Company shall not be obligated to effect any Demand Registration within six months after the effective date of a previous Demand Registration. The Company may postpone, for up to 60 days from the date of the request, the filing or the effectiveness of a registration statement for a Demand Registration or suspend, for a period of up to 60 days from the date of delivery of a Suspension Notice below (a “Suspension Period”), the use of a prospectus that is part of a Shelf Registration Statement (and therefore suspend sales of the Shelf Registrable Securities) by providing written notice to the Holders of Registrable Securities if the Company’s board of directors determines in its reasonable good faith judgment that the offer or sale of Registrable Securities would reasonably be expected to have a material adverse effect on any proposal or plan by the Company to engage in any material acquisition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization or other transaction involving the Company; provided that in such event, the Holders of Registrable Securities shall be entitled to withdraw such request for a Demand Registration or Underwritten Takedown and the Company shall pay all Registration Expenses in connection with such Demand Registration or Underwritten Takedown (it being further understood that a withdrawn request for a Demand Registration or Underwritten Takedown shall not count as one of the permitted Demand Registrations). The Company may delay a Demand Registration hereunder only once in any twelve-month period. The Company may extend the Suspension Period of a Shelf Registration Statement for an additional consecutive 60 days with the consent of the Holders of a majority of the Registrable Securities registered under the applicable Shelf Registration Statement, which consent shall not be unreasonably withheld.

(b) In the case of an event that causes the Company to suspend the use of a Shelf Registration Statement as set forth in paragraph (a) above or pursuant to Section 6.10 (a “Suspension Event”), the Company shall give a notice to the Holders of Registrable Securities registered pursuant to such Shelf Registration Statement (a “Suspension Notice”) to suspend sales of the Registrable Securities and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing. A Holder shall not effect any sales of the Registrable Securities pursuant to such Shelf Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice. Each Holder agrees that such Holder shall treat as confidential the receipt of the Suspension Notice and shall not disclose or use the information contained in such Suspension Notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement. The Holders may recommence effecting sales of the Registrable Securities pursuant to the Shelf Registration Statement (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Holders and to the Holders’ counsel, if any, promptly following the conclusion of any Suspension Event and its effect.

(c) Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice with respect to any Shelf Registration Statement pursuant to this Section 2.7, the Company agrees that it shall extend the period of time during which such Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice and provide copies of the supplemented or amended prospectus necessary to resume sales, with respect to each Suspension Event; provided that such period of time shall not be extended beyond the date that there are no longer Registrable Securities covered by such Shelf Registration Statement.

2.8. Selection of Underwriters. Holders holding a majority of the Registrable Securities included in any Demand Registration shall have the right to select an underwriter or underwriters to administer the offering, which underwriter or underwriters shall be reasonably acceptable to the Company. In an Underwritten Takedown, the Holders of a majority of the Registrable Securities participating in such Underwritten Takedown shall have the right to select an underwriter or underwriters to administer the Underwritten Takedown, which underwriter or underwriters shall be reasonably acceptable to the Company. In connection with an underwritten offering (including an Underwritten Takedown), the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities in such underwritten offering, including, if necessary, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the Financial Industry Regulatory Authority, Inc.

2.9. Other Registration Rights. Except as provided in this Agreement, the Company shall not grant to any persons the right to request the Company or any subsidiary to register any capital stock of the Company or any subsidiary, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the Holders of a majority of the Registrable Securities.

3. PIGGYBACK RIGHTS.

3.1 Right to Piggyback. If the Company proposes to register any of its shares of Common Stock (other than in connection with a Demand Registration (which are covered by Section 2) or registrations on Form S-4 or S-8 promulgated by the SEC and any successor or similar forms), and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to the Holders of Registrable Securities (in any event within three Business Days after the filing of the registration statement relating to the Piggyback Registration), and subject to the terms of Section 3.2 and Section 3.3, shall include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws and in any related underwritten offering) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after delivery of the Company’s notice.

3.2 Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary offering on behalf of the Company, and the managing underwriter informs the Company that the number of shares held by the Holders requested to be included exceeds the amount which can be sold in such offering without adversely affecting the distribution of the shares being offered, the Company shall include, (i) first, all of the shares the Company has proposed to register; (ii) second, as many of the Registrable Securities, allocated pro rata among the Holders thereof on the basis of the relative number of Registrable Securities held by each such Holder at such time, as can be included without adversely affecting such distribution (it being understood that for the purposes of calculating the relative number of Registrable Securities held by any participating Holder, in the event such Holder owns any security of the Company that may be converted, exercised or exchanged into Registrable Securities, the relative number of Registrable Securities held by such Holder shall be determined as if such Holder exercised such equity security on a cashless exercise basis); and (iii) third, any other shares of Common Stock proposed to be included in such offering. Registrable Securities beneficially owned by any executive officer of the Company shall not be eligible to be included in any primary offering of Common Stock without the Company’s consent.

3.3 Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary offering on behalf of holders of the Company’s securities (for the avoidance of doubt, other than Holders hereunder), and the managing underwriter informs the Company that the number of shares required to be included in such registration exceeds the amount which can be sold in such offering without adversely affecting the distribution of the shares being offered, the Company shall include, (i) first, the securities requested to be included therein by the holders initially requesting such registration (for the avoidance of doubt, other than Holders hereunder) and the Registrable Securities requested to be included in such registration, allocated pro rata among the holders thereof on the basis of the relative number of securities held by each such holder at such time, as can be included without adversely affecting such distribution (it being understood that for the purposes of calculating the relative number of securities held by any participating holder, in the event such holder owns any security of the Company that may be converted, exercised or exchanged into Common Stock, the relative number of shares of Common Stock held by such holder shall be determined as if such holder exercised such equity security on a cashless exercise basis); and (ii) second, any other shares of Common Stock proposed to be included in such offering.

4. HOLDBACK AGREEMENT.

4.1. Holders of Registrable Securities. In connection with any underwritten Public Offering of Registrable Securities, each Holder of Registrable Securities agrees to enter into any holdback, lockup or similar agreement requested by the underwriters managing such Public Offering in such form as agreed to by the Holders of a majority of Registrable Securities participating in such Public Offering.

4.2. The Company. In connection with any underwritten Public Offering of Registrable Securities, the Company (i) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period commencing on the earlier of the date on which the Company gives notice to the Holders of Registrable Securities that a preliminary prospectus has been circulated for such Public Offering or the “pricing” of such offering and continuing to the date that is 90 days following the date of the final prospectus for such Public Offering (the “Holdback Period”), unless the underwriters managing the Public Offering otherwise agree in writing and (ii) shall use its best efforts to cause (A) each holder of at least five percent (5%) (on a fully-diluted basis) of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a Public Offering) and (B) each of its directors and executive officers to agree to not effect any public sale or distribution of the Company’s equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the Holdback Period, except as part of such underwritten registration, if otherwise permitted, unless the underwriters managing the Public Offering otherwise agree in writing.

5. Expenses of Registration.

5.1 All Registration Expenses incurred in connection with the performance of the Company’s obligations under Sections 2 and 3 shall be borne by the Company.

5.2 In connection with each Demand Registration, each Piggyback Registration and each Underwritten Takedown, the Company shall reimburse the Holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the Holders of a majority of the Registrable Securities included in such registration or participating in such Underwritten Takedown and disbursements of each additional counsel retained by any Holder of Registrable Securities for the purpose of rendering a legal opinion on behalf of such Holder in connection with any Demand Registration, Piggyback Registration or Underwritten Takedown.

6. Registration Procedures.

The Company shall keep each Holder advised in writing as to the initiation of the registrations described in Sections 2 and 3 and as to the completion thereof. Whenever the Holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement or have initiated an Underwritten Takedown, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof held by a Holder of Registrable Securities requesting registration, and pursuant thereto the Company shall at its expense:

6.1 upon written request, before filing any Registration Statement or Prospectus or any amendments or supplements thereto with the SEC, furnish to the Holders copies of all such documents proposed to be filed and use reasonable efforts to reflect in each such document when so filed with the SEC such comments as the Holders reasonably shall propose within one Business Day of the delivery of such copies to the Holders;

6.2 subject to Section 2.7 and Section 6.10, prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement continuously effective for the Effectiveness Period; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use reasonable efforts to comply with the provisions of the Securities Act applicable to it;

6.3 prior to any public offering of Registrable Securities, use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

6.4 cause all such Registrable Securities registered pursuant hereto to be listed on each securities exchange or over-the counter market on which similar securities issued by the Company are then listed or, if no securities are then listed, on the NASDAQ Stock Market;

6.5 provide a transfer agent and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

6.6 as promptly as reasonably practicable, but within three (3) Business Days in any event, give notice to the Holders (1) when any Prospectus, Prospectus supplement, Registration Statement or post-effective amendment to a Registration Statement has been filed with the SEC and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective (provided, however, that the Company shall not be required by this clause (1) to notify the Holders of the filing of a Prospectus supplement that does nothing more substantive than name one or more Holders as selling security holders), and (2) of any request, following the effectiveness of a Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or related Prospectus or for additional information;

6.7 in the case of a Shelf Registration Statement, notify the Holders in writing of the effectiveness of the Shelf Registration Statement and furnish to the Holders, without charge, such number of copies of the Shelf Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Shelf Registration Statement;

6.8 in the case of a Shelf Registration Statement, subject to the provisions of Section 2.7 above and Section 6.10 below, the Company shall promptly prepare and file with the SEC from time to time such amendments and supplements to the Shelf Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities during the Effectiveness Period;

6.9 give notice to the Holders within one (1) Business Day following notice to the Company (1) of the issuance by the SEC or any other federal or state governmental authority of any stop order or injunction suspending or enjoining the use of any Prospectus or the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose, (2) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (3) of the happening of any event that makes any statement made in a Registration Statement or the related Prospectus untrue in any material respect or that requires changes in order to make the statements therein not misleading;

6.10 Subject to Section 2.7, at the request of any Holder of Registrable Securities included in such Registration Statement, prepare and file a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference, or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus, so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, in the case of a post-effective amendment to a Registration Statement, subject to Section 2.7, use commercially reasonable efforts to cause it to be declared effective as promptly as is reasonably practicable, and give to the Holders listed as selling security holders in such Prospectus a Suspension Notice, and, upon receipt of any Suspension Notice, each such Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Holder’s receipt of copies of the supplemented or amended Prospectus or until it receives an End of Suspension Notice, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company shall use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as promptly as possible (and promptly notify in writing each Holder covered by such Registration Statement of the withdrawal of any such order), except to the extent provided in Section 2.7.

6.11 in the event of any underwritten public offering of Registrable Securities, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an underwriting agreement. The Company shall, if requested by the managing underwriter or underwriters or any Holder of Registrable Securities included in such offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as such managing underwriter or underwriters or any Holder of Registrable Securities reasonably requests to be included therein, and which is reasonably related to the offering of such Registrable Securities, including, without limitation, with respect to the Registrable Securities being sold by such Holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and any other terms of an underwritten offering of the Registrable Securities to be sold in such offering, and the Company shall promptly make all required filings of such prospectus supplement or post-effective amendment;

6.12 furnish to each Holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such Holder, of (1) any opinion of counsel to the Company delivered to any underwriter dated the effective date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the applicable underwriting agreement, in customary form, scope, and substance, at a minimum to the effect that the Registration Statement has been declared effective and that no stop order is in effect, which counsel and opinions shall be reasonably satisfactory to a majority of the Holders and their counsel and (2) any comfort letter from the Company’s independent public accountants delivered to any underwriter in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter or underwriters reasonably request. In the event no legal opinion is delivered to any underwriter, the Company shall furnish to each Holder of Registrable Securities included in such Registration Statement, at any time that such Holder elects to use a Prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such Prospectus has been declared effective and that no stop order is in effect;

6.13 fully cooperate, and cause each of its principal executive officer, principal financial officer, principal accounting officer, and all other officers and members of the management to fully cooperate in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with underwriters, attorneys, accountants and potential stockholders;

6.14 make available for inspection by the Holders of Registrable Securities included in such Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant, or other professional retained by any Holder of Registrable Securities included in such Registration Statement or any underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors, and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, and employees to supply all information requested by any of them in connection with such Registration Statement;

6.15 cooperate with each Holder of Registrable Securities and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc., and use its reasonable best efforts to make or cause to be made any filings required to be made by an issuer with the Financial Industry Regulatory Authority, Inc. in connection with the filing of any Registration Statement;

6.16 in the event of any underwritten public offering of Registrable Securities, cause senior executive officers of the Company to participate in customary “road show” presentations that may be reasonably requested by the managing underwriter in any such underwritten offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

6.17 if the Company files an Automatic Shelf Registration Statement covering any Registrable Securities, use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such Automatic Shelf Registration Statement is required to remain effective;

6.18 if the Company does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold;

6.19 during the Effectiveness Period, if at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, use its reasonable best efforts to refile the Shelf Registration Statement on Form S-3 and, if such form is not available, Form S-1, and keep such registration statement effective during the Effectiveness Period; and

6.20 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such registration.

7. INDEMNIFICATION.

7.1. The Company agrees to indemnify and hold harmless each Holder, the partners, members, officers, directors, stockholders, legal counsel and accountants of each Holder and any other person, if any, who controls each Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this Section 7 shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information about any Holder furnished to the Company by or on behalf of such Holder expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

7.2 Each Holder agrees to indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act severally and not jointly against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7.1, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information about such Holder furnished to the Company by or on behalf of such Holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

7.3. Each party entitled to indemnification under this Section 7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be withheld unreasonably), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 7 only if such failure is materially prejudicial to the ability of the Indemnifying Party to defend such action, and such failure shall in no event relieve the Indemnifying Party of any liability that he or it may have to any Indemnified Party otherwise than under this Section 7. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

7.4. If the indemnification provided under this Section 7 hereof from the Indemnifying Party is unavailable or insufficient to hold harmless an Indemnified Party in respect of any loss, liability, claim, damage and expense referred to herein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such loss, liability, claim, damage and expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Indemnifying Party’s and Indemnified Party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 7.4 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 7.1, 7.2 and 7.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 7.4. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7.4 from any person who was not guilty of such fraudulent misrepresentation.

7.5. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities by such Indemnified Party.

8. Information by Holders and Other Shareholders.

Each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be required in connection with any Registration Statement.

9. Rule 144 Reporting.

With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Common Stock to the public without registration, the Company shall for so long as Registrable Securities are outstanding:

(a) make and keep public information available as those terms are understood and defined in Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act; and

(c) so long as any Holder owns any securities constituting or representing Registrable Securities, furnish to such Holder upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Securities Exchange Act.

10. Removal of Legends.

If requested by a Holder, the Company shall cooperate with such Holder and the Company’s transfer agent to facilitate the timely preparation and delivery of certificates (or execution of a book entry transfer) representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates or transfer shall be free, to the extent permitted by applicable law and permissible under the terms of the Merger Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may reasonably request.

11. IN KIND DISTRIBUTIONS.

If any Affiliate of the MCP Funds seeks to effectuate an in-kind distribution of all or part of its respective Registrable Securities to its direct or indirect equityholders, the Company shall, subject to any applicable lock-up agreements, work with the foregoing persons to facilitate such in-kind distribution in the manner reasonably requested.

12. Underwritten Offerings.

12.1 Underwriting Arrangements. No Holder of Registrable Securities may participate in any offering hereunder which is underwritten unless such Holder (i) agrees to sell such Holder’s securities on the basis provided in any underwriting arrangements approved by the person or persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to any over-allotment or “green shoe” option requested by the underwriters; provided that no Holder of Registrable Securities shall be required to sell more than the number of Registrable Securities such Holder has requested to include) and (ii) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Each Holder of Registrable Securities shall execute and deliver such other agreements as may be reasonably requested by the Company and the lead managing underwriter(s) that are consistent with such Holder’s obligations under Section 4 and this Section 12.1 or that are necessary to give further effect thereto.

12.2 Price and Underwriting Discounts. In the case of an underwritten Demand Registration or Underwritten Takedown requested by Holders pursuant to this Agreement, the price, underwriting discount and other financial terms of the related underwriting agreement for the Registrable Securities shall be determined by the Holders of a majority of the Registrable Securities included in such underwritten offering.

13. MISCELLANEOUS.

13.1 Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by electronic facsimile transfer or by courier guaranteeing overnight delivery, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by electronic facsimile transfer, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier, to the parties as follows:

(a) if to a Holder, at the address for such Holder then appearing in the books of the Company;

(b)	If to the Company, to:

[EveryWare Global, Inc.]

[__________]

 [__________]

Facsimile: [__________]

Attention: Chief Executive Officer

With a copy to:

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, IL 60614

Facsimile: (312) 862-2200

Attention: Carol Anne Huff and Kevin L. Morris

13.2 Governing Law. This Agreement shall be governed and construed under the laws of the State of Delaware, without regard to conflicts of laws and principles thereof.

13.3 Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit and be enforceable by the Company and its successors and assigns and the Holders of Registrable Securities and their respective successors and permitted assigns (whether so expressed or not). In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or Holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent Holder of Registrable Securities.

13.4 Additional Parties. Subject to the prior written consent of the Company and Holders of a majority of the Registrable Securities, the Company may permit any Person who acquires Common Stock or rights to acquire Common Stock from an existing Holder after the date hereof to become a party to this Agreement and to succeed to all of the rights and obligations of a “Holder of Registrable Securities” under this Agreement by obtaining an executed Addendum Agreement to this Agreement from such Person in the form of Exhibit A attached hereto (an “Addendum Agreement”). Upon the execution and delivery of an Addendum Agreement by such Person, the Common Stock acquired by such Person shall constitute Registrable Securities and such Person shall be a Holder of Registrable Securities under this Agreement with respect to the acquired Common Stock, and the Company shall add such Person’s name and address to the Schedule of Investors hereto and circulate such information to the parties to this Agreement.

13.5 Captions. The captions of the several sections and paragraphs of this Agreement are included for reference only and shall not limit or otherwise affect the meaning thereof.

13.6 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Company and Holders of a majority of the Registrable Securities; provided that no such amendment, modification or waiver that would materially and adversely affect a Holder or group of Holders of Registrable Securities in a manner materially different than any other Holder or group of Holders of Registrable Securities (other than amendments and modifications required to implement the provisions of Section 13.4), shall be effective against such Holder or group of Holders of Registrable Securities without the consent of the Holders of a majority of the Registrable Securities that are held by the group of Holders that is materially and adversely affected thereby. The failure or delay of any Person to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Person thereafter to enforce each and every provision of this Agreement in accordance with its terms. A waiver or consent to or of any breach or default by any Person in the performance by that Person of his, her or its obligations under this Agreement shall not be deemed to be a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person under this Agreement.

13.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute but one and the same instrument.

13.8 Remedies. The parties to this Agreement shall be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to any other rights and remedies existing hereunder, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

13.9 Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

13.10 No Recourse. Notwithstanding anything to the contrary in this Agreement, the Company and each Holder of Registrable Securities agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement, shall be had against any current or future director, officer, employee, general or limited partner or member of any Holder of Registrable Securities or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Holder of Registrable Securities or any current or future member of any Holder of Registrable Securities or any current or future director, officer, employee, partner or member of any Holder of Registrable Securities or of any Affiliate or assignee thereof, as such for any obligation of any Holder of Registrable Securities under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

13.11 Entire Agreement. This Agreement is intended by the parties hereto as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities.

13.12 Other Registration Rights. The Company represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any registration filed by the Company for the sale of securities for its own account or for the account of any other person. This Agreement supersedes any other registration rights agreement or similar agreement with any Holder, including, without limitation, the Prior Agreement, and the Prior Agreement is hereby terminated. After the date of this Agreement, the Company shall not enter into any agreement with any Holder or prospective Holder of any securities of the Company that would grant such Holder registration rights on a parity with or senior to those granted to the Holders hereunder without the prior written consent of the Holders at the time in question.

13.13 Further Assurances. At any time or from time to time after the date hereof, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effect the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

13.14 No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Securities in this Agreement.

[SIGNATURES APPEAR ON SUCCEEDING PAGES]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement on the date first written above.

COMPANY:

[EVERYWARE GLOBAL, INC.]

By:
Name:
Title:

HOLDERS:

CLINTON MAGNOLIA MASTER FUND, LTD.

By:
Name:
Title:

Name: Thomas J. Baldwin

MONOMOY CAPITAL PARTNERS, L.P., on behalf of itself and as Attorney-in-Fact for the Management Holders identified on the Schedule of Investors

By:
Name:
Title:

MCP SUPPLEMENTAL FUND, L.P.

By:
Name:
Title:

MONOMOY EXECUTIVE CO-INVESTMENT FUND, L.P.

By:
Name:
Title:

MONOMOY CAPITAL PARTNERS II, L.P., on behalf of itself and as Attorney-in-Fact for the Management Holders identified on the Schedule of Investors

By:
Name:
Title:

MCP SUPPLEMENTAL FUND II, L.P.

By:
Name:
Title:

Schedule of Investors

Name:	Address:
Monomoy Capital Partners, L.P.	c/o Monomoy Capital Partners 142 West 57th Street, 17th Floor New York, NY 10019

MCP Supplemental Fund, L.P.	c/o Monomoy Capital Partners 142 West 57th Street, 17th Floor New York, NY 10019

Monomoy Executive Co-Investment Fund, L.P.	c/o Monomoy Capital Partners 142 West 57th Street, 17th Floor New York, NY 10019

Monomoy Capital Partners II, L.P.	c/o Monomoy Capital Partners 142 West 57th Street, 17th Floor New York, NY 10019

MCP Supplemental Fund II, L.P.	c/o Monomoy Capital Partners 142 West 57th Street, 17th Floor New York, NY 10019

Clinton Magnolia Master Fund, Ltd.	9 West 57th Street New York, NY 10019

Thomas J. Baldwin	9 West 57th Street New York, NY 10019

Management Holders:
[Add individuals for whom Monomoy Capital Partners, L.P. and Monomoy Capital Partners II, L.P., will sign under Letter of Transmittal Power of Attorney]	[___________] [___________]

Exhibit A

Addendum Agreement

This Addendum Agreement (“Addendum Agreement”) is executed on _______, 20__, by the undersigned (the “New Holder”) pursuant to the terms of that certain Amended and Restated Registration Rights Agreement dated as of [_____], 2013 (the “Agreement”), by and among the Company and the Holders identified therein, as such Agreement may be amended, supplemented or otherwise modified from time to time. Capitalized terms used but not defined in this Addendum Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Addendum Agreement, the New Holder agrees as follows:

1.1	Acknowledgment. New Holder acknowledges that New Holder is acquiring certain shares of the Common Stock of the Company (the “Stock”) [or other equity securities of the Company that are convertible, exercisable or exchangeable for shares of Common Stock of the Company (the “Convertible Securities”)] as a transferee of such Stock [or Convertible Securities] from a party in such party’s capacity as a “Holder” under the Agreement, and after such transfer, New Holder shall be considered a “Holder” for all purposes under the Agreement.

1.2	Agreement. New Holder hereby (a) agrees that the Stock [or Convertible Securities] shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if the New Holder were originally a party thereto.

1.3	Notice. Any notice required or permitted by the Agreement shall be given to New Holder at the address or facsimile number listed below New Holder’s signature below.

NEW HOLDER:	ACCEPTED AND AGREED:

Print Name: _________________________	[EVERYWARE GLOBAL, INC.]

By: ________________________________	By: __________________________

Name: ______________________________	Name: ________________________

Title: _______________________________	Title: _________________________

Address:_____________________________
____________________________________

Facsimile Number: ____________________

EXHIBIT F

Monomoy Capital Partners, L.P.

MCP Supplemental Fund, L.P.

 Monomoy Executive Co-Investment Fund, L.P.

Monomoy Capital Partners II, L.P.

 MCP Supplemental Fund II, L.P.

142 West 57th Street, 17th Floor

 New York, NY 10019

[___________], 2013

[ROI Acquisition Corp.]1

[__________]

[__________]

Attention: [__________]

Reference: Business Combination Agreement and Plan of Merger, dated as of January 31, 2013, by and among ROI Acquisition Corp. (the “Company”) and the other parties thereto (the "Merger Agreement"). Each capitalized term used but not defined herein has the meaning ascribed to such term in the Merger Agreement.

Ladies and Gentlemen:

Each of the MCP Funds hereby agrees with the Company that it will not vote any shares of Parent Common Stock which it Beneficially Owns in favor of any proposal to destagger or declassify the Parent Board which would take effect prior to the third (3rd) anniversary of the Closing Date. As used herein, "Beneficially Own" means that any of the foregoing MCP Funds has or shares the right, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to vote shares of capital stock of the Company.

[Signature Page Follows]

1 Note: Name to be changed.

EXHIBIT F

Very truly yours,

MONOMOY CAPITAL PARTNERS, L.P.

By: Monomoy General Partner, L.P.
Its: General Partner

By: Monomoy Ultimate GP, LLC
Its: General Partner

By:
Name: Daniel Collin
Its: Partner

as a tenant in common with:

MCP SUPPLEMENTAL FUND, L.P.

By: Monomoy General Partner, L.P.
Its: General Partner

By: Monomoy Ultimate GP, LLC
Its: General Partner

By:
Name: Daniel Collin
Its: Partner

and as a tenant in common with:

MONOMOY EXECUTIVE CO-INVESTMENT FUND, L.P.

By: Monomoy General Partner, L.P.
Its: General Partner

By: Monomoy Ultimate GP, LLC
Its: General Partner

By:
Name: Daniel Collin
Its: Partner